Statement of Additional Information dated 05/01/2006 for
Government Securities Fund Class A

Supplement to SAI dated 07/12/2006

May 1, 2006

STATEMENT OF ADDITIONAL INFORMATION

LEGG MASON PARTNERS INVESTMENT FUNDS, INC.

LEGG MASON PARTNERS GOVERNMENT SECURITIES FUND

LEGG MASON PARTNERS INVESTMENT GRADE BOND FUND

125 Broad Street

New York, New York 10004

1-800-451-2010

This Statement of Additional Information (“SAI”) expands upon and supplements the information contained in the current Prospectuses of
Legg Mason Partners Investment Funds, Inc. (the “Company”) for Legg Mason Partners Investment Grade Bond Fund (“Investment Grade Bond Fund”) and Legg Mason Partners Government Securities Fund (“Government Securities
Fund”) (collectively the “Funds”), each dated May 1, 2006, and should be read in conjunction with the Funds’ Prospectuses. A Prospectus or copy of a Fund’s most recent shareholder report may be obtained from a
Smith Barney Financial Advisor, a PFS Investments Inc. (“PFS”) Registered Representative, a broker/dealer, financial intermediary or financial institution (each called a “Service Agent”) or by writing or calling the Company at the address or telephone number listed above. This SAI, although not in itself a prospectus, is incorporated by reference in its entirety into each Fund’s Prospectus.

Each Fund is a series of an open-end, management investment company, known as a mutual fund. Each Fund is a diversified fund, which means that with respect to 75% of its total assets, the Fund will not invest more than 5%
of its assets in the securities of any single issuer or hold more than 10% of the outstanding voting securities of any single issuer (other than, in each case, securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities).

DIRECTORS AND OFFICERS OF THE COMPANY

The business and affairs of the Funds are managed under the direction of the Company’s Board of Directors. The officers of the Company are responsible for overseeing each Fund’s day-to-day operations. The names of the Directors and executive officers of the Company, together with information as to their principal business occupations during the past five years, are set forth below. The officers of the Funds are employees of organizations that provide services to the Funds.

Name, Address, and Year of Birth

Position(s) Held with Fund

Term of Office and Length of Time Served*

Principal Occupation(s) During Past 5 Years

Number of Portfolios in the Fund Complex Overseen by Director

Other Directorships Held by Director

Independent Directors

Paul R. Ades

Paul R. Ades, PLLC

181 West Main Street

Suite C

Babylon, NY 11702

Birth year: 1940

Director

Since 1994

Law firm of Paul R. Ades, PLLC (April 2000 to present)

15

None

Dwight B. Crane

Harvard Business School

Soldiers Field

Baker Library #337

Boston, MA 02163

Birth year: 1937

Director

Since 1981

Professor, Harvard Business School

46

None

Frank G. Hubbard

c/o Legg Mason Partners

Mutual Funds

125 Broad Street

New York, NY 10004

Birth year: 1937

Director

Since 1993

President of Avatar International Inc. (business development)

15

None

Jerome H. Miller

c/o Legg Mason Partners

Mutual Funds

125 Broad Street

New York, NY 10004

Birth year: 1938

Director

Since 1998

Retired

15

None

Ken Miller

Young Stuff Apparel

Group, Inc.

930 Fifth Avenue

New York, NY 10021

Birth year: 1942

Director

Since 1994

President of Young Stuff Apparel Group, Inc. (since 1963)

15

None

Interested Director

R. Jay Gerken**

Citigroup Asset

Management (“CAM”)

399 Park Avenue, 4th Floor

New York, NY 10022

Birth year: 1951

Chairman, President and Chief Executive Officer

Since 2002

Managing Director of CAM; President and Chief Executive Officer of Smith Barney Fund Management LLC (“SBFM” or the “manager”) and Citi Fund Management, Inc.
(“CFM”); Chairman, President and Chief Executive Officer of certain mutual funds associated with Legg Mason, Inc. (“Legg Mason”); formerly portfolio manager of Smith Barney Allocation Series Inc. (from 1996 to
2001)

169

Trustee, Consulting Group Capital Markets Funds

*

Directors and officers serve until their successors have been duly elected and qualified.

**

Mr. Gerken is an “Interested Director” of the Company as defined in the Investment Company Act of 1940, as amended (“1940 Act”), because he is an officer of SBFM and certain of its affiliates.

Name, Address, and Year of Birth

Position(s) Held with Fund

Term of Office and Length of Time Served*

Principal Occupation(s) During Past 5 Years

Number of Portfolios in the Fund Complex Overseen by Director

Other Directorships Held by Director

Executive Officers

Ted P. Becker CAM 399 Park Avenue New York, NY 10022 Birth Year: 1951

Chief Compliance Officer

Since 2006

Managing Director of Compliance at CAM; Chief Compliance Officer with certain mutual funds associated with Legg Mason; Managing Director of Compliance at CAM (2002-2005); Prior to 2002, Managing
Director-Internal Audit & Risk Review at Citigroup Inc.

N/A

N/A

John Chiota CAM 100 First Stamford Place 5th Floor Stamford, CT 06902 Birth Year: 1968

Chief Anti-Money Laundering Compliance Officer

Since 2006

Vice President of CAM; Chief Anti-Money Laundering Compliance Officer with certain mutual funds associated with CAM; prior to August 2004, Chief AML Compliance Officer with TD
Waterhouse.

N/A

N/A

Steven Frank CAM 125 Broad Street New York, NY 10004 Birth year: 1967

Controller

Since 2005

Vice President of CAM; Controller of certain mutual funds associated with Legg Mason

N/A

N/A

Robert I. Frenkel CAM 300 First Stamford Place 4th Floor Stamford, CT 06902 Birth year: 1954

Secretary and Chief Legal Officer

Since 2003

Managing Director and General Counsel of Global Mutual Funds for CAM and its predecessor (since 1994); Secretary of CFM; Secretary and Chief Legal Officer of certain mutual funds associated with
Legg Mason

N/A

N/A

Kaprel Ozsolak CAM 125 Broad Street 9th Floor New York, NY 10004 Birth year: 1965

Chief Financial Officer and Treasurer

Since 2004

Vice President of CAM; Chief Financial Officer and Treasurer of certain mutual funds associated with Legg Mason; Controller of certain mutual funds associated with Legg Mason

N/A

N/A

Andrew B. Shoup CAM 125 Broad Street, 10th Floor New York, NY 10004 Birth year: 1956

Senior Vice President and Chief Administrative Officer

Since 2003

Director of CAM; Senior Vice President and Chief Administrative Officer of mutual funds associated with Legg Mason; Head of International Funds Administration of CAM (from 2001 to 2003);
Director of Global Funds Administration of CAM (from 2000 to 2001)

N/A

N/A

*

Directors and officers serve until their successors have been duly elected and qualified.

The following table shows the amount of equity securities beneficially owned by the Directors in the Funds and in other investment companies associated with Legg Mason supervised by the Directors as of December 31, 2005:

Name of Director

Dollar Range of Equity Securities Owned in Government Securities Fund

Dollar Range of Equity Securities Owned in Investment Grade Bond Fund

Aggregate Dollar Range of Equity Securities in Registered Investment Companies Overseen by Director

Interested Director

R. Jay Gerken

$
50,001-$100,000

None

Over $100,000

Independent Directors

Paul R. Ades

None

$
10,001-$50,000

Over $100,000

Dwight B. Crane

None

None

Over $100,000

Frank G. Hubbard

None

None

$50,001-$100,000

Jerome H. Miller

None

None

Over $100,000

Ken Miller

None

None

$10,001-$50,000

As of December 31, 2005, none of the Directors who are not “interested persons” (as defined in the 1940 Act) of the Funds or the manager (“Independent Directors”), or their immediate family members owned beneficially or of record any securities of the manager, the distributors of the Funds, or in a person (other than a registered investment company) directly or indirectly controlling, controlled by or under common control with any of them.

The Company has an Audit Committee and a Nominating Committee. The members of the Audit Committee and the Nominating Committee consist of all of the Independent Directors of the Company, namely Messrs. Ades, Crane,
Hubbard, J. Miller and K. Miller.

In accordance with
its written charter adopted by the Board of Directors, the Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Funds. The
Audit Committee oversees the scope of the Funds’ audits, the Funds’ accounting and financial reporting policies and practices and their internal controls. The Audit Committee approves, and recommends to the Board of Directors of the
Company for its ratification, the selection, appointment, retention or termination of the Company’s independent registered public accounting firm and approves the compensation of the independent registered public accounting firm. The Audit
Committee also approves all audit and permissible non-audit services provided to the Funds by the independent registered public accounting firm and all permissible non-audit services provided by the Company’s independent registered public accounting firm to SBFM and any affiliated service providers if the engagement relates directly to the Funds’ operations and financial reporting. During the Funds’ most recent fiscal year, the Audit Committee met twice.

The Nominating Committee is charged with the duty of making all nominations for Independent Directors to the Board of Directors. The Nominating Committee will consider nominees recommended by the Funds’ shareholders when a vacancy becomes available. Shareholders who wish to recommend a nominee should send nominations to the Company’s Secretary. The Nominating Committee did not meet during the Funds’ most recent fiscal year.

No officer, director or employee of Legg Mason or any parent or subsidiary receives any compensation from the Company for serving as an officer or
Director of the Company. The funds served by the Independent Directors pay each Independent Director an aggregate fee apportioned among the funds based on fund asset size of $43,000 per annum plus $5,200 per one-day and $7,800 per two-day meeting attended, plus $500 per telephone meeting attended, and reimburse travel and out-of-pocket expenses. For the calendar year ended December 31, 2005, such expenses totaled $6,906.

For the fiscal year ended December 31, 2005, the Directors were paid the compensation listed below for service as a Director of the Company and as trustee or director of other funds in the complex.

COMPENSATION TABLE

Independent Directors

Aggregate Compensation From Government Securities Fund

Aggregate Compensation From Investment Grade Bond Fund

Total Pension or Retirement Benefits Paid as Part of Fund Expenses

Total Compensation From Fund Complex Paid to Directors in Fiscal Year Ended 12/31/05(1)

Number of Portfolios in Fund Complex Served by Directors

Paul R. Ades

$
7,134

$
8,815

$
0

$
77,600

15

Dwight B. Crane

$
6,871

$
8,552

$
0

$
233,300

46

Frank G. Hubbard

$
6,886

$
8,567

$
0

$
74,700

15

Jerome Miller

$
6,852

$
8,533

$
0

$
74,200

15

Ken Miller

$
6,886

$
8,567

$
0

$
74,700

15

Interested Director

R. Jay Gerken(2)

$
0

$
0

$
0

$
0

171

(1)

In addition to the amounts set forth above, Messrs. Ades, Crane, Hubbard, J. Miller and K. Miller received $22,900, $62,500, $43,200, $21,200 and $21,200, respectively, during the calendar year ended December 31, 2005 for service as Directors in attending additional meetings relating to the approval of policies and procedures under Rule 38a-1, certain other regulatory issues and the consideration of new custody, transfer agency and accounting arrangements for the Fund. Those amounts were borne by Citigroup Global Markets Inc. (“CGMI”) and SBFM and not the Funds.

(2)

Mr. Gerken is not compensated for his service as a Director because of his affiliation with the manager.

During the year in which they attain age 80, Directors are required to change to emeritus status. Directors Emeritus are entitled to serve in emeritus status for a maximum of 10 years during which time they are paid
50% of the annual retainer fee and meeting fees otherwise applicable to the Directors, together with reasonable out-of-pocket expenses for each meeting attended. Directors Emeritus received $87,000 from the Fund Complex for the calendar year ended
December 31, 2005.

As of March 30, 2006, the
Directors and officers of the Company, as a group, owned less than 1% of the outstanding common stock of the Company.

As of March 30, 2006, to the knowledge of the manager, no single shareholder or group (as the term is used in Section 13(d) of the Securities
Exchange Act of 1934, as amended (the “1934 Act”)) owned beneficially or of record 5% or more of the outstanding shares of a Fund, with the exception of the following:

Fund

Class

Percent

Name

Address

Legg Mason Partners Investment Grade Bond Fund

A

33.5955%

PFPC Brokerage

  PFPC Brokerage Services   Main
Office   FBO Primerica Financial Services   211 South Gulph
Rd King of Prussia, PA 19406-3101

A

12.2199%

CitiStreet Retirement

  Citistreet Retirement Trust Account   Citigroup
Institutional Trust   400 Atrium Dr   Somerset, NJ
08873-4172

A

9.4147%

Travelers Insurance Co.

  Travelers Insurance Company   Attn: Shareholder
Accounting   P.O. Box 990027   Hartford, CT
06199-0027

B

53.1364%

PFPC Brokerage

  PFPC Brokerage Services   Main
Office   FBO Primerica Financial Services   211 South Gulph
Rd King of Prussia, PA 19406-3101

Fund

Class

Percent

Name

Address

Legg Mason Partners Investment Grade Bond Fund

Y

19.8218%

Smith Barney Scholars

  Smith Barney Scholars Choice   Portfolio Four
(Balanced)   State Street Bank: James Casey   Two World
Financial Center 225 Liberty Street, 24th flr New York, NY 10281-2606

Y

12.4266%

Smith Barney

  Smith Barney   Illinois College Pro Port
1   State Street Bank: James Casey   Two World Financial
Center 225 Liberty Street, 24th flr New York, NY 10281-2606

Y

9.6391%

Smith Barney

  Smith Barney   Scholar’s Choice Portfolio
Two   State Street Bank: James Casey   Two World Financial
Center 225 Liberty Street, 24th flr New York, NY 10281-2606

Y

9.3227%

Smith Barney

  Smith Barney   Scholar’s Choice Portfolio
3   State Street Bank: James Casey   Two World Financial
Center 225 Liberty Street, 24th flr New York, NY 10281-2606

Y

9.2286%

Smith Barney

  Smith Barney   Illinois College Pro Port
2   State Street Bank: James Casey   Two World Financial
Center 225 Liberty Street, 24th flr New York, NY 10281-2606

Y

8.7502%

Smith Barney

  Smith Barney   Illinois College Pro Port
4   State Street Bank: James Casey   Two World Financial
Center 225 Liberty Street, 24th flr New York, NY 10281-2606

Y

7.9508%

Smith Barney

  Smith Barney   Illinois College Pro Port
3   State Street Bank: James Casey   Two World Financial
Center 225 Liberty Street, 24th flr New York, NY 10281-2606

Y

6.2657%

Smith Barney

  Smith Barney   Scholars Choice Portfolio
Five   State Street Bank: James Casey   Two World Financial
Center 225 Liberty Street, 24th flr New York, NY 10281-2606

Fund

Class

Percent

Name

Address

Legg Mason Partners Investment Grade Bond Fund

Y

6.2416%

Smith Barney

  Smith Barney   Scholars Choice Portfolio
One   State Street Bank: James Casey   Two World Financial
Center 225 Liberty Street, 24th flr New York, NY 10281-2606

Legg Mason Partners Government Securities Fund

1

99.9993%

PFPC Brokerage

  PFPC Brokerage Services   Main Office
FBO Primerica Financial Services 211 South Gulph Rd King of Prussia, PA 19406-3101

A

28.2579%

PFPC Brokerage

  PFPC Brokerage Services   Main Office
FBO Primerica Financial Services 211 South Gulph Rd King of Prussia, PA 19406-3101

A

5.6198%

CitiStreet Retirement

  CitiStreet Retirement Trust Account   Citigroup
Institutional Trust   400 Atrium Dr   Somerset, NJ
08873-4172

B

61.0635%

PFPC Brokerage

  PFPC Brokerage Services   Main Office
FBO Primerica Financial Services 211 South Gulph Rd King of Prussia, PA 19406-3101

Y

94.1162%

State Street Bank

  State Street Bank Trust Cust   FBO Citigroup 401K
Plan   105 Rosemont Ave   Westwood, MA
02090-2318

Investment Manager

SBFM serves as investment manager to each Fund pursuant to separate investment management agreements (the “Investment Management Agreements”) with the Funds that were approved by the Board of Directors, including a majority of the Independent Directors, on August 1, 2005 and by the Fund’s
shareholders on November 29, 2005. The manager is an indirect wholly-owned subsidiary of Legg Mason. Prior to December 1, 2005, the manager was an indirect wholly-owned subsidiary of Citigroup Inc. (“Citigroup”).

Under each Investment Management Agreement, subject to the
supervision and direction of the Company’s Board of Directors, the manager manages the Fund’s portfolio in accordance with the Fund’s stated investment objective and policies, makes investment decisions for the Fund and places orders to purchase and sell securities. The manager also performs administrative and management services necessary for the operation of the Fund, such as (i) supervising the overall administration of the Fund, including negotiation of contracts and fees with and the monitoring of performance and billings of the Fund’s transfer agent, shareholder servicing agents, custodian and other independent contractors or agents; (ii) providing certain compliance, fund accounting, regulatory reporting, and tax reporting services; (iii) preparing or participating in the preparation of Board materials, registration statements, proxy statements and reports and other communications to shareholders; (iv) maintaining the Fund’s existence, and (v) maintaining the registration and qualification of the Fund’s shares under federal and state laws.

SBFM (through its predecessor entities) has been in the investment counseling business since 1968 and renders investment advice to a wide variety of individual, institutional and investment company clients that had aggregate assets under management as of September 30, 2005 of approximately $111.1 billion. Legg Mason, whose principal executive offices are at 100 Light Street, Baltimore, Maryland
21202, is a financial services holding company. As of December 31, 2005, Legg Mason’s asset management operation had aggregate assets under management of approximately $850.8 billion.

As compensation for investment advisory services rendered to
Government Securities Fund, prior to December 1, 2005, the Fund paid SBFM a fee computed daily and paid monthly at the following annual rates of average daily net assets: 0.35% up to $2 billion; 0.30% on the next $2 billion; 0.25% on the next
$2 billion; 0.20% on the next $2 billion; and 0.15% on net assets thereafter.

As compensation for investment advisory services rendered to Investment Grade Bond Fund, prior to December 1, 2005, the Fund paid SBFM a fee computed daily and paid monthly at the following annual rates of average daily net assets: 0.45% up to $500 million and 0.42% on net assets thereafter.

For the fiscal years ended December 31, 2003, 2004 and 2005, the Funds accrued advisory fees as follows:

Fund

2003

2004

2005

Investment Grade Bond Fund

$
4,013,709

$
4,213,899

$
3,901,629

Government Securities Fund

$
3,239,211

$
2,853,415

$
2,283,080

SBFM also served as administrator to Investment Grade Bond Fund and Government Securities Fund pursuant to written agreements with the Company on behalf of each Fund (each, an “Administration Agreement”).
As compensation for administrative services rendered to the Government Securities Fund, prior to December 1, 2005, SBFM received a fee computed daily and paid monthly at the annual rate of 0.20% of the value of the Fund’s average daily net assets. As compensation for administrative services rendered to the Investment Grade Bond Fund, prior to December 1, 2005, SBFM received a fee computed daily and paid monthly at the annual rate of 0.20% of the value of the Fund’s average daily net assets up to and including $500 million and 0.18% on net assets in excess of $500 million.

For the fiscal years ended December 31, 2003, 2004 and 2005, each Fund paid administrative fees to SBFM as set forth below:

Fund

2003

2004

2005

Investment Grade Bond Fund

$
1,755,875

$
1,841,671

$
1,704,807

Government Securities Fund

$
1,850,978

$
1,630,523

$
1,304,617

As of December 1, 2005, as compensation for investment management services rendered to each Fund, each Fund pays SBFM a management fee computed daily and paid monthly at the annual rates of average daily net assets set forth below:

Fund

Management Fee Rate

(as a % of average daily net assets)

Investment Grade Bond Fund

  First $

500 million;

Over $500 million

0.65

0.60

Government Securities Fund

  First $

2 billion;

Next $2 billion;

Next $2 billion;

Next $2 billion;

Over $8 billion

0.55

0.50

0.45

0.40

0.35

For the period December 1, 2005 through December 31, 2005, each Fund paid management fees to SBFM as follows:

Fund

Management Fees

Investment Grade Bond Fund

$
515,054

Government Securities Fund

$
294,582

Each Investment Management Agreement has an initial term of two years and will continue in effect for year to year thereafter provided such continuance is specifically approved at least annually (a) by the Company’s Board or by a majority of the outstanding voting securities of the Fund (as defined in the 1940 Act), and (b) in either event, by a majority of the Independent Directors with such Independent Directors casting votes in person at a meeting called for such purpose. Each Fund or the manager may terminate the Investment Management Agreement on 60 days’ written notice without penalty. The Investment Management Agreement will terminate automatically in the event of assignment (as defined in the 1940 Act).

Each Fund bears expenses incurred in its operations including: taxes, interest, brokerage fees and commissions, if any; fees of Directors of the Fund who are not officers, directors, shareholders or employees of Legg Mason or the manager; Securities and Exchange Commission (“SEC”) fees and state Blue Sky fees; charges of custodians; transfer and dividend disbursing agent’s fees; certain insurance premiums; outside auditing and legal expenses; costs of maintaining corporate existence; costs of investor services (including allocated telephone and personnel expenses); costs of preparing and printing of prospectuses for regulatory purposes and for distribution to existing shareholders; costs of shareholders’ reports and shareholder meetings; and meetings of the officers or Board of Directors of the Fund.

Code of Ethics

Pursuant to Rule 17j-1 under the 1940 Act, the Funds, the manager and the distributors have adopted codes of ethics that permit their respective personnel to invest in securities for their own accounts, including securities that may be purchased or held by the Funds. All personnel must place the interests of clients first and avoid activities, interests and relationships that might interfere with the duty to make decisions in the best interests of the clients. All personal securities transactions by employees must adhere to the requirements of the codes and must be conducted in such a manner as to avoid any actual or potential conflict of interest, the appearance of such a conflict, or the abuse of an employee’s position of trust and responsibility.

Copies of the codes of ethics of the Funds, the manager and the distributors are on file with the SEC.

Proxy Voting Guidelines & Procedures

Although individual Directors may not agree with particular policies or votes by the manager, the Board has approved delegating proxy voting discretion to the manager believing that the manager should be responsible for voting because it is a matter relating to the investment decision making process.

Attached as Appendix B is a summary of the guidelines and procedures that each Fund uses to determine how to vote proxies relating to portfolio securities, including the procedures that the Fund uses when a vote presents a conflict between the interests of Fund shareholders, on the one hand, and those of the manager or any affiliated person of the Fund or the manager, on the other. This summary of the guidelines gives a general indication as to how the manager will vote proxies relating to portfolio securities on each issue listed. However, the guidelines do not address all potential voting issues or the intricacies that may surround individual proxy votes. For that reason, there may be instances in which votes may vary from the guidelines presented. Notwithstanding the foregoing, the manager always endeavors to vote proxies relating to portfolio securities in accordance with the Fund’s investment objective.

Information on how each Fund voted proxies relating to portfolio securities during the most recent 12-month period ended June 30 and a description of the policies and procedures that the manager uses to determine how to vote proxies relating to portfolio securities is available (1) without charge, upon request, by calling 1-800-451-2010, (2) on the Fund’s website at
http://www.leggmason.com/InvestorServices and (3) on the SEC’s website at http://www.sec.gov. Proxy voting reports for the period ending June 30, 2005 will continue to be listed under each Fund’s former Smith Barney name.

PORTFOLIO MANAGER DISCLOSURE

Each Fund is managed by a team of portfolio managers, sector specialists and other investment professionals. Senior portfolio managers serve as co-team leaders responsible for day-to-day strategic oversight of the Fund’s investments and for supervising the day-to-day operations of the various sector specialist teams dedicated to the specific asset classes in which the Fund invests. One senior portfolio manager is responsible for portfolio structure, including sector allocation, duration weighting and term structure decisions.

Other Accounts
Managed by Portfolio Managers

The table below
identifies, for each portfolio manager, the number of accounts (other than the Funds with respect to which information is provided) for which the portfolio manager has day-to-day management responsibilities and the total assets in such accounts, within each of the following categories: registered investment companies, other pooled investment vehicles, and other accounts. No accounts had fees based on performance.

Fund

Portfolio Manager(s)

Registered Investment Companies

Other Pooled Investment Vehicles

Other Accounts

Government Securities Fund

S. Kenneth Leech

36 registered investment companies with $23.6 billion in total assets under management

19 other pooled investment vehicles with $19.8 billion in assets under management

740 other accounts with $205.7 billion in total assets under management

Stephen A. Walsh

36 registered investment companies with $23.6 billion in total assets under management

19 other pooled investment vehicles with $19.8 billion in assets under management

740 other accounts with $205.7 billion in total assets under management

Carl L. Eichstaedt

6 registered investment companies with $1.4 billion in total assets under management

No other pooled investment vehicles

87 other accounts with $20.5 billion in total assets under management

Ronald D. Mass

1 registered investment company with $173.3 million in total assets under management

No other pooled investment vehicles

9 other accounts with $4.8 billion in total assets under management

Mark Lindbloom

14 registered investment companies with $5.4 million in total assets under management

1 other pooled investment vehicles with $0.2 million in assets under management

11 other accounts with $2.1 million in total assets under management

Fund

Portfolio Manager(s)

Registered Investment Companies

Other Pooled Investment Vehicles

Other Accounts

Investment Grade Bond Fund

S. Kenneth Leech

36 registered investment companies with $23.6 billion in total assets under management

19 other pooled investment vehicles with $19.8 billion in assets under management

740 other accounts with $205.7 billion in total assets under management

Stephen A. Walsh

36 registered investment companies with $23.6 billion in total assets under management

19 other pooled investment vehicles with $19.8 billion in assets under management

740 other accounts with $205.7 billion in total assets under management

James V. Nelson

2 registered investment companies with $534.3 billion in total assets under management

No other pooled investment vehicles

11 other accounts with $2.1 billion in total assets under management

Jeffrey D. Van Schaick

2 registered investment companies with $534.3 million in total assets under management

No other pooled investment vehicles

11 other accounts with $2.1 billion in total assets under management

Carl L. Eichstaedt

6 registered investment companies with $1.4 billion in total assets under management

No other pooled investment vehicles

87 other accounts with $20.5 billion in total assets under management

Note: The numbers above on this page reflect the overall number of portfolios managed by Western Asset Management Company (“WAMCO”) of which all the portfolio managers serve as portfolio managers. The senior portfolio managers are involved in the management of all WAMCO’s portfolios, but they are not solely responsible for particular portfolios. WAMCO’s investment discipline emphasizes a team approach that combines the efforts of groups of specialists working in different market sectors. The individuals that have been identified are responsible for overseeing implementation of the WAMCO’s overall investment ideas and coordinating the work of the various sector teams. This structure ensures that client portfolios benefit from a consensus that draws on the expertise of all team members.

Portfolio Manager Compensation

With respect to the compensation of the portfolio managers, the manager’s compensation system assigns each employee a total compensation “target” and a respective cap, which are derived from annual market surveys that benchmark each role with their job function and peer universe. This method is designed to reward employees with total compensation reflective of the external market value of their skills, experience, and ability to produce desired results.

Standard compensation includes competitive base salaries, generous employee benefits, and a retirement plan.

In addition, employees are eligible for bonuses. These are structured to closely align the interests of employees with those of the manager, and are determined by the professional’s job function and performance as measured by a formal review process. All bonuses are completely discretionary. One of the principal factors considered is a portfolio manager’s investment performance versus appropriate peer groups and benchmarks. Because portfolio managers are generally responsible for multiple accounts (including the Funds) with similar investment strategies, they are compensated on the performance of the aggregate group of similar accounts, rather than a specific account. A smaller portion of a bonus payment is derived from factors that include client service, business development, length of service to the manager, management or supervisory responsibilities, contributions to developing business strategy and overall contributions to the manager’s business.

Finally, in order to attract and retain top talent, all professionals are eligible for additional incentives in recognition of outstanding performance. These are determined based upon the factors described above and include Legg Mason stock options and long-term incentives that vest over a set period of time past the award date.

Potential Conflicts of Interest

Potential conflicts of interest may arise in connection with the management of multiple accounts (including accounts managed in a personal capacity). These could include potential conflicts of interest related to the knowledge and timing of a Fund’s trades, investment opportunities and broker selection.
Portfolio managers may be privy to the size, timing and possible market impact of a Fund’s trades.

It is possible that an investment opportunity may be suitable for both a Fund and other accounts managed by a portfolio manager, but may not be available in sufficient quantities for both the Fund and the other accounts to participate fully. Similarly, there may be limited opportunity to sell an investment held by a Fund and another account. A conflict may arise where the portfolio manager may have an incentive to treat an account preferentially as compared to a Fund because the account pays a performance-based fee or the portfolio manager, the manager or an affiliate has an interest in the account. The manager has adopted procedures for allocation of portfolio transactions and investment opportunities across multiple client accounts on a fair and equitable basis over time. All eligible accounts that can participate in a trade share the same price on a pro-rata allocation basis in an attempt to mitigate any conflict of interest. Trades are allocated among similarly managed accounts to maintain consistency of portfolio strategy, taking into account cash availability, investment restrictions and guidelines, and portfolio composition versus strategy.

With respect to
securities transactions for the Funds, the manager determines which broker or dealer to use to execute each order, consistent with its duty to seek best execution of the transaction. However, with respect to certain other accounts (such as pooled investment vehicles that are not registered investment companies and other accounts managed for organizations and individuals), the manager may be limited by the client with respect to the selection of brokers or dealers or may be instructed to direct trades through a particular broker or dealer. In these cases, trades for a Fund in a particular security may be placed separately from, rather than aggregated with, such other accounts. Having separate transactions with respect to a security may temporarily affect the market price of the security or the execution of the transaction, or both, to the possible detriment of a Fund or the other account(s) involved. Additionally, the management of multiple Funds and/or other accounts may result in a portfolio manager devoting unequal time and attention to the management of each Fund and/or other account.

It is theoretically possible that portfolio managers could use information to the advantage of other accounts they manage and to the possible detriment of a Fund. For example, a portfolio manager could sell short a security for an account immediately prior to a Fund’s sale of that security. To address this conflict, the manager has adopted procedures for reviewing and comparing selected trades of alternative investment accounts (which may make directional trades such as short sales) with long-only accounts (which include the Funds) for timing and pattern related issues. Trading decisions for alternative investment and long-only accounts may not be identical even though the same portfolio manager may manage both types of accounts. Whether the manager allocates a particular investment opportunity to only alternative investment accounts or to alternative investment and long-only accounts will depend on the investment strategy being implemented. If, under the circumstances, an investment opportunity is appropriate for both its alternative investment and long only accounts, then it will be allocated to both on a pro-rata basis.

A portfolio manager may also face other potential conflicts of interest in managing a Fund, and the description above is not a complete description of every conflict of interest that could be deemed to exist in managing both a Fund and the other accounts listed above.

Portfolio Manager Securities Ownership

The table below identifies ownership of Fund securities as of
December 31, 2005, by each portfolio manager.

Fund

Portfolio Manager

Dollar Range of Ownership of Securities

Government Securities Fund

S. Kenneth Leech

None

Stephen A. Walsh

None

Carl L. Eichstaedt

None

Ronald D. Mass

None

Mark Lindbloom

None

Investment Grade Bond Fund

S. Kenneth Leech

None

Stephen A. Walsh

None

James V. Nelson

None

Jeffrey D. Van Schaick

None

Carl L. Eichstaedt

None

INVESTMENT OBJECTIVES AND MANAGEMENT POLICIES

Each Fund’s Prospectus discusses the investment objectives and the policies it employs to achieve such objectives. The following discussion supplements the description of each Fund’s investment objectives and management policies contained in the Prospectuses. The Funds may engage in these and any other practices not prohibited by their investment restrictions. For further information regarding the risks associated with these practices, see
“Risk Factors” below.

Equity Securities (Investment
Grade Bond Fund)

Common
Stocks    Common stocks are shares of a corporation or other entity that entitle the holder to a pro rata share of the profits of the corporation, if any, without preference over any other shareholder or class of shareholders, including holders of the entity’s preferred stock and other senior equity. Common stock usually carries with it the right to vote and frequently an exclusive right to do so.

Preferred Stocks and Convertible
Securities    Convertible debt securities and preferred stock entitle the holder to acquire the issuer’s stock by exchange or purchase for a predetermined rate. Convertible securities are subject both to the credit and interest rate risks associated with fixed income securities and to the stock market risk associated with equity securities.

Warrants    Warrants acquired by the Fund entitle it to buy common stock from the issuer at a specified price and time.
Warrants are subject to the same market risks as stocks, but may be more volatile in price. A Fund’s investment in warrants will not entitle it to receive dividends or exercise voting rights and will become worthless if the warrants cannot be profitably exercised before the expiration dates. Warrants acquired by the

 Fund in units
or attached to securities will be deemed to be without value for purposes of this restriction. These limits are not fundamental policies of the Fund and may be changed by the Board of Directors without shareholder approval.

REITs    Real estate investment trusts
(“REITs”) are pooled investment vehicles that invest in real estate or real estate loans or interests. Investing in REITs involves risks similar to those associated with investing in equity securities of small capitalization companies.
REITs are dependent upon management skills, are not diversified, and are subject to risks of project financing, default by borrowers, self-liquidation, and the possibility of failing to qualify for the exemption from taxation on distributed amounts under the Internal Revenue Code of 1986, as amended (the “Code”).

Fixed Income Securities (Both Funds)

Corporate Debt Obligations    Corporate debt obligations are subject to the risk of an issuer’s inability to meet principal and/or interest payments on the obligations and may also be subject to price volatility due to such factors as market interest rates, market perception of the creditworthiness of the issuer and general market liquidity. Zero coupon securities are securities sold at a discount to par value and on which interest payments are not made during the life of the security.

U.S. Government Securities    The U.S. Government securities in which the Funds may invest include bills, certificates of indebtedness, and notes and bonds issued by the U.S. Treasury or by agencies or instrumentalities of the U.S. Government. Some U.S. Government securities, such as U.S. Treasury bills and bonds, are supported by the full faith and credit of the U.S. Treasury; others are supported by the right of the issuer to borrow from the U.S. Treasury; others are supported by the discretionary authority of the U.S. Government to purchase the agency’s obligations; still others are supported only by the credit of the instrumentality.

Mortgage-Related Securities    The Funds
may invest in mortgage-related securities, including those representing an undivided ownership interest in a pool of mortgage loans, e.g., GNMA (“Government National Mortgage Association”), FNMA (“Federal National Mortgage
Association”), FHLMC (“Federal Home Loan Mortgage Corporation”) Certificates. Mortgage loans made by banks, savings and loan institutions, and other lenders are often assembled into pools, which are issued or guaranteed by an agency or instrumentality of the U.S. Government, though not necessarily by the U.S. Government itself. Interests in such pools are collectively referred to as “mortgage-related securities.”

Mortgage-related securities are characterized by monthly payments to the holder, reflecting the monthly payments made by the borrowers who received the underlying mortgage loans. The payments to the securityholders (such as the Funds), like the payments on the underlying loans, represent both principal and interest.
Although the underlying mortgage loans are for specified periods of time, such as 20 or 30 years, the borrowers can, and typically do, pay them off sooner. Thus, the securityholders frequently receive prepayments of principal in addition to the principal which is part of the regular monthly payment. A borrower is more likely to prepay a mortgage which bears a relatively high rate of interest. This means that in times of declining interest rates, some of a Fund’s higher yielding securities might be converted to cash, and the Fund will be forced to accept lower interest rates when that cash is used to purchase additional securities. The increased likelihood of prepayment when interest rates decline also limits market price appreciation of mortgage-related securities. If a Fund buys mortgage-related securities at a premium, mortgage foreclosures or mortgage prepayments may result in a loss to the Fund of up to the amount of the premium paid since only timely payment of principal and interest is guaranteed.

GNMA is a
wholly owned corporate instrumentality of the United States within the U.S. Department of Housing and Urban Development. GNMA’s principal programs involve its guarantees of privately issued securities backed by pools of mortgages. GNMA
Certificates (“GNMA Certificates”) are mortgage-backed securities, which evidence an undivided interest in a pool of mortgage loans. GNMA Certificates differ from bonds in that principal is paid back monthly by the borrower over the term of the loan rather than returned in a lump sum at maturity. GNMA Certificates that the Funds purchase are the “modified pass-through” type. “Modified pass-through” GNMA Certificates entitle the holder to receive a share of all interest and principal payments paid and owed on the mortgage pool net of fees paid to the issuer and GNMA, regardless of whether or not the mortgagor actually makes the payment. The National Housing Act authorizes GNMA to guarantee the timely payment of principal and interest on securities backed by a pool of mortgages insured by the Federal Housing Administration (“FHA”) or the Farmers’ Home Administration (“FMHA”), or guaranteed by the Veterans Administration (“VA”). Once a pool of such mortgages is assembled and approved by GNMA, the GNMA guarantee is backed by the full faith and credit of the U.S. Government. GNMA is also empowered to borrow without limitation from the U.S. Treasury if necessary to make any payments required under its guarantee.

The average life of a GNMA Certificate is
likely to be substantially less than the original maturity of the mortgage pools underlying the securities. Prepayments of principal by mortgagors and mortgage foreclosures will usually result in the return of the greater part of principal investment long before maturity of the mortgages in the pool. A Fund normally will not distribute principal payments (whether regular or prepaid) to its shareholders. Rather, it will invest such payments in additional mortgage-related securities of the types described above or other U.S. Government securities. Interest received by the Fund will, however, be distributed to shareholders. Foreclosures impose no risk to principal investment because of the GNMA guarantee.

As prepayment rates of the individual mortgage pools vary widely, it is not possible to predict accurately the average life of a particular issue of GNMA Certificates. However, statistics published by the FHA indicate that the average life of single-family dwelling mortgages with 25- to 30-year maturities, the type of mortgages backing the vast majority of GNMA Certificates, is approximately 12 years. Therefore, it is customary to treat GNMA Certificates as 30-year mortgage-backed securities which prepay fully in the twelfth year.

Since the inception of the GNMA mortgage-backed securities program in 1970, the amount of GNMA Certificates outstanding has grown rapidly. The size of the market and the active participation in the secondary market by securities dealers and many types of investors make GNMA Certificates highly liquid instruments.
Quotes for GNMA Certificates are readily available from securities dealers and depend on, among other things, the level of market rates, the Certificate’s coupon rate and the prepayment experience of the pool of mortgages backing each
Certificate.

FHLMC was created in 1970 to promote
development of a nationwide secondary market in conventional residential mortgages. FHLMC issues two types of mortgage pass-through securities, mortgage participation certificates (“PCs”) and guaranteed mortgage certificates
(“GMCs”). PCs resemble GNMA Certificates in that each PC represents a pro rata share of all interest and principal payments made and owed on the underlying pool. Like GNMA Certificates, PCs are assumed to be prepaid fully in their twelfth year. FHLMC guarantees timely monthly payment of interest of PCs and the ultimate payment of principal.

GMCs also represent a pro rata interest in a pool of mortgages. However, these instruments pay interest semiannually and return principal once a year in guaranteed minimum payments. The expected average life of these securities is approximately 10 years.

FNMA was established in 1938 to create a secondary market in mortgages insured by the FHA. FNMA issues guaranteed mortgage pass-through certificates
(“FNMA Certificates”). FNMA Certificates resemble GNMA Certificates in that each Certificate represents a pro rata share of all interest and principal payments made and owed on the underlying pool. FNMA guarantees timely payment of interest on FNMA Certificates and the full return of principal. Like GNMA Certificates, FNMA Certificates are assumed to be prepaid fully in their twelfth year.

The risks are greater with FHLMC and FNMA securities because, unlike GNMA securities, FHLMC and FNMA securities are not guaranteed by the full faith and credit of the U.S. Government.

Short-Term
Investments.    In certain circumstances the Funds may invest without limitation in all types of short-term money market instruments, including U.S. Government securities; certificates of deposit, time deposits and bankers’ acceptances issued by domestic banks (including their branches located outside the United States and subsidiaries located in Canada), domestic branches of foreign banks, savings and loan associations and similar institutions; high grade commercial paper; and repurchase agreements. To the extent a Fund is investing in short-term investments as a temporary defensive posture, the applicable Fund’s investment objective may not be achieved. Investment Grade Bond Fund may invest in negotiable bank certificates of deposit and bankers’ acceptances issued by domestic banks (but not their foreign branches) having total assets in excess of $1 billion.

Commercial Paper.    Commercial paper consists of short-term (usually 1 to 270 days)
unsecured promissory notes issued by corporations in order to finance their current operations. A variable amount master demand note (which is a type of commercial paper) represents a direct borrowing arrangement involving periodically fluctuating rates of interest under a letter agreement between a commercial paper issuer and an institutional lender, such as a Fund, pursuant to which the lender may determine to invest varying amounts. Transfer of such notes is usually restricted by the issuer, and there is no secondary trading market for such notes. Each Fund, therefore, may only invest in a master demand note to the extent that the investment would not violate the Fund’s limits on restricted and illiquid securities.
Investment Grade Bond Fund may invest only in commercial paper issued by domestic corporations rated in the highest two short-term ratings categories by a nationally recognized ratings organization, or, if unrated, issued by a corporation that has an outstanding debt issue rated in the highest two ratings categories by a nationally recognized statistical ratings organization (“NRSRO”).

Exchange Rate-Related Securities (Government Securities Fund).    The Fund may invest up to 5% of its net assets in U.S.
Government securities for which the principal repayment at maturity, while paid in U.S. dollars, is determined by reference to the exchange rate between the U.S. dollar and the currency of one or more foreign countries (“Exchange Rate-Related
Securities”). The interest payable on these securities is denominated in U.S. dollars, is not subject to foreign currency risks and, in most cases, is paid at rates higher than most other U.S. Government securities in recognition of the foreign currency risk component of Exchange Rate-Related Securities.

Exchange Rate-Related Securities are issued in a variety of forms, depending on the structure of the principal repayment formula. The principal repayment formula may be structured so that the security holder will benefit if a particular foreign currency to which the security is linked is stable or appreciates against the U.S. dollar. In the alternative, the principal repayment formula may be structured so that the security holder benefits if the U.S. dollar is stable or appreciates against the linked foreign currency. Finally, the principal repayment formula can be a function of more than one currency and, therefore, be designed in either of the aforementioned forms or a combination of those forms.

Investments in Exchange Rate-Related Securities
entail special risks. There is the possibility of significant changes in rates of exchange between the U.S. dollar and any foreign currency to which an Exchange Rate-Related Security is linked. If currency exchange rates do not move in the direction or to the extent anticipated at the time of purchase of the security, the amount of principal repaid at maturity might be significantly below the par value of the security, which might not be offset by the interest earned by the Fund over the term of the security. The rate of exchange between the U.S. dollar and other currencies is determined by the forces of supply and demand in the foreign exchange markets. These forces are affected by the international balance of payments and other economic and financial conditions, government intervention, speculation and other factors. The imposition or modification of foreign exchange controls by the United States or foreign governments or intervention by central banks also could affect exchange rates. Finally, there is no assurance that sufficient trading interest to create a liquid secondary market will exist for particular Exchange Rate-Related Securities due to conditions in the debt and foreign currency markets. Illiquidity in the forward foreign exchange market and the high volatility of the foreign exchange market may from time to time combine to make it difficult to sell an Exchange Rate-Related Security prior to maturity without incurring a significant price loss.

Zero Coupon Securities (Government Securities
Fund).    The Fund may invest in zero coupon bonds. A zero coupon bond pays no interest in cash to its holder during its life, although interest is accrued during that period. Its value to an investor consists of the difference between its face value at the time of maturity and the price for which it was acquired, which is generally an amount significantly less than its face value (sometimes referred to as a “deep discount” price). Because such securities usually trade at a deep discount, they will be subject to greater fluctuations of market value in response to changing interest rates than debt obligations of comparable maturities which make periodic distributions of interest. On the other hand, because there are no periodic interest payments to be reinvested prior to maturity, zero coupon securities eliminate reinvestment risk and lock in a rate of return to maturity.

Dollar Roll Transactions (Government Securities Fund).    The Fund may enter into “dollar rolls,” in which the
Fund sells fixed income securities and simultaneously contracts to repurchase substantially similar (same type, coupon and maturity) securities on a specified future date. During this “roll” period, the Fund would forgo principal and interest paid on such securities. The Fund would be compensated by the difference between the current sales price and the forward price for the future purchase, as well as by the interest earned on the cash proceeds of the initial sale. Since the
Fund will receive interest on the securities in which it invests the transaction proceeds, such transactions may involve leverage. However, because the proceeds will be invested only in U.S. Treasury obligations and the Fund will enter into dollar roll transactions only with dealers of sufficient creditworthiness in the judgment of the manager, such transactions do not present the risks to the Fund that are associated with other types of leverage. Dollar roll transactions are considered borrowings by the Fund and will be subject to the Fund’s overall borrowing limitation.

Derivative Contracts (Each Fund)

Each Fund may use certain options, futures and other strategies to attempt to hedge its portfolio, i.e., reduce the overall level of investment risk normally associated with the Fund. These hedging techniques are described in detail below. Investment Grade Bond Fund may invest only in futures contracts and options on futures contracts. Government Securities Fund may purchase call options on securities only to effect a closing purchase transaction. Government Securities Fund may not purchase puts on securities if more than 10% of its net assets would be invested in premiums on put options. The aggregate value of the obligations underlying puts written by Government Securities Fund will not exceed 50% of its net assets.

Writing Covered Call Options (Government Securities Fund).    The Fund may write (sell) covered call options for hedging purposes. Covered call options will generally be written on securities and currencies which, in the opinion of the manager, are not expected to make any major price moves in the near future but which, over the long term, are deemed to be attractive investments for the Fund.

A call option gives the
holder (buyer) the right to purchase a security or currency at a specified price (the exercise price) at any time until a certain date (the expiration date). So long as the obligation of the writer of a call option continues, he may be assigned an exercise notice by the broker-dealer through whom such option was sold, requiring him to deliver the underlying security or currency against payment of the exercise price. This obligation terminates upon the expiration of the call option, or such earlier time at which the writer effects a closing purchase transaction by purchasing an option identical to that previously sold.

Portfolio securities or currencies on which call options may be written will be purchased solely on the basis of investment considerations consistent with the Fund’s investment objective. When writing a covered call option, the Fund, in return for the premium, gives up the opportunity for profit from a price increase in the underlying security or currency above the exercise price and retains the risk of loss should the price of the security or currency decline. Unlike one who owns securities or currencies not subject to an option, the Fund has no control over when it may be required to sell the underlying securities or currencies, since the option may be exercised at any time prior to the option’s expiration. If a call option which the Fund has written expires, the Fund will realize a gain in the amount of the premium; however, such gain may be offset by a decline in the market value of the underlying security or currency during the option period. If the call option is exercised, the Fund will realize a gain or loss from the sale of the underlying security or currency. The security or currency covering the call option will be maintained in a segregated account of the Fund’s custodian.

The premium the Fund receives for writing a call option is deemed to constitute the market value of an option. The premium the Fund will receive from writing a call option will reflect, among other things, the current market price of the underlying security or currency, the relationship of the exercise price to such market price, the implied price volatility of the underlying security or currency, and the length of the option period. In determining whether a particular call option should be written on a particular security or currency, the manager will consider the reasonableness of the anticipated premium and the likelihood that a liquid secondary market will exist for those options. The premium received by the Fund for writing covered call options will be recorded as a liability in the Fund’s statement of assets and liabilities. This liability will be adjusted daily to the option’s current market value, which will be calculated as described in “Determination of Net Asset Value.” The liability will be extinguished upon expiration of the option or delivery of the underlying security or currency upon the exercise of the option. The liability with respect to a listed option will also be extinguished upon the purchase of an identical option in a closing transaction.

Closing transactions will be effected in order to realize a profit or to limit losses on an outstanding call option, to prevent an underlying security or currency from being called, or to permit the sale of the underlying security or currency. Furthermore, effecting a closing transaction will permit the Fund to write another call option on the underlying security or currency with either a different exercise price, expiration date or both. If the Fund desires to sell a particular security or currency from its portfolio on which it has written a call option or purchases a put option, it will seek to effect a closing transaction prior to, or concurrently with, the sale of the security or currency. There is no assurance that the Fund will be able to effect such closing transactions at a favorable price. If the Fund cannot enter into such a transaction, it may be required to hold a security or currency that it might otherwise have sold, in which case it would continue to be at market risk with respect to the security or currency.

Transaction costs relating to options activity are normally higher than those applicable to purchases and sales of portfolio securities.

The exercise price of the options may be below, equal to or above the current market values of the underlying securities or currencies at the time the options are written. From time to time, the Fund may purchase an underlying security or currency for delivery in accordance with the exercise of an option, rather than delivering such security or currency from its portfolio. In such cases, additional costs will be incurred. The Fund will realize a profit or loss from a closing purchase transaction if the cost of the transaction is less or more, respectively, than the premium received from the writing of the option. Because increases in the market price of a call option will generally reflect increases in the market price of the underlying security or currency, any loss resulting from the repurchase of a call option is likely to be offset in whole or in part by appreciation of the underlying security or currency owned by the Fund.

Purchasing Put Options (Government Securities Fund).    The Fund may purchase put options. As the
holder of a put option, the Fund has the right to sell the underlying security or currency at the exercise price at any time during the option period. The Fund may enter into closing sale transactions with respect to such options, exercise them or permit them to expire.

The Fund may purchase a put
option on an underlying security or currency (a “protective put”) owned by the Fund as a hedging technique in order to protect against an anticipated decline in the value of the security or currency. Such hedge protection is provided only during the life of the put option when the Fund, as the holder of the put option, is able to sell the underlying security or currency at the put exercise price regardless of any decline in the underlying security’s market price or currency’s exchange value. For example, a put option may be purchased in order to protect unrealized appreciation of a security or currency when the manager deems it desirable to continue to hold the security or currency because of tax considerations. The premium paid for the put option and any transaction costs may reduce any capital gain or, in the case of currency, ordinary income otherwise available for distribution when the security or currency is eventually sold.

The Fund may also purchase put options at a time when the Fund does not own the underlying security or currency. By purchasing put options on a security or currency it does not own, the Fund seeks to benefit from a decline in the market price of the underlying security or currency. If the put option is not sold when it has remaining value, and if the market price of the underlying security or currency remains equal to or greater than the exercise price during the life of the put option, the Fund will lose its entire investment in the put option. In order for the purchase of a put option to be profitable, the market price of the underlying security or currency must decline sufficiently below the exercise price to cover the premium and transaction costs, unless the put option is sold in a closing sale transaction.

The premium paid by the Fund when purchasing a put
option will be recorded as an asset in the Fund’s statement of assets and liabilities. This asset will be adjusted daily to the option’s current market value, as calculated by the Fund. The asset will be extinguished upon expiration of the option or the delivery of the underlying security or currency upon the exercise of the option. The asset with respect to a listed option will also be extinguished upon the writing of an identical option in a closing transaction.

Purchasing Call Options (Government Securities
Fund).    The Fund may purchase call options. As the holder of a call option, a Fund has the right to purchase the underlying security or currency at the exercise price at any time during the option period. The Fund may enter into a closing sale transaction with respect to such options, exercise them or permit them to expire. Call options may be purchased by the Fund for the purpose of acquiring the underlying security or currency for its portfolio. Utilized in this fashion, the purchase of call options enables the Fund to acquire the security or currency at the exercise price of the call option plus the premium paid. At times the net cost of acquiring the security or currency in this manner may be less than the cost of acquiring the security or currency directly. This technique may also be useful to the Fund in purchasing a large block of securities that would be more difficult to acquire by direct market purchases. So long as it holds such a call option rather than the underlying security or currency itself, the Fund is partially protected from any unexpected decline in the market price of the underlying security or currency and in such event could allow the call option to expire, incurring a loss only to the extent of the premium paid for the option.

The Fund may also purchase call options on underlying securities or currencies it owns in order to protect unrealized gains on call options previously written by it. A call option would be purchased for this purpose where tax considerations make it inadvisable to realize such gains through a closing purchase transaction. Call options may also be purchased at times to avoid realizing losses that would result in a reduction of the Fund’s current return.

Futures Contracts.    Each Fund
may enter into interest rate or currency Futures Contracts (“Futures” or “Futures Contracts”) as a hedge against changes in prevailing levels of interest rates or currency exchange rates in order to establish more definitely the effective return on securities or currencies held or committed to be acquired by the Fund. A Fund’s hedging may include holding Futures as an offset against anticipated changes in interest or currency exchange rates. A Fund may also enter into Futures Contracts based on financial indices including any index of U.S. Government securities, foreign government securities or corporate debt securities.

A Futures Contract provides for the future sale by one party and purchase by another party of a specified amount of a specific financial instrument or currency for a specified price at a designated date, time and place. The purchaser of a Futures Contract on an index agrees to take or make delivery of an amount of cash equal to the difference between a specified dollar multiple of the value of the index on the expiration date of the contract (“current contract value”) and the price at which the contract was originally struck. No physical delivery of the debt securities underlying the index is made. Brokerage fees are incurred when a Futures Contract is bought or sold, and margin deposits must be maintained at all times that the Futures Contract is outstanding.

Although techniques other than sales and purchases of Futures Contracts could be used to reduce a Fund’s exposure to interest rate and currency exchange rate fluctuations, the Fund may be able to hedge its exposure more effectively and at a lower cost through using Futures Contracts.

Although Futures Contracts typically require future delivery of and payment for financial instruments or currencies, Futures Contracts are usually closed out before the delivery date. Closing out an open Futures Contract sale or purchase is effected by entering into an offsetting Futures Contract purchase or sale, respectively, for the same aggregate amount of the identical financial instrument or currency and the same delivery date. If the offsetting purchase price is less than the original sale price, the Fund realizes a gain; if it is more, the Fund realizes a loss. Conversely, if the offsetting sale price is more than the original purchase price, the Fund realizes a gain; if it is less, the Fund realizes a loss. The transaction costs must also be included in these calculations. There can be no assurance, however, that the Fund will be able to enter into an offsetting transaction with respect to a particular Futures Contract at a particular time. If the Fund is not able to enter into an offsetting transaction, the Fund will continue to be required to maintain the margin deposits of the underlying financial instrument or currency on the relevant delivery date. The Fund intends to enter into Futures transactions only on exchanges or boards of trade where there appears to be a liquid secondary market. However, there can be no assurance that such a market will exist for a particular contract at a particular time.

Persons who trade in Futures Contracts may be broadly classified as “hedgers” and “speculators.” Hedgers, whose business activity involves investment or other commitment in securities or other obligations, use the
Futures markets to offset unfavorable changes in value that may occur because of fluctuations in the value of the securities and obligations held or committed to be acquired by them or fluctuations in the value of the currency in which the securities or obligations are denominated. Debtors and other obligors may also hedge the interest cost of their obligations. The speculator, like the hedger, generally expects neither to deliver nor to receive the financial instrument underlying the
Futures Contract, but, unlike the hedger, hopes to profit from fluctuations in prevailing interest rates or currency exchange rates.

Each Fund’s Futures transactions normally will be entered into for traditional hedging purposes; that is, Futures Contracts will be sold to protect against a decline in the price of securities or currencies the Fund owns, or Futures Contracts will be purchased to protect a Fund against an increase in the price of securities or currencies it has committed to purchase or expects to purchase. The Funds may, however, enter into Futures transactions for non-hedging purposes, subject to applicable law.

“Margin” with respect to Futures Contracts is the amount of funds that must be deposited by a Fund with a broker in order to initiate
Futures trading and to maintain the Fund’s open positions in Futures Contracts. A margin deposit made when the Futures Contract is entered into (“initial margin”) is intended to assure the Fund’s performance of the Futures
Contract. The margin required for a particular Futures Contract is set by the exchange on which the Futures Contract is traded, and may be significantly modified from time to time by the exchange during the term of the Futures Contract. Futures
Contracts are customarily purchased and sold on margin, which may be 5% or less of the value of the Futures Contract being traded.

If the price of an open Futures Contract changes (by increase in the case of a sale or by decrease in the case of a purchase) so that the loss on the
Futures Contract reaches a point at which the margin on deposit does not satisfy margin requirements, the broker will require an increase in the margin deposit (“variation margin”). If, however, the value of a position increases because of favorable price changes in the Futures Contract so that the margin deposit exceeds the required margin, it is anticipated that the broker will pay the excess to the Fund. In computing daily net asset values, the Fund will mark to market the current value of its open Futures Contracts. Each Fund expects to earn interest income on its margin deposits.

Options on Futures Contracts.    Options on Futures Contracts are similar to options on securities or currencies except that options on Futures Contracts give the purchaser the right, in return for the premium paid, to assume a position in a Futures Contract (a long position if the option is a call and a short position if the option is a put), rather than to purchase or sell the Futures Contract, at a specified exercise price at any time during the period of the option. Upon exercise of the option, the delivery of the Futures position by the writer of the option to the holder of the option will be accompanied by delivery of the accumulated balance in the writer’s Futures margin account, which represents the amount by which the market price of the Futures Contract, at exercise,

 exceeds (in the case of a call) or is less than (in the case of a put) the exercise price of the option on the Futures Contract. If an option is exercised on the last trading day prior to the expiration date of the option, the settlement will be made entirely in cash equal to the difference between the exercise price of the option and the closing level of the securities or currencies upon which the Futures Contracts are based on the expiration date. Purchasers of options who fail to exercise their options prior to the exercise date suffer a loss of the premium paid.

As an alternative to purchasing call and put options on Futures, each Fund may purchase call and put options on the underlying securities or currencies themselves (see “Purchasing Put Options” and “Purchasing Call Options” above). Such options would be used in a manner identical to the use of options on Futures Contracts.

To reduce or
eliminate the leverage then employed by the Fund or to reduce or eliminate the hedge position then held by the Fund, the Fund may seek to close out an option position by selling an option covering the same securities or currency and having the same exercise price and expiration date. The ability to establish and close out positions on options on Futures Contracts is subject to the existence of a liquid market. It is not certain that this market will exist at any specific time.

The Funds are operated by persons who have claimed an exclusion from the definition of the term “commodity pool operator” under the Commodity Exchange Act and, therefore, who are not subject to registration or regulation under that Act.

Forward Currency Contracts, Options on Currency and Currency Swaps (Government Securities
Fund).    A forward currency contract is an obligation to purchase or sell a currency against another currency at a future date and price as agreed upon by the parties. The Fund may either accept or make delivery of the currency at the maturity of the forward contract or, prior to maturity, enter into a closing transaction involving the purchase or sale of an offsetting contract. The Fund engages in forward currency transactions in anticipation of, or to protect itself against, fluctuations in exchange rates. The Fund might sell a particular foreign currency forward, for example, when it holds bonds denominated in that currency but anticipates, and seeks to be protected against, a decline in the currency against the U.S. dollar. Similarly, the Fund might sell the U.S. dollar forward when it holds bonds denominated in U.S. dollars but anticipates, and seeks to be protected against, a decline in the U.S. dollar relative to other currencies.
Further, the Fund might purchase a currency forward to “lock in” the price of securities denominated in that currency which it anticipates purchasing.

The matching of the increase in value of a forward contract and the decline in the U.S. dollar equivalent value of the foreign currency denominated asset that is the subject of the hedge generally will not be precise. In addition, the Fund may not always be able to enter into foreign currency forward contracts at attractive prices and this will limit the
Fund’s ability to use such contract to hedge or cross-hedge its assets. Also, with regard to the Fund’s use of cross-hedges, there can be no assurance that historical correlations between the movement of certain foreign currencies relative to the U.S. dollar will continue. Thus, at any time poor correlation may exist between movements in the exchange rates of the foreign currencies underlying the Fund’s cross-hedges and the movements in the exchange rates of the foreign currencies in which the Fund’s assets that are the subject of such cross-hedges are denominated.

Forward contracts are traded in an interbank market conducted directly between currency traders (usually large commercial banks) and their customers.
A forward contract generally has no deposit requirement and is consummated without payment of any commission. The Fund, however, may enter into forward contracts with deposit requirements or commissions.

A put option gives the Fund, as purchaser, the right (but not the obligation) to sell a specified amount of currency at the exercise price until the expiration of the option. A call option gives the Fund, as purchaser, the right (but not the obligation) to purchase a specified amount of currency at the exercise price until its expiration. The Fund might purchase a currency put option, for example, to protect itself during the contract period against a decline in the value of a currency in which it holds or anticipates holding securities. If the currency’s value should decline, the loss in currency value should be offset, in whole or in part, by an increase in the value of the put. If the value of the currency instead should rise, any gain to the Fund would be reduced by the premium it had paid for the put option. A currency call option might be purchased, for example, in anticipation of, or to protect against, a rise in the value of a currency in which the Fund anticipates purchasing securities.

The Fund’s ability to establish and close out positions in foreign currency options is subject to the existence of a liquid market. There can be no assurance that a liquid market will exist for a particular option at any specific time. In addition, options on foreign currencies are affected by all of those factors that influence foreign exchange rates and investments generally.

A position in an exchange-listed option may be closed
out only on an exchange that provides a secondary market for identical options. Exchange markets for options on foreign currencies exist but are relatively new, and the ability to establish and close out positions on the exchanges is subject to maintenance of a liquid secondary market. Closing transactions may be effected with respect to options traded in the over-the-counter (“OTC”) markets (currently the primary markets for options on foreign currencies) only by negotiating directly with the other party to the option contract or in a secondary market for the option if such market exists. Although each Fund intends to purchase only those options for which there appears to be an active secondary market, there is no assurance that a liquid secondary market will exist for any particular option at any specific time. In such event, it may not be possible to effect closing transactions with respect to certain options, with the result that the Fund would have to exercise those options which it has purchased in order to realize any profit. The staff of the SEC has taken the position that, in general, purchased OTC options and the underlying securities used to cover written OTC options are illiquid securities. However, the Fund may treat as liquid the underlying securities used to cover written OTC options, provided it has arrangements with certain qualified dealers who agree that the Fund may repurchase any option it writes for a maximum price to be calculated by a predetermined formula. In these cases, the OTC option itself would only be considered illiquid to the extent that the maximum repurchase price under the formula exceeds the intrinsic value of the option.

The Fund may also enter into currency swaps. A currency swap is an arrangement whereby each party exchanges one currency for another on a particular date and agrees to reverse the exchange on a later date at a specific exchange rate. Forward foreign currency contracts and currency swaps are established in the interbank market conducted directly between currency traders (usually large commercial banks or other financial institutions) on behalf of their customers.

Interest Rate Swaps, Caps and Floors (Government Securities Fund).    Among the hedging transactions into which
the Fund may enter are interest rate swaps and the purchase or sale of interest rate caps and floors. The Fund expects to enter into these transactions primarily to preserve a return or spread on a particular investment or portion of its portfolio or to protect against any increase in the price of securities the Fund anticipates purchasing at a later date. The Fund intends to use these transactions as a hedge and not as a speculative investment. The Fund will not sell interest rate caps or floors that it does not own. Interest rate swaps involve the exchange by the Fund with another party of their respective commitments to pay or receive interest, e.g., an exchange of floating rate payments for fixed rate payments. The purchase of an interest rate cap entitles the purchaser, to the extent that a specified index exceeds a predetermined interest rate, to receive payments of interest on a notional principal amount from the party selling such interest rate cap. The purchase of an interest rate floor entitles the purchaser, to the extent that a specified index falls below a predetermined interest rate, to receive payments of interest on a notional principal amount from the party selling such interest rate floor.

The Fund may enter into interest rate swaps, caps and
floors on either an asset-based or liability-based basis, depending on whether it is hedging its assets or its liabilities, and will usually enter into interest rate swaps on a net basis, i.e., the two payment streams are netted, with the
Fund receiving or paying, as the case may be, only the net amount of the two payments. Inasmuch as these hedging transactions are entered into for good faith hedging purposes, the manager and the Fund believe such obligations do not constitute senior securities and, accordingly, will not treat them as being subject to their borrowing restrictions. The net amount of the excess, if any, of the Fund’s obligations over its entitlements with respect to each interest rate swap will be accrued on a daily basis and an amount of cash or liquid securities having an aggregate net asset value at least equal to the accrued excess will be maintained in a segregated account by a custodian that satisfies the requirements of the 1940 Act. The Fund will not enter into any interest rate swap, cap or floor transaction unless the unsecured senior debt or the claims-paying ability of the other party thereto is rated in the highest rating category of at least one NRSRO at the time of entering into such transaction. If there is a default by the other party to such a transaction, the Fund will have contractual remedies pursuant to the agreements related to the transaction. The swap market has grown substantially in recent years with a large number of banks and investment banking firms acting both as principals and as agents utilizing swap documentation. As a result, the swap market has become relatively liquid. Caps and floors are more recent innovations for which standardized documentation has not yet been developed and, accordingly, they are less liquid than swaps.

New
options and Futures Contracts and various combinations thereof continue to be developed, and the Funds may invest in any such options and contracts as may be developed to the extent consistent with their investment objectives and regulatory requirements applicable to investment companies.

Other Practices
(Each Fund)

Securities
of Foreign Issuers.    Investments in securities of foreign entities and securities denominated in foreign currencies involve risks not typically involved in domestic investments, including fluctuations in foreign exchange rates, future foreign political and economic developments, and the possible imposition of exchange controls or other foreign or United States governmental laws or restrictions applicable to such investments. Since each Fund may invest in securities denominated or quoted in currencies other than the U.S. dollar, changes in foreign currency exchange rates may affect the value of investments in the portfolio and the accrued income and unrealized appreciation or depreciation of investments.
Changes in foreign currency rates relative to the U.S. dollar will affect the U.S. dollar value of the Fund’s assets denominated in that currency and the Fund’s yield on such assets.

Each Fund may also purchase foreign securities in the form of
American Depositary Receipts (“ADRs”). ADRs are publicly traded on exchanges or over-the-counter in the United States and are issued through “sponsored” or “unsponsored” arrangements. In a sponsored ADR arrangement, the foreign issuer assumes the obligation to pay some or all of the depository’s transaction fees, whereas under an unsponsored arrangement, the foreign issuer assumes no obligation and the depository’s transaction fees are paid by the ADR holders. In addition, less information is available in the United States about an unsponsored ADR than about a sponsored ADR, and the financial information about a company may not be as reliable for an unsponsored ADR as it is for a sponsored ADR. Each Fund may invest in ADRs through both sponsored and unsponsored arrangements.

Investment Grade Bond Fund also may purchase foreign securities in the form of Yankee obligations. Yankee obligations are dollar denominated obligations (bonds) issued in the U.S. capital markets by foreign issuers. Yankee obligations are subject to certain sovereign risks, such as the risk that a foreign government might prevent dollar denominated funds from flowing across its border.
As compared with obligations issued in the United States, Yankee obligations normally carry a higher interest rate but are less actively traded.

With respect to certain foreign countries, there is the possibility of expropriation of assets, confiscatory taxation, political or social instability or diplomatic developments which could affect investment in those countries. There may be less publicly available information about a foreign security than about a United States security, and foreign entities may not be subject to accounting, auditing and financial reporting standards and requirements comparable to those of United States entities. In addition, certain foreign investments made by the Fund may be subject to foreign withholding taxes, which would reduce the
Fund’s total return on such investments and the amounts available for distributions by the Fund to its shareholders. Foreign financial markets, while growing in volume, have, for the most part, substantially less volume than United States markets, and securities of many foreign companies are less liquid and their prices more volatile than securities of comparable domestic companies.

The foreign markets also have different clearance and settlement procedures, and in certain markets there have been times when settlements have been unable to keep pace with the volume of securities transactions making it difficult to conduct such transactions. Delays in settlement could result in temporary periods when assets of a Fund are not invested and no return is earned thereon. The inability of each Fund to make intended security purchases due to settlement problems could cause the Fund to miss attractive investment opportunities. Inability to dispose of portfolio securities due to settlement problems could result either in losses to the Fund due to subsequent declines in value of the portfolio security or, if the Fund has entered into a contract to sell the security, could result in possible liability to the purchaser. Costs associated with transactions in foreign securities, including custodial costs and foreign brokerage commissions, are generally higher than with transactions in United States securities. In addition, each Fund will incur cost in connection with conversions between various currencies. There is generally less government supervision and regulation of exchanges, financial institutions and issuers in foreign countries than there are in the United States. These risks may be intensified in the case of investments in developing or emerging markets. Finally, in the event of a default on any such foreign debt obligations, it may be more difficult for a Fund to obtain or to enforce a judgment against the issuers of such securities.

A developing country generally is considered to be a country that is in the initial stages of its industrialization cycle. Investing in the equity and fixed-income markets of developing countries involves exposure to economic structures that are generally less diverse and mature, and to political systems that can be expected to have less stability, than those of developed countries. Historical experience indicates that the markets of developing countries have been more volatile than the markets of the more mature economies of developed countries; however, such markets often have provided higher rates of return to investors.

Forward Commitments.    The Funds may purchase or sell securities on a “when-issued” or “delayed delivery” basis (“Forward Commitments” or “Firm
Commitment Agreements”). These transactions occur when securities are purchased or sold by a Fund with payment and delivery taking place in the future, frequently a month or more after such transactions. The price is fixed on the date of the commitment, and the seller continues to accrue interest on the securities covered by the Forward Commitment until delivery and payment take place. At the time of settlement, the market value of the securities may be more or less than the purchase or sale price.

Each Fund maintains in a segregated
account (which is marked to market daily) with the Fund’s custodian either the security covered by the Forward Commitment or appropriate securities as required by the 1940 Act (which may have maturities which are longer than the term of the
Forward Commitment) in an aggregate amount equal to the amount of its commitment as long as the obligation to sell continues. By entering into a Forward Commitment sale transaction, the Fund forgoes or reduces the potential for both gain and loss in the security which is being hedged by the Forward Commitment sale.

A Fund may either settle a Forward Commitment by taking delivery of the securities or may either resell or repurchase a Forward Commitment on or before the settlement date, in which event the Fund may reinvest the proceeds in another Forward Commitment. A Fund’s use of Forward Commitments may increase its overall investment exposure and thus its potential for gain or loss. When engaging in Forward Commitments, the Fund relies on the other party to complete the transaction; should the other party fail to do so, the Fund might lose a purchase or sale opportunity that could be more advantageous than alternative opportunities at the time of the failure.

Repurchase Agreements.    Each
Fund may enter into repurchase agreements with broker-dealers or domestic banks. The Directors will review on a continuing basis those institutions which enter into a repurchase agreement with the Funds. A repurchase agreement is a short-term investment in which the purchaser (i.e., a Fund) acquires ownership of a debt security and the seller agrees to repurchase the obligation at a future time and set price, usually not more than seven days from the date of purchase, thereby determining the yield during the purchaser’s holding period. Repurchase agreements are collateralized by the underlying debt securities and may be considered to be loans under the 1940 Act. The Funds will make payment for such securities only upon physical delivery or evidence of book entry transfer to the account of a custodian or bank acting as agent.
The seller under a repurchase agreement is required to maintain the value of the underlying securities marked to market daily at not less than the repurchase price. The underlying securities (normally securities of the U.S. Government, or its agencies and instrumentalities), may have maturity dates exceeding one year. The Fund does not bear the risk of a decline in value of the underlying security unless the seller defaults under its repurchase obligation. In the event of a bankruptcy or other default of a seller of a repurchase agreement, the Fund could experience both delays in liquidating the underlying securities and loss including: (a) possible decline in the value of the underlying security while the Fund seeks to enforce its rights thereto, (b) possible lack of access to income on the underlying security during this period, and (c) expenses of enforcing its rights.

For the purpose of investing in repurchase agreements, the manager may aggregate the cash that certain Funds advised or subadvised by the manager or its affiliates would otherwise invest separately into a joint account. The cash in the joint account is then invested in repurchase agreements and the Funds that contributed to the joint account share pro rata in the net revenue generated. The manager believes that the joint account produces efficiencies and economies of scale that may contribute to reduced transaction costs, higher returns, higher quality investments and greater diversity of investments for a Fund than would be available to a Fund investing separately. The manner in which the joint account is managed is subject to conditions set forth in an SEC exemptive order authorizing this practice, which conditions are designed to ensure the fair administration of the joint account and to protect the amounts in that account.

Pursuant to an exemptive order issued by the SEC, each Fund, along with other affiliated entities managed by the manager, may transfer uninvested cash balances into one or more joint repurchase accounts. These balances are invested in one or more repurchase agreements, secured by U.S. government securities. Securities that are collateral for repurchase agreements are financial assets subject to the Fund’s entitlement orders through its securities account at its custodian bank until the agreements mature. Each joint repurchase agreement requires that the market value of the collateral be sufficient to cover payments of interest and principal; however, in the event of default by the other party to the agreement, retention or sale of the collateral may be subject to legal proceedings.

Reverse Repurchase Agreements.    Each Fund may enter into reverse repurchase agreements with broker/dealers and other financial institutions. Such agreements involve the sale of portfolio securities with an agreement to repurchase the securities at an agreed-upon price, date and interest payments and are considered to be borrowings by the Fund and are subject to the borrowing limitations set forth under “Investment Restrictions.” The securities purchased with the funds obtained from the agreement and securities collateralizing the agreement will have maturity dates no later than the repayment date. Generally, the effect of such a transaction is that a Fund can recover all or most of the cash invested in the portfolio securities involved during the term of the reverse repurchase agreement, while in many cases it will be able to keep some of the interest income associated with those securities. Such transactions are only advantageous if the Fund has an opportunity to earn a greater rate of interest on the cash derived from the transaction than the interest cost of obtaining that cash. Opportunities to realize earnings from the use of the proceeds equal to or greater than the interest required to be paid may not always be available, and the Fund intends to use the reverse repurchase technique only when the manager believes it will be advantageous to the Fund. The use of reverse repurchase agreements may exaggerate any interim increase or decrease in the value of the Fund’s assets. The Fund’s custodian bank will maintain a separate account for the Fund with securities having a value equal to or greater than such commitments.

Short Sales Against the
Box.    Each Fund may from time to time make short sales of securities it owns or has the right to acquire through conversion or exchange of other securities it owns. A short sale is “against the box” to the extent that the Fund contemporaneously owns or has the right to obtain at no added cost securities identical to those sold short. In a short sale, a Fund does not immediately deliver the securities sold and does not receive the proceeds from the sale. The Fund is said to have a short position in the securities sold until it delivers the securities sold, at which time it receives the proceeds of the sale. Each Fund may not make short sales or maintain a short position if to do so would cause more than 25% of its total assets, taken at market value, to be held as collateral for such sales.

To secure its obligation to deliver the securities sold short, a Fund will deposit in escrow in a separate account with its custodian an equal amount of the securities sold short or securities convertible into or exchangeable for such securities. The Fund may close out a short position by purchasing and delivering an equal amount of the securities sold short, rather than by delivering securities already held by the Fund, because the Fund may want to continue to receive interest and dividend payments on securities in its portfolio that are convertible into the securities sold short.

Borrowing.    Each Fund may borrow up to 33 1/3% of the value of its total assets from banks for temporary or emergency purposes, such as to meet redemptions.

Leverage (Government Securities Fund).    The Fund may borrow from banks, on a secured or unsecured basis, up to 25% of the value of its assets. If the Fund borrows and uses the proceeds to make additional investments, income and appreciation from such investments will improve its performance if they exceed the associated borrowing costs but impair its performance if they are less than such borrowing costs. To the extent the income or other gain derived from securities purchased with borrowed funds exceed the interest or dividends the Fund will have to pay in respect thereof, the Fund’s net income or other gain will be greater than if leverage had not been used. Conversely, if the income or other gain from the incremental assets is not sufficient to cover the cost of leverage, the net income or other gain of the Fund will be less than if leverage had not been used. If the amount of income from the incremental securities is insufficient to cover the cost of borrowing, securities might have to be liquidated to obtain required funds. Depending on market or other conditions, such liquidations could be disadvantageous to the Fund.

The Fund is required to maintain continuous asset coverage of 300%
with respect to such borrowings, and to sell (within three days) sufficient portfolio holdings to restore such coverage, if it should decline to less than 300% due to market fluctuations or otherwise, even if disadvantageous from an investment standpoint. Leveraging will exaggerate the effect of any increase or decrease in the value of portfolio securities on the Fund’s net asset value, and money borrowed will be subject to interest costs (which may include commitment fees and/or the cost of maintaining minimum average balances) which may or may not exceed the interest and option premiums received from the securities purchased with borrowed funds.

Lending Portfolio Securities.    Consistent with applicable regulatory requirements,
each Fund has the ability to lend securities from its portfolio to brokers, dealers and other financial organizations. A Fund will not lend its portfolio securities to Legg Mason or its affiliates unless it has applied for and received specific authority to do so from the SEC. Loans of portfolio securities will be collateralized by cash, letters of credit or U.S. Government securities in an amount at least equal to the current market value of the loaned securities.

In lending its securities, a Fund can increase its income by continuing to receive interest on the loaned securities as well as by either investing the cash collateral in short-term instruments or obtaining yield in the form of interest paid by the borrower when U.S. government securities are used as collateral. Requirements of the SEC, which may be subject to further modifications, currently provide that the following conditions must be met whenever a Fund’s portfolio securities are loaned: (a) the Fund must receive at least 100%
cash collateral or equivalent securities from the borrower; (b) the borrower must increase such collateral whenever the market value of the securities loaned rises above the level of such collateral; (c) the Fund must be able to terminate the loan at any time; (d) the Fund must receive reasonable interest on the loan, as well as an amount equal to dividends, interest or other distributions on the loaned securities, and any increase in market value; (e) the Fund may pay only reasonable custodian fees in connection with the loan; and (f) voting rights on the loaned securities may pass to the borrower; provided, however, that if a material event adversely affecting the investment in the loaned securities occurs, the
Board of Directors must terminate the loan and regain the right to vote the securities. The risks in lending portfolio securities, as with other extensions of secured credit, consist of possible delay in receiving additional collateral or in the recovery of the securities or possible loss of rights in the collateral should the borrower fail financially. Loans will be made to firms deemed by to be of good standing and will not be made unless, in the judgment of the manager, the consideration to be earned from such loans would justify the risk.

 From time to time, a Fund may return
to the borrower and/or a third party, which is unaffiliated with the Fund, Legg Mason, of which the manager is a wholly-owned subsidiary, or CGMI, one of the Fund’s co-distributors, and which is acting as a “finder,” a part of the interest earned from the investment of collateral received for securities loaned. Payments received by a Fund in lieu of any dividends paid on the loaned securities will not be treated as “qualified dividend income” for purposes of determining what portion of the Fund’s dividends received by individuals may be taxed at the rates generally applicable to long-term capital gains (see “Dividends, Distributions and Taxes” below).

RISK FACTORS

General.    Investors should realize that risk of loss is inherent in the ownership of any securities and that each Fund’s net asset value will fluctuate, reflecting fluctuations in the market value of its portfolio positions.

Fixed Income Securities.    Investments in fixed income securities may subject the Funds to risks, including the following.

When interest rates decline, the market value of fixed income securities tends to increase. Conversely, when interest rates increase, the market value of fixed income securities tends to decline. The volatility of a security’s market value will differ depending upon the security’s duration, the issuer and the type of instrument.

Investments in fixed income securities are subject to the risk that the issuer of the security could default on its obligations, causing a Fund to sustain losses on such investments. A default could impact both interest and principal payments.

Fixed income securities may be subject to both call risk and extension risk. Call risk exists when the issuer may exercise its right to pay principal on an obligation earlier than scheduled, which would cause cash flows to be returned earlier than expected. This typically results when interest rates have declined, and a Fund will suffer from having to reinvest in lower yielding securities. Extension risk exists when the issuer may exercise its right to pay principal on an obligation later than scheduled, which would cause cash flows to be returned later than expected. This typically results when interest rates have increased, and a Fund will suffer from the inability to invest in higher yielding securities.

Lower Rated and Below Investment Grade Fixed Income Securities.    Securities which are rated BBB by the
Standard & Poor’s Division of The McGraw-Hill Companies, Inc. (“S&P”) or Baa by Moody’s Investors Service, Inc. (“Moody’s”) are generally regarded as having adequate capacity to pay interest and repay principal, but may have some speculative characteristics. Securities rated below Baa by Moody’s or BBB by S&P have speculative characteristics, including the possibility of default or bankruptcy of the issuers of such securities, market price volatility based upon interest rate sensitivity, questionable creditworthiness and relative liquidity of the secondary trading market. Because high yield bonds have been found to be more sensitive to adverse economic changes or individual corporate developments and less sensitive to interest rate changes than higher-rated investments, an economic downturn could disrupt the market for high yield bonds and adversely affect the value of outstanding bonds and the ability of issuers to repay principal and interest. In addition, in a declining interest rate market, issuers of high yield bonds may exercise redemption or call provisions, which may force a Fund, to the extent it owns such securities, to replace those securities with lower yielding securities. This could result in a decreased return.

Subsequent to its purchase by a Fund, an issue of securities may cease to be rated or its rating may be reduced below the minimum required for purchase by the Fund. In addition, it is possible that Moody’s,
S&P and other rating agencies might not timely change their ratings of a particular issue to reflect subsequent events.

Foreign Securities.    Investments in securities of foreign issuers involve certain risks not ordinarily associated with investments in securities of domestic issuers. Such risks include fluctuations in foreign exchange rates, future political and economic developments, and the possible imposition of exchange controls or other foreign governmental laws or restrictions. Changes in foreign currency exchange rates will, to the extent a Fund does not adequately hedge against such fluctuations, affect the value of securities in its portfolio and the unrealized appreciation or depreciation of investments so far as U.S. investors are concerned. In addition, with respect to certain countries, there is the possibility of expropriation of assets, confiscatory taxation, political or social instability or diplomatic developments which could adversely affect investments in those countries.

There may be less publicly available information about a foreign company than about a U.S. company, and foreign companies may not be subject to accounting, auditing, and financial reporting standards and requirements comparable to or as uniform as those of U.S. companies. Foreign securities markets, while growing in volume, have, for the most part, substantially less volume than U.S. markets, and securities of many foreign companies are less liquid and their prices more volatile than securities of comparable U.S. companies. Transaction costs on foreign securities markets are generally higher than in the U.S. There is generally less government supervision and regulation of exchanges, brokers and issuers than there is in the U.S. A Fund might have greater difficulty taking appropriate legal action in foreign courts. Dividend and interest income from foreign securities will generally be subject to withholding taxes by the country in which the issuer is located and may not be recoverable by the Fund or the investors. Capital gains are also subject to taxation in some foreign countries.

Currency Risks.    The U.S. dollar value of securities denominated in a foreign currency will vary with changes in currency exchange rates, which can be volatile. Accordingly, changes in the value of the currency in which a Fund’s investments are denominated relative to the U.S. dollar will affect the Fund’s net asset value. Exchange rates are generally affected by the forces of supply and demand in the international currency markets, the relative merits of investing in different countries and the intervention or failure to intervene of U.S. or foreign governments and central banks. However, currency exchange rates may fluctuate based on factors intrinsic to a country’s economy. Some emerging market countries also may have managed currencies, which are not free floating against the U.S. dollar. In addition, emerging markets are subject to the risk of restrictions upon the free conversion of their currencies into other currencies. Any devaluations relative to the U.S. dollar in the currencies in which a Fund’s securities are quoted would reduce the Fund’s net asset value per share.

Securities of Developing/Emerging Markets Countries.    A developing or emerging
markets country generally is considered to be a country that is in the initial stages of its industrialization cycle. Investing in the equity markets of developing countries involves exposure to economic structures that are generally less diverse and mature, and to political systems that can be expected to have less stability, than those of developed countries. Historical experience indicates that the markets of developing countries have been more volatile than the markets of the more mature economies of developed countries; however, such markets often have provided higher rates of return to investors.

One or more of the risks discussed above could affect adversely the economy of a developing market or a Fund’s investments in such a market. In
Eastern Europe, for example, upon the accession to power of Communist regimes in the past, the governments of a number of Eastern European countries expropriated a large amount of property. The claims of many property owners may remain unsettled.
There can be no assurance that any investments that a Fund might make in such emerging markets would not be expropriated, nationalized or otherwise confiscated at some time in the future. In such an event, the Fund could lose its entire investment in the market involved. Moreover, changes in the leadership or policies of such markets could halt the expansion or reverse the liberalization of foreign investment policies now occurring in certain of these markets and adversely affect existing investment opportunities.

Many of a Fund’s
investments in the securities of emerging markets may be unrated or rated below investment grade. Securities rated below investment grade (and comparable unrated securities) are the equivalent of high yield, high risk bonds, commonly known as
“junk bonds.” Such securities are regarded as predominantly speculative with respect to the issuer’s capacity to pay interest and repay principal in accordance with the terms of the obligations and involve major risk exposure to adverse business, financial, economic, or political conditions.

Derivative
Instruments.    In accordance with its investment policies, each Fund may invest in certain derivative instruments which are securities or contracts that provide for payments based on or “derived” from the performance of an underlying asset, index or other economic benchmark. Essentially, a derivative instrument is a financial arrangement or a contract between two parties. Transactions in derivative instruments can be, but are not necessarily, riskier than investments in conventional stocks, bonds and money market instruments. A derivative instrument is more accurately viewed as a way of reallocating risk among different parties or substituting one type of risk for another. Every investment by a
Fund, including an investment in conventional securities, reflects an implicit prediction about future changes in the value of that investment. Every Fund investment also involves a risk that the portfolio manager’s expectations will be wrong.
Transactions in derivative instruments often enable a Fund to take investment positions that more precisely reflect the portfolio manager’s expectations concerning the future performance of the various investments available to the Fund.
Derivative instruments can be a legitimate and often cost-effective method of accomplishing the same investment goals as could be achieved through other investment in conventional securities.

Derivative contracts include options, Futures Contracts, forward contracts, forward commitment and when-issued securities transactions, forward foreign currency exchange contracts and interest rate, mortgage and currency swaps.

Each derivative instrument purchased for a Fund’s portfolio is reviewed and analyzed by the Fund’s portfolio manager to assess the risk and reward of such instrument in relation to the Fund’s portfolio investment strategy. The decision to invest in derivative instruments or conventional securities is made by measuring the respective instrument’s ability to provide value to the Fund and its shareholders.

Other Risks.    In the event of a shortage of the underlying securities deliverable on exercise of an option, the Options Clearing Corporation has the authority to permit other, generally comparable, securities to be delivered in fulfillment of option exercise obligations. If the Options Clearing Corporation exercises its discretionary authority to allow such other securities to be delivered, it may also adjust the exercise prices of the affected options by setting different prices at which otherwise ineligible securities may be delivered. As an alternative to permitting such substitute deliveries, the Options Clearing Corporation may impose special exercise settlement procedures.

The hours of trading
for options on U.S. Government securities may not conform to the hours during which the underlying securities are traded. To the extent that the options markets close before the markets for the underlying securities, significant price and rate movements can take place in the underlying markets that cannot be reflected in the options markets.

Options are traded on exchanges on only a limited number of U.S. Government securities, and exchange regulations limit the maximum number of options which may be written or purchased by a single investor or a group of investors acting in concert. The Company and other clients advised by affiliates of CGM may be deemed to constitute a group for these purposes. In light of these limits, the Board of Directors may determine at any time to restrict or terminate the public offering of the Fund’s shares (including through exchanges from the other Funds).

Exchange markets in options on U.S. Government securities are a relatively new and untested concept. It is impossible to predict the amount of trading interest that may exist in such options, and there can be no assurance that viable exchange markets will develop or continue.

Disclosure of Portfolio Holdings

Each Fund has adopted policies and procedures developed by CAM, the business unit that includes the manager, with respect to the disclosure of the
Fund’s portfolio securities and any ongoing arrangements to make available information about the Fund’s portfolio securities. The policy requires that consideration always be given as to whether disclosure of information about the Fund’s portfolio holdings is in the best interests of the Fund’s shareholders, and that any conflicts of interest between the interests of the Fund’s shareholders and those of SBFM, the Fund’s distributors or their affiliates be addressed in a manner that places the interests of Fund shareholders first. The policy provides that information regarding the Fund’s portfolio holdings may not be shared with non-CAM employees, with investors or potential investors (whether individual or institutional), or with third parties unless it is done for legitimate Fund business purposes and in accordance with the policy.

CAM’s policy generally provides for the release of details of securities positions once they are considered “stale.” Data is considered stale 25 calendar days following quarter-end. CAM believes that this passage of time prevents a third party from benefiting from an investment decision made by the Fund that has not been fully reflected by the market.

Under the policy, each Fund’s complete list of holdings
(including the size of each position) may be made available to investors, potential investors, third parties and non-CAM employees with simultaneous public disclosure at least 25 days after calendar quarter end. Typically, simultaneous public disclosure is achieved by the filing of Form N-Q or Form N-CSR in accordance with SEC rules, provided that such filings may not be made until 25 days following quarter-end and/or posting the information to a CAM or the Fund’s Internet site that is accessible by the public, or through public release by a third party vendor.

As to each Fund, the policy permits the release of limited portfolio holdings information that is not yet considered stale in a number of situations, including:

1. The Fund’s top ten securities, current as
of month-end, and the individual size of each such security position may be released at any time following month-end with simultaneous public disclosure.

2. The Fund’s top ten securities positions (including the aggregate but not individual size of such positions) may be released at any time with simultaneous public disclosure.

3. A list of securities (that may include Fund holdings together with other securities) followed by a portfolio manager (without position sizes or identification of particular funds) may be disclosed to sell-side brokers at any time for the purpose of obtaining research and/or market information from such brokers.

4. A trade in process may be discussed only with counterparties, potential counterparties and others involved in the transaction
(i.e., brokers and custodians).

5. The Fund’s sector weightings, performance attribution (e.g. analysis of the Fund’s outperformance or underperformance of its benchmark based on its portfolio holdings) and other summary and statistical information that does not include identification of specific portfolio holdings may be released, even if non-public, if such release is otherwise in accordance with the policy’s general principles.

6. The Fund’s portfolio holdings may be
released on an as-needed basis to its legal counsel, counsel to its Independent Directors, and its independent registered public accounting firm, in required regulatory filings or otherwise to governmental agencies and authorities.

Under the policy, if information about the Fund’s portfolio
holdings is released pursuant to an ongoing arrangement with any party, the Fund must have a legitimate business purpose for the release of the information, and either the party receiving the information must be under a duty of confidentially, or the release of non-public information must be subject to trading restrictions and confidential treatment to prohibit the entity from sharing with an unauthorized source or trading upon any non-public information provided. Neither the Funds, CAM, nor any other affiliated party may receive compensation or any other consideration in connection with such arrangements. Ongoing arrangements to make available information about the Fund’s portfolio securities will be reviewed at least annually by the Company’s Board.

The approval of each
Fund’s Chief Compliance Officer, or designee, must be obtained before entering into any new ongoing arrangement or altering any existing ongoing arrangement to make available portfolio holdings information, or with respect to any exceptions to the policy. Any exceptions to the policy must be consistent with the purposes of the policy. Exceptions are considered on a case-by-case basis and are granted only after a thorough examination and consultation with CAM’s legal department, as necessary. Exceptions to the policies are reported to the Board at its next regularly scheduled meeting.

Currently, each Fund discloses its complete portfolio holdings approximately 25 days after calendar quarter end on its website

www.leggmason.com/investorservices.

Set forth below is a list, as of April 26, 2006, of those parties with whom CAM, on behalf of each Fund, has authorized ongoing arrangements that include the release of portfolio holdings information in accordance with the policy, as well as the frequency of the release under such arrangements, and the length of the lag, if any, between the date of the information and the date on which the information is disclosed. The parties identified below as recipients are service providers, fund rating agencies, consultants and analysts.

Recipient

Frequency

Delay before dissemination

State Street Bank & Trust Co., (Fund Custodian and Accounting Agent)

Daily

None

Institutional Shareholders Services, (Proxy Voting Services)

As necessary

None

Bloomberg

Quarterly

25 Days after Quarter End

Lipper

Quarterly

25 Days after Quarter End

S&P

Quarterly

25 Days after Quarter End

Morningstar

Quarterly

25 Days after Quarter End

Vestek

Daily

None

Factset

Daily

None

Portfolio holdings information for each Fund may also be released from time to time pursuant to ongoing arrangements with the following parties:

Recipient

Frequency

Delay before dissemination

Baseline

Daily

None

Frank Russell

Monthly

1 Day

Callan

Quarterly

25 Days after Quarter End

Mercer

Quarterly

25 Days after Quarter End

eVestment Alliance

Quarterly

25 Days after Quarter End

CRA RogersCasey

Quarterly

25 Days after Quarter End

Cambridge Associates

Quarterly

25 Days after Quarter End

Marco Consulting

Quarterly

25 Days after Quarter End

Wilshire

Quarterly

25 Days after Quarter End

Informa Investment

Services (Efron)

Quarterly

25 Days after Quarter End

CheckFree (Mobius)

Quarterly

25 Days after Quarter End

Nelsons Information

Quarterly

25 Days after Quarter End

Investors Tools

Daily

None

Advent

Daily

None

BARRA

Daily

None

Plexus

Quarterly

Sent the 1-3 business day following the end of a Quarter

Elkins/McSherry

Quarterly (Calendar)

Sent the first business day following the end of a Quarter

Quantitative Services Group

Daily

None

Recipient

Frequency

Delay before dissemination

AMBAC

Daily

None

Deutsche Bank

Monthly

Sent 6-8 business days following month end

Fitch

Monthly

Sent 6-8 business days following month end

Liberty Hampshire

Weekly and Month End

None

Sun Trust

Weekly and Month End

None

New England Pension Consultants

Quarterly

25 Days after Quarter End

Evaluation Associates

Quarterly

25 days after Quarter End

Watson Wyatt

Quarterly

25 days after Quarter End

Moody’s

Weekly Tuesday Night

1 business day

S&P

Weekly Tuesday Night

1 business day

The Bank of New York

Daily

None

INVESTMENT RESTRICTIONS

Each Fund’s investment objectives and investment restrictions 1 through 7 set forth below are fundamental policies of each Fund (except as otherwise indicated), i.e., they may not be changed with respect to each Fund without the vote of a majority of the outstanding voting securities of that Fund. Investment restrictions 8 through 13 may be changed by the Board of Directors without the approval of shareholders. (All other investment practices described in the Prospectuses and this SAI may be changed by the Board of Directors without the approval of shareholders.)

Unless otherwise indicated, all percentage limitations apply to each Fund on an individual basis, and apply only at the time a transaction is entered into. (Accordingly, if a percentage restriction is complied with at the time of investment, a later increase or decrease in the percentage which results from a relative change in values or from a change in the Fund’s net assets will not be considered a violation.)

Restrictions Applicable
to Both Funds.    Neither Fund may:

1. Invest in a manner that would cause it to fail to be a “diversified company” under the 1940 Act and the rules, regulations and orders thereunder.

2. Purchase or sell real estate, real estate
mortgages, commodities or commodity contracts, but this restriction shall not prevent the Fund from (a) investing in securities of issuers engaged in the real estate business or the business of investing in real estate (including interests in limited partnerships owning or otherwise engaging in the real estate business or the business of investing in real estate) and securities which are secured by real estate or interests therein; (b) holding or selling real estate received in connection with securities it holds or held; (c) trading in Futures Contracts and options on Futures Contracts (including options on currencies to the extent consistent with the Fund’s investment objectives and policies); or
(d) investing in real estate investment trust securities.

3. Make loans. This restriction does not apply to: (a) the purchase of debt obligations in which the Fund may invest consistent with its investment objectives and policies; (b) repurchase agreements; and
(c) loans of its portfolio securities, to the fullest extent permitted under the 1940 Act.

4. Invest more than 25% of its total assets in securities, the issuers of which conduct their principal business activities in the same industry. For purposes of this limitation, securities of the U.S. Government (including its agencies and instrumentalities) and securities of state or municipal governments and their political subdivisions are not considered to be issued by members of any industry.

5. Issue
“senior securities” as defined in the 1940 Act and the rules, regulations and orders thereunder, except as permitted under the 1940 Act and the rules, regulations and orders thereunder.

6. Act as an underwriter of securities.

7. Restriction Applicable to Investment Grade Bond
Fund.    The Fund may not: Borrow money, except that (a) the Fund may borrow from banks for temporary or emergency (not leveraging) purposes, including the meeting of redemption requests which might otherwise require the untimely disposition of securities, and (b) the Fund may, to the extent consistent with its investment policies, enter into reverse repurchase agreements, forward roll transactions and similar investment strategies and techniques. To the extent that it engages in transactions described in (a) and (b), the Fund will be limited so that no more than 33 1/3% of the value of its total assets (including the amount borrowed), valued at the lesser of cost or market, less liabilities (not including the amount borrowed), is derived from such transactions.

8. Invest in oil, gas or other mineral exploration or development programs.

9. Make investments in securities for the purpose
of exercising control over or management of the issuer.

10. Purchase any securities on margin (except for such short-term credits as are necessary for the clearance of purchases and sales of portfolio securities) or sell any securities short (except “against the box”). For purposes of this restriction, the deposit or payment by the Fund of underlying securities and other assets in escrow and collateral agreements with respect to initial or maintenance margin in connection with Futures Contracts and related options and options on securities, indices or similar items is not considered to be the purchase of a security on margin.

11. Invest in securities of an issuer which, together with any predecessor, has been in operation for less than three years if, as a result, more than 5% of the total assets of the Fund would then be invested in such securities (for purposes of this restriction, issuers include predecessors, sponsors, controlling persons, general guarantors and originators of underlying assets).

12. Purchase or otherwise acquire
any security if, as a result, more than 15% of its net assets would be invested in securities that are illiquid.

13. Restriction Applicable to Investment Grade Bond Fund.    The Fund may not: Write, purchase or sell
puts, calls, straddles, spreads or any combinations thereof.

PORTFOLIO TRANSACTIONS

Subject to policies as may be established by the Company’s Board from time to time, the manager is primarily responsible for each Fund’s portfolio decisions and the placing of the Fund’s portfolio transactions.

Transactions on stock exchanges involve the payment of negotiated brokerage commissions. There is generally no stated commission in the case of securities traded in the over-the-counter market, but the price of those securities includes an undisclosed commission or mark-up. Over-the-counter purchases and sales are transacted directly with principal market makers except where it is believed that better prices and executions may be obtained elsewhere. The cost of securities purchased from underwriters includes an underwriting commission or concession, and the prices at which securities are purchased from and sold to dealers include a dealer’s mark-up or mark-down. The aggregate brokerage commissions paid by each fund for its three most recent fiscal years is set forth below under “Aggregate
Brokerage Commissions Paid.”

Pursuant to each
Investment Management Agreement, the manager is authorized to place orders pursuant to its investment determinations for a Fund either directly with the issuer or with any broker or dealer, foreign currency dealer, futures commission merchant or others selected by it. The general policy of the manager in selecting brokers and dealers is to obtain the best results achievable in the context of a number of factors which are considered both in relation to individual trades and broader trading patterns, including the reliability of the broker/dealer, the competitiveness of the price and the commission, the research services received and whether the broker/dealer commits its own capital. In connection with the manager’s monitoring of its portfolio transactions for compliance with its policies, the manager utilizes both an internal committee and a third party service provider.

In connection with the selection of such brokers or dealers and the placing of such orders, subject to applicable law, brokers or dealers may be selected who also provide brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934) to the Funds and/or the other accounts over which the manager or its affiliates exercise investment discretion. The manager is authorized to pay a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for a Fund which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the manager determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage and research services provided by such broker or dealer. This determination may be viewed in terms of either that particular transaction or the overall responsibilities that the manager and its affiliates have with respect to accounts over which they exercise investment discretion. The manager may also have arrangements with brokers pursuant to which such brokers provide research services to the manager in exchange for a certain volume of brokerage transactions to be executed by such brokers. While the payment of higher commissions increases a
Fund’s costs, the manager does not believe that the receipt of such brokerage and research services significantly reduces its expenses as the manager. Arrangements for the receipt of research services from brokers may create conflicts of interest.

Research services furnished to the manager
by brokers who effect securities transactions for a Fund may be used by the manager in servicing other investment companies and accounts which it manages. Similarly, research services furnished to the manager by brokers who effect securities transactions for other investment companies and accounts which the manager manages may be used by the manager in servicing a Fund. Not all of these research services are used by the manager in managing any particular account, including the Funds.
For the fiscal year ended December 31, 2005, each Fund directed no brokerage transactions to brokers because of research services provided.

Each Fund contemplates that, consistent with the policy of obtaining the best net results, brokerage transactions may be conducted through
“affiliated broker/dealers,” as defined in the 1940 Act. The Company’s Board of Directors on behalf of each Fund has adopted procedures in accordance with Rule 17e-1 promulgated under the 1940 Act to ensure that all brokerage commissions paid to such affiliates are reasonable and fair in the context of the market in which such affiliates operate. Any such compensation will be paid in accordance with applicable SEC regulations. Effective December 1, 2005, CGMI is no longer an affiliated person of the Funds under the 1940 Act. As a result, each Fund will be permitted to execute portfolio transactions with CGMI or an affiliate of CGMI as agent (but not as principal) without being subject to the restrictions applicable to transactions with affiliated persons.

Each Fund paid

no brokerage commissions during the Fund’s previous three fiscal years.

As of December 1, 2005, LMIS became an affiliated person of the Funds under the 1940 Act. For the period December 1, 2005 though December 31, 2005, the Funds did not pay any brokerage commissions to LMIS or its affiliates.

Each Fund will be permitted to purchase securities in underwritings in which CGMI or an affiliate of CGMI is a member without being subject to the restrictions imposed by certain rules of the SEC. The manager’s use of CGMI or affiliates of CGMI as agent in portfolio transactions with a Fund will be governed by each Fund’s policy of seeking the best overall terms available.

In certain instances there may be securities that are suitable as an investment for a Fund as well as for one or more of the manager’s other clients. Investment decisions for each Fund and for the manager’s other clients are made with a view to achieving their respective investment objectives. It may develop that a particular security is bought or sold for only one client even though it might be held by, or bought or sold for, other clients. Likewise, a particular security may be bought for one or more clients when one or more clients are selling the same security. Some simultaneous transactions are inevitable when several clients receive investment advice from the same investment adviser, particularly when the same security is suitable for the investment objectives of more than one client. When two or more clients are simultaneously engaged in the purchase or sale of the same security, the securities are allocated among clients in a manner believed to be equitable to each. It is recognized that in some cases this system could adversely affect the price of or the size of the position obtainable in a security for a Fund. When purchases or sales of the same security for a Fund and for other portfolios managed by the manager occur contemporaneously, the purchase or sale orders may be aggregated in order to obtain any price advantages available to large volume purchases or sales.

For reporting purposes, a Fund’s portfolio turnover rate is calculated by dividing the lesser of purchases or sales of portfolio securities for the fiscal year by the monthly average of the value of the portfolio securities owned by the Fund during the fiscal year. In determining such portfolio turnover, all securities whose maturities at the time of acquisition were one year or less are excluded. A 100% portfolio turnover rate would occur, for example, if all of the securities in the Fund’s investment portfolio (other than short-term money market securities) were replaced once during the fiscal year. Portfolio turnover will not be a limiting factor should the manager deem it advisable to purchase or sell securities.

Increased portfolio turnover necessarily results in correspondingly greater transaction costs which must be paid by the Fund. To the extent portfolio trading results in realization of net short-term capital gains, shareholders will be taxed on such gains at ordinary tax rates (except shareholders who invest through IRAs and other retirement plans which are not taxed currently on accumulations in their accounts). Investment
Grade Bond Fund will not normally engage in the trading of securities for the purpose of realizing short-term profits, but it will adjust its portfolio as considered advisable in view of prevailing or anticipated market conditions.

For the fiscal years ended December 31, 2004 and 2005 the portfolio turnover rates were as follows:

Fund

2004

2005

Investment Grade Bond Fund

43
%

40
%

Government Securities Fund

138
%

141
%

During the fiscal year ended December 31, 2005, each Fund purchased securities issued by the following regular broker-dealers of each Fund, which had the following values as of
December 31, 2005.

Name of Regular Broker or Dealer or Parent (Issuer)

Name of Fund

Type of Security Owned D=debt E=equity

Par/Shares

Goldman Sachs & Co.

Investment Grade Bond Fund

D

$
13,723,111

JPMorgan Chase & Co.

D

$
7,121,274

Merrill Lynch & Co.

D

$
8,754,215

Credit Suisse First Boston (USA) Inc.

D

$
6,551,893

Lehman Brothers Holdings Inc.

D

$
6,276,240

Bank of America Corp.

Government Securities Fund

D

$
22,893,447

Credit Suisse First Boston Corp.

D

$
1,976,179

PURCHASE OF SHARES

The
following classes of shares are available for purchase. See the Prospectuses for a discussion of factors to consider in selecting which Class of shares to purchase. Share certificates for the Funds will no longer be issued. If you currently hold share certificates of a Fund, such certificates will continue to be honored.

Class A Shares.    Class A shares are sold to investors at the public offering price, which is the net asset value plus an initial sales charge as follows:

Government Securities Fund and Investment Grade Bond Fund

Amount of Investment

Sales Charge as % of Offering Price

Sales Charge as % of Amount Invested

Less than $25,000

4.50%

4.71%

$ 25,000-$ 49,999

4.00

4.17

50,000-$ 99,999

3.50

3.63

100,000-$ 249,999

2.50

2.56

250,000-$ 499,999

1.50

1.52

500,000-$1,000,000 or more

-0-*

-0-*

*

A distributor may pay up to 1.00% to a Service Agent for purchase amounts of $500,000 or more and for purchases by certain retirement plans with an omnibus relationship with the
Fund. In such cases, starting in the thirteenth month after purchase, the Service Agent will also receive the annual distribution and service fee of up to 0.25% of the average daily net assets represented by the Class A shares held by its clients. Prior to the thirteenth month, the distributor will retain the service fee. Where the Service Agent does not receive the payment of this commission, the Service Agent will instead receive the distribution and service fee starting immediately after purchase. In certain cases, the Service Agent may receive both a payment of the commission and the annual distribution and service fee starting immediately after purchase. Please contact your Service Agent for more information.

Members of a selling group may receive
up to 90% of the sales charge and may be deemed to be underwriters of a Fund as defined in the Securities Act of 1933, as amended (the “1933 Act”). The reduced sales charges shown above apply to the aggregate of purchases of Class A shares of a Fund made at

one time by any “person,” which includes an individual and his or her spouse and

children under the age of 21, or a

trustee or other

fiduciary of a single trust estate or single fiduciary account.

Class B Shares.    Class B shares are sold without an initial sales charge but are subject to a deferred sales charge payable upon certain redemptions.
See “Deferred Sales Charge Provisions” below.

Class C Shares.    Class C shares are sold with no initial sales charge and are subject to a deferred sales charge payable upon certain redemptions. See
“Deferred Sales Charge Provisions” below.

Class Y Shares.    Class Y shares are sold without an initial sales charge or deferred sales charge and are available only to investors investing a minimum of $15,000,000 (except there is no minimum purchase amount for purchases by Legg Mason Partners Allocation Series Inc.; qualified and non-qualified retirement plans with $75,000,000 in plan assets for which CitiStreet LLC acts as the plan’s recordkeeper; or 401(k) plans of Citigroup and its affiliates).

Purchases of Class 1 Shares.    Class 1 shares are offered only through PFS and only to eligible Class 1 purchasers, at the next determined net asset value plus a sales charge, as set forth below.

Size of Investment

As % of Net Amount Invested

As % of Offering Price

Less than $25,000

7.24
%

6.75
%

$25,000 but less than 50,000

6.10
%

5.75
%

$50,000 but less than 100,000

4.44
%

4.25
%

$100,000 but less than 250,000

3.63
%

3.50
%

$250,000 but less than 500,000

2.56
%

2.50
%

$500,000 but less than 1,000,000

2.04
%

2.00
%

$1,000,000 but less than 2,500,000

1.01
%

1.00
%

$2,500,000 but less than $5,000,000

0.50
%

0.50
%

$5,000,000 or more

0.25
%

0.25
%

Class 1 shares may be purchased at net asset value by the Primerica Plan for eligible Class 1 purchasers participating in the PFS Primerica Corporation Savings and Retirement Plan (“Primerica Plan”),
subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). Such shares are purchased for investment purposes and may not be resold except by redemption or repurchase by or on behalf of the
Primerica Plan.

General

Investors may purchase shares from a Service Agent. In addition, certain investors, including qualified retirement plans purchasing through certain Service Agents, may purchase shares directly from a Fund. When purchasing shares of a Fund, investors must specify which Class is being purchased. Service Agents may charge their customers an annual account maintenance fee in connection with a brokerage account through which an investor purchases or holds shares. Accounts held directly at PFPC Inc., each Fund’s transfer agent (“PFPC” or the “transfer agent”), are not subject to a maintenance fee.

Investors in Class A, Class B and Class C shares may open an account in a Fund by making an initial investment of at least $1,000 for each account in the Fund. Investors in
Class Y shares may open an account by making an initial investment of $15,000,000. Subsequent investments of at least $50 may be made for all Classes. For shareholders purchasing shares of a Fund through the Systematic Investment Plan on a monthly basis, the minimum initial investment requirement for Class A, Class B and Class C shares and subsequent investment requirement for all classes is $25. For shareholders purchasing shares of a Fund through the Systematic Investment Plan on a quarterly basis, the minimum initial investment required for Class A, Class B and Class C shares and the subsequent investment requirement for all Classes is $50. There are no minimum investment requirements for Class A shares for employees of Citigroup and its subsidiaries, including CGMI, unitholders who invest distributions from a Unit Investment Trust (“UIT”) sponsored by CGMI, and Directors of any of the CAM-affiliated funds, including the Legg Mason Partners
Mutual Funds, and their spouses and children. Each Fund reserves the right to waive or change minimums, to decline any order to purchase its shares and to suspend the offering of shares from time to time. Shares purchased will be held in the shareholder’s account by the transfer agent. Share certificates are issued only upon a shareholder’s written request to the transfer agent. Purchase orders received by the transfer agent prior to the close of regular trading on the NYSE, on any day the Funds calculate their net asset values, are priced according to the net asset value determined on that day.

PFS Accounts.    The Funds offer two classes of shares to new investors purchasing through PFS: Class A shares and Class B shares.

Initial purchases of shares of the Funds must be made through a PFS Registered Representative by completing the appropriate application. The completed application should be forwarded to Primerica Shareholder Services, P.O. Box 9662, Providence, Rhode Island 02940-9662. Checks drawn on foreign banks must be payable in U.S. dollars and have the routing number of the U.S. bank encoded on the check. Subsequent investments must be sent directly to Primerica Shareholder Services. In processing applications and investments, Primerica Shareholder Services acts as agent for the investor and for PFS in its role as co-distributor, in accordance with the terms of the
Prospectuses.

Shares purchased will be held in the shareholder’s account by PFPC. A shareholder who has insufficient funds to complete any purchase will be charged a fee of $30 per returned purchase by PFPC.

Investors in Class A and Class B shares may open an account by making an initial investment of at least $1,000 for each account in each Class (except for Systematic Investment
Plan accounts), or $250 for an IRA or a Self-Employed Retirement Plan in the Fund. Subsequent investments of at least $50 may be made for each Class. For participants in retirement plans qualified under Section 403(b)(7) or Section 401(a)
of the Code, the minimum initial investment requirement for Class A and Class B shares and the subsequent investment requirement for each class in the Fund is $25.

Initial purchases of Fund shares may be made by wire. The minimum investment that can be made by wire is $10,000. Before sending the wire, the PFS Registered Representative must contact Primerica Shareholder Services at (800) 665-8677 to obtain proper wire instructions. Once an account is open, a shareholder may make additional investments by wire. The shareholder should contact Primerica Shareholder Services at
(800) 544-5445 to obtain proper wire instructions.

Shareholders who establish telephone transaction authority on their account and supply bank account information will be able to make additions to their accounts at any time.
Shareholders should contact Primerica Shareholder Services at (800) 544-5445 between 8:00 a.m. and 8:00 p.m. Eastern time any day that the New York Stock Exchange (“NYSE”) is open. If a shareholder does not wish to allow telephone subsequent investments by telephone by any person in the account, he or she should decline the telephone transaction option on the account application. The minimum telephone subsequent investment is $250 and the maximum is $10,000. By requesting a subsequent purchase by telephone, you authorize Primerica Shareholder Services and PFPC to transfer funds from the bank account provided for the amount of the purchase. Subsequent investments by telephone may not be available if the shareholder cannot reach Primerica Shareholder Services because all telephone lines are busy or for any other reason; in such case, a shareholder would have to use the Fund’s regular subsequent investment procedure described above.

Systematic Investment Plan.
Shareholders may make additions to their accounts at any time by purchasing shares through a service known as the Systematic Investment Plan. Under the Systematic Investment Plan, the transfer agent is authorized through preauthorized transfers of at least $25 on a monthly basis or at least $50 on a quarterly basis to charge the shareholder’s account held with a bank or other financial institution on a monthly or quarterly basis as indicated by the shareholder to provide for systematic additions to the shareholder’s Fund account. A shareholder who has insufficient funds to complete the transfer will be charged a fee of up to $30 by the transfer agent. The Systematic Investment Plan also authorizes CGMI or the transfer agent to apply cash held in the shareholder’s Smith Barney brokerage account or redeem the shareholder’s shares of a Smith Barney money market fund to make additions to the account. Additional information is available from a Fund or a Service Agent.

Determination of Public Offering Price

Each Fund offers its shares to the public on a continuous basis. The public offering price for Class A, Class B, Class C and Class Y shares of the Fund is equal to the net asset value per share at the time of purchase, plus for Class A shares an initial sales charge based on the aggregate amount of the investment. Class A share purchases, including applicable rights of accumulation, equaling or exceeding
$500,000 are made at net asset value per share at the time of purchase and no sales charge is imposed at the time of purchase. A deferred sales charge, however, is imposed on certain redemptions of Class B and C shares, and Class A shares when purchased in amounts exceeding $500,000. Set forth below is an example of the method of computing the offering price of the Class A shares of each Fund.

  Legg Mason Partners Investment Grade Bond Fund Class A (net asset value of $12.42 plus 4.75% of net asset value per share)

$
13.01

Legg Mason Partners Government Securities Fund Class A (net asset value of $9.73 plus 4.73% of net asset value per share)

$
10.19

Class 1 (net asset value of $9.74 plus 7.29% of net asset value per share)

$
10.45

Sales Charge Waivers and Reductions

Initial Sales Charge Waivers.    Purchases of Class A shares may be made at net asset value without an initial sales charge by (i)

Board members and employees of Legg Mason and its subsidiaries, as well as any funds (including the Legg Mason Partners funds) affiliated with the manager, as well as by retired Board members and employees, the immediate families of such persons (i.e., such person’s spouse (including the surviving spouse of a deceased Board member) and children under the age of 21) or by a pension, profit-sharing or other benefit plan for the benefit of such persons and (ii)

any full time employee or registered representative of a Fund’s distributor or of a member of the National Association of Securities Dealers, Inc. having dealer, service or other selling agreements with a Fund’s distributor, and by the immediate families of such persons or by a pension, profit-sharing or other benefit plan for the benefit of such persons (providing such sales are made upon the assurance of the purchaser that the purchase is made for investment purposes and that the securities will not be resold except through redemption or repurchase); (b) offers of Class A shares to any other investment company to effect the combination of such company with the Fund by merger, acquisition of assets or otherwise;
(c)

purchases of Class A shares by any client of a newly employed Smith Barney Financial Advisor or other Service Agent (for a period up to 90 days from the commencement of the Financial Advisor’s employment with CGMI), on the condition that the purchase of Class A shares is made with the proceeds of the redemption of shares of a mutual fund which (i) was sponsored by the prior employer of the Financial Advisor or other Service Agent,
(ii) was sold to the client by the Financial Advisor or other Service Agent, and (iii) was subject to a sales charge; (d)

purchases by shareholders who have redeemed Class A shares in the Fund (or Class A shares of another Legg Mason Partners mutual fund that is offered with a sales charge) and who wish to reinvest their redemption proceeds in the Fund, provided the reinvestment is made within

60 calendar days of the redemption; (e) purchases by accounts managed by registered investment advisory subsidiaries of Citigroup; (f) purchases by a separate account used to fund certain unregistered variable annuity contracts; (g) investments of distributions from or proceeds from a sale of a UIT sponsored by CGMI; (h)

purchases by investors participating in “wrap fee” or asset allocation programs or other fee-based arrangements sponsored by broker-dealers and other financial institutions that have entered into agreements with CGMI; (i) “

K” choice purchases of Class A shares by

Section 403(b) or

Section 401(a) or (k) accounts associated with certain Citigroup affiliates, including CitiStreet Retirement Programs; (j) purchases by separate accounts used to fund certain Section 403(b) or
401(a) accounts; (k) purchases by Intergraph Corporate Stock Bonus Plan participants reinvesting distribution proceeds from the sale of the Legg Mason Partners Appreciation Fund; and (l) purchases by executive deferred compensation plans participating in the CGMI ExecChoice program. In order to obtain such discounts, the purchaser must provide sufficient information at the time of purchase to permit verification that the purchase would qualify for the elimination of the sales charge.

Each Fund has imposed certain share class eligibility requirements in connection with purchases by retirement plans, including but not limited to executive deferred compensation programs, group retirement plans and certain employee benefit plans, including employer-sponsored tax-qualified 401(k) plans and other defined contribution plans. Plans with a minimum of 100 participants or with assets in excess of $1 million are eligible to purchase the Fund’s Class A shares load-waived. Each share class has varying service and distribution related fees as described elsewhere in this SAI.

Plan sponsors, plan fiduciaries and other financial intermediaries may, however, choose to impose qualification requirements for Plans that differ from a Fund’s share class eligibility standards. In certain cases this could result in the selection of a share class with higher service and distribution related fees than would otherwise have been charged. The Fund is not responsible for, and has no control over, the decision of any plan sponsor, plan fiduciary or financial intermediary to impose such differing requirements. Please consult with your plan sponsor, plan fiduciary or financial intermediary for more information about available share classes.

Accumulation Privilege—

lets you combine the

current value of Class A shares of a Fund with all other shares of Legg Mason Partners funds that are owned by:

•

you; or

•

your spouse and children under the age of 21; and

that are offered with a sales charge, with the dollar amount of your next purchase of Class A shares for purposes of calculating the initial sales charge.

Shares of Smith Barney money market funds (

other than money market fund shares acquired by exchange from other Legg Mason Partners funds offered with a sales charge and shares of those money market fund shares noted below) and Legg Mason Partners S&P 500
Index Fund may not be combined. However, shares of Legg

Mason Partners Exchange Reserve Fund and Class C shares of Legg Mason Partners Adjustable Rate Income Fund, Legg Mason Partners Inflation Management Fund, Legg Mason Partners
Intermediate Maturity California Municipals Fund, Legg Mason Partners Intermediate Maturity New York Municipals Fund, Legg Mason Partners Limited Term Municipals Fund, Smith Barney Money Funds, Inc.—Cash and Government Portfolios, Legg Mason
Partners Short Duration Municipal Income Fund, and Legg Mason Partners Short-Term Investment Grade Bond Fund are not offered with a sales charge, but may be combined.

If your current purchase order will be placed through a Smith Barney Financial Advisor, you may also combine eligible shares held in accounts with a different Service Agent. If you hold shares of Legg Mason Partners funds in accounts at two or more different Service Agents, please contact your Service Agents to determine which shares may be combined.

Certain trustees and fiduciaries may be entitled to combine accounts in determining their sales charge.

Letter of Intent—

helps you take advantage of breakpoints in Class A sales charges. You may purchase Class A shares of Legg Mason Partners funds over a

13-month period and pay the same sales charge, if any, as if all shares had been purchased at once. You have a choice of six Asset Level

Goal amounts, as follows:

(1) $

25,000

(4) $250,000

(2) $50,000

(5) $500,000

(3) $100,000

(6) $1,000,000

Each time you make a Class A purchase under a Letter of Intent, you will be entitled to the sales charge that is applicable to the amount of your Asset Level Goal. For example, if your Asset Level Goal is $100,000, any Class A investments you make under a Letter of Intent would be subject to the sales charge of the specific fund you are investing in for purchases of $100,000. Sales charges and breakpoints vary among the Legg Mason Partners funds.

When you enter into a Letter of Intent, you agree to purchase in Eligible Accounts over a thirteen (13) month period Eligible Fund Purchases in an amount equal to the Asset
Level Goal you have selected, less any Eligible Prior Purchases. For this purpose, shares are valued at the public offering price (including any sales charge paid) calculated as of the date of purchase, plus any appreciation in the value of the shares as of the date of calculation, except for Eligible Prior Purchases, which are valued at current value as of the date of calculation. Your commitment will be met if at any time during the 13-month period the value, as so determined, of eligible holdings is at least equal to your Asset Level Goal. All reinvested dividends and distributions on shares acquired under the Letter will be credited towards your Asset Level Goal. You may include any Eligible Fund Purchases towards the
Letter, including shares of classes other than Class A shares. However, a Letter of Intent will not entitle you to a reduction in the sales charge payable on any shares other than Class A shares, and if the shares are subject to a deferred sales charge, you will still be subject to that deferred sales charge with respect to those shares. You must make reference to the Letter of Intent each time you make a purchase under the Letter.

Eligible Fund Purchases.    Generally, any

shares of a Legg Mason Partners fund that are

subject to a sales charge may be credited towards your Asset Level Goal. Shares of Smith Barney money market funds (

except for money market fund shares acquired by exchange from other Legg Mason Partners funds offered with a sales charge) and Legg Mason Partners S&P 500 Index Fund are not eligible. However, the following funds and share classes are also eligible, although not offered with a sales charge:

Shares of Legg Mason Partners Exchange Reserve Fund

Class C shares of Legg Mason Partners Adjustable Rate Income Fund

Class C shares of Legg Mason Partners Inflation Management Fund

Class C shares of Legg Mason Partners Intermediate Maturity California Municipals Fund

Class C shares of Legg Mason Partners Intermediate Maturity New York Municipals Fund

Class C shares of Legg Mason Partners Limited Term Municipals Fund

Class C shares of Smith Barney Money Funds, Inc.—Cash and Government Portfolios

Class C shares of Legg Mason Partners Short Duration Municipal Income Fund

Class C shares of Legg Mason Partners Short-Term Investment Grade Bond Fund

This list may change from time to time. Investors should check with their Service Agent to see which funds may be eligible.

Eligible Accounts.    Purchases may be made through any account in your name, or in the name of your spouse or your children under the age of 21.
If any of the assets to be credited towards your Goal are held in an account other than in your name, you may be required to provide documentation with respect to these accounts. If you are purchasing through a Smith Barney Financial Advisor, or directly through PFPC, accounts held with other Service Agents are generally eligible, but you will be required to provide certain documentation, such as account statements, in order to include these assets. If you are purchasing through a Service
Agent other than a Smith Barney Financial Advisor, you should check with that Service Agent to see which accounts may be combined.

Eligible Prior Purchases.    You may also credit towards your Asset Level Goal any Eligible Fund Purchases made in Eligible Accounts at any time prior to entering into the Letter of Intent that have not been sold or redeemed, based on the current price of those shares as of the date of calculation.

Backdating Letter.

You may establish a date for a Letter of Intent that is up to ninety (90) calendar days prior to the date you enter into the Letter. Any Eligible Fund

Purchases in Eligible Accounts made during that period will count towards your Goal and will also be eligible for the lower sales charge applicable to your Asset Level Goal. You will be credited by way of additional shares at the current offering price for the difference between (a) the aggregate sales charges actually paid for those eligible shares and (b) the aggregate applicable sales charges for your Asset Level Goal.

Increasing the Amount of the Letter.    You may at any time increase your Asset Level Goal. You must however contact your financial professional, or if you purchase your shares directly through PFPC, contact PFPC, prior to making any purchases in an amount in excess of your current Asset Level Goal. Upon such an increase, you will be credited by way of additional shares at the then current offering price for the difference between: (a) the aggregate sales charges actually paid for shares already purchased under the Letter and (b) the aggregate applicable sales charges for the increased Asset Level Goal. The 13-month period during which the Asset Level Goal must be achieved will remain unchanged.

Sales and Exchanges.    Shares acquired pursuant to a Letter of Intent, other than Escrowed Shares as defined below, may be redeemed or exchanged at any time, although any shares that are redeemed prior to meeting your Asset Level Goal will no longer count towards meeting your Goal. However, complete liquidation of purchases made under a Letter of Intent prior to meeting the Asset Level Goal will result in the cancellation of the Letter. See “Failure to Meet Asset Level Goal” below. Exchanges in accordance with a fund’s prospectus are permitted, and shares so exchanged will continue to count towards your Asset Level
Goal, as long as the exchange results in an Eligible Fund Purchase.

Cancellation of Letter.    You may cancel a Letter of Intent by notifying your Service Agent in writing, or if you purchase your shares directly through PFPC, by notifying PFPC in writing. The Letter will be automatically cancelled if all shares are sold or redeemed as set forth above. See “Failure to Meet Asset Level Goal” below.

Escrowed Shares.    Shares equal in value to

five percent (5%) of your Asset Level Goal as of the date of your Letter (or the date of any increase in the amount of the Letter) is accepted, will be held in escrow during the term of your Letter. The Escrowed
Shares will be included in the total shares owned as reflected in your account statement and any dividends and capital gains distributions applicable to the Escrowed Shares will be credited to your account and counted towards your Asset Level Goal or paid in cash upon request. The Escrowed Shares will be released from escrow if all the terms of your Letter are met.

Failure to Meet Asset Level Goal.    If the total assets under your Letter of Intent within its 13-month term are less than your Asset Level Goal or you elect to liquidate all of your holdings or cancel the Letter before reaching your Asset Level Goal, you will be liable for the difference between: (a) the sales charge actually paid and; (b) the sales charge that would have applied if you had not entered into the Letter. You may, however, be entitled to any breakpoints that would have been available to you under the accumulation privilege. An appropriate number of shares in your account will be redeemed to realize the amount due. For these purposes, by entering into a Letter of Intent, you irrevocably appoint your Financial Advisor, or if you purchase your shares directly through PFPC, PFPC, as your attorney-in-fact for the purposes of holding the Escrowed Shares and surrendering shares in your account for redemption. If there are insufficient assets in your account, you will be liable for the difference. Any Escrowed Shares remaining after such redemption will be released to your account.

Letter of Intent—Class Y Shares

A Letter of Intent may also be used as a way for investors to meet the minimum investment requirement for Class Y shares (except purchases of Class Y shares by Legg Mason Partners
Allocation Series Inc., for which there is no minimum purchase amount). Such investors must make an initial minimum purchase of $5,000,000 in Class Y shares of a Fund and agree to purchase a total of $15,000,000 of Class Y shares of the Fund within
13 months from the date of the Letter. If a total investment of $15,000,000 is not made within the 13-month period, all Class Y shares purchased will be transferred to Class A shares, where they will be subject to all fees (including a service fee of 0.25) and expenses applicable to the Fund’s Class A shares, which may include a deferred sales charge of 1.00%. Please contact a Service Agent or the transfer agent for further information.

Deferred Sales Charge Provisions

Deferred sales charge shares are: (a) Class B shares; (b) Class C shares; and (c) Class A shares that were purchased without an initial sales charge but are subject to a deferred sales charge (“Deferred Sales Charge Shares”). A deferred sales charge may be imposed on certain redemptions of these shares.

Any applicable deferred sales charge will be assessed on an amount equal to the lesser of the original cost of the shares being redeemed or their net asset value at the time of redemption. Deferred Sales Charge Shares that are redeemed will not be subject to a deferred sales charge to the extent the value of such shares represents: (a) capital appreciation of Fund assets; (b) reinvestment of dividends or capital gain distributions; (c) with respect to Class B shares, shares redeemed more than five years after their purchase; or (d) with respect to Class C shares and Class A shares that are Deferred Sales Charge Shares, shares redeemed more than 12 months after their purchase.

Class C shares and Class A shares that are Deferred Sales Charge Shares are subject to a 1.00% deferred sales charge if redeemed within 12 months of purchase. In circumstances in which the deferred sales charge is imposed on Class B shares, the amount of the charge will depend on the number of years since the shareholder made the purchase payment from which the amount is being redeemed. Solely for purposes of determining the number of years since a purchase payment, all purchase payments made during a month will be aggregated and deemed to have been made on the last day of the preceding Smith Barney statement month. The following table sets forth the rates of the charge for redemptions of Class B shares by shareholders.

Year Since Purchase Payment Was Made

Deferred Sales charge

First

4.50
%

Second

4.00

Third

3.00

Fourth

2.00

Fifth

1.00

Sixth and thereafter

0.00

Class B shares will convert automatically to Class A shares eight years after the date on which they were purchased and thereafter will no longer be subject to any distribution fees. There will also be converted at that time such proportion of Class B Dividend Shares owned by the shareholder as the total number of his or her Class B shares converting at the time bears to the total number of outstanding Class B shares (other than Class B Dividend Shares) owned by the shareholder.

In determining the applicability of any deferred sales charge, it will be assumed that a redemption is made first of shares representing capital appreciation, next of shares representing the reinvestment of dividends and capital gain distributions and finally of other shares held by the shareholder for the longest period of time. The length of time Deferred Sales Charge Shares acquired through an exchange have been held will be calculated from the date the shares exchanged were initially acquired in one of the other Legg Mason Partners mutual funds, and Fund shares being redeemed will be considered to represent, as applicable, capital appreciation or dividend and capital gain distribution reinvestments in such other Funds. For federal income tax purposes, the amount of the deferred sales charge will reduce the gain or increase the loss, as the case may be, on the amount realized on redemption. The amount of any deferred sales charge will be retained by Legg Mason Investor Services, LLC, one of the Funds’ distributors, except with respect to Class B shares sold by a PFS Registered Representative, for which the deferred sales charge will be retained by PFS.

To provide an example, assume an investor purchased 100 Class B shares of a Fund at $10 per share for a cost of $1,000. Subsequently, the investor acquired 5 additional shares of the Fund through dividend reinvestment. During the fifteenth month after the purchase, the investor decided to redeem $500 of his or her investment. Assuming at the time of the redemption the net asset value had appreciated to $12 per share, the value of the investor’s shares would be $1,260 (105 shares at $12 per share). The deferred sales charge would not be applied to the amount which represents appreciation ($200) and the value of the reinvested dividend shares ($60). Therefore,
$240 of the $500 redemption proceeds ($500 minus $260) would be charged at a rate of 4.00% (the applicable rate for Class B shares) for a total deferred sales charge of $9.60.

Waivers of Deferred Sales Charge

The deferred sales charge will be waived on: (a) exchanges (see “Exchange Privilege”); (b) automatic cash withdrawals in amounts equal to or less than
1.00% per month of the value of the shareholder’s shares at the time the withdrawal plan commences (see “Automatic Cash Withdrawal Plan”); (c)

redemptions of shares within 12 months following the death or disability of the shareholder; (d)

redemptions of shares made in connection with qualified distributions from retirement plans or IRAs upon the attainment of age 70
1/2. In addition, shareholders who purchased shares subject to a deferred sales charge prior to May 13, 2005 will be “grandfathered” and will be eligible to obtain the waiver at age 59 1/2 by demonstrating such eligibility at the time of redemption; (e) involuntary redemptions; and
(f) redemptions of shares to effect a combination of the Fund with any investment company by merger, acquisition of assets or otherwise.

Deferred sales charge waivers will be granted subject to confirmation (by CGMI in the case of shareholders who are also Smith Barney clients or by the transfer agent in the case of all other shareholders) of the shareholder’s status or holdings, as the case may be.

REDEMPTION OF SHARES

The
right of redemption may be suspended or the date of payment postponed (a) for any period during which the NYSE is closed (other than for customary weekend and holiday closings), (b) when trading in the markets a Fund normally utilize is restricted, or an emergency exists, as determined by the SEC, so that disposal of the Fund’s investments or determination of net asset value is not reasonably practicable or (c) for such other periods as the SEC by order may permit for protection of the Fund’s shareholders.

Distributions in Kind

If the Board of Directors determines that it would be detrimental to the best interests of the remaining shareholders to make a redemption payment wholly in cash, a Fund may pay, in accordance with SEC rules, any portion of a redemption in excess of the lesser of $250,000 or 1.00% of the Fund’s net assets by a distribution in kind of portfolio securities in lieu of cash. Securities issued as a distribution in kind may incur brokerage commissions when shareholders subsequently sell those securities.

Redemptions

Shares may be redeemed by submitting a written request to your Service Agent or to:

Legg Mason Partners Investment Funds, Inc.

    (specify specific fund)

Class A, B, C, or Y (please specify)

c/o PFPC Inc.

P.O. Box 9699

Providence, Rhode Island 02940-9699

A written redemption request must (a) state the class and number or dollar amount of shares to be redeemed, (b) identify the shareholder’s account number and
(c) be signed by each registered owner exactly as the shares are registered. If the shares to be redeemed were issued in certificate form, the certificates must be endorsed for transfer (or be accompanied by an endorsed stock power) and must be submitted to PFPC together with the redemption request. Any signature appearing on a share certificate, stock power or written redemption request in excess of $50,000 must be guaranteed by an eligible guarantor institution, such as a domestic bank, savings and loan institution, domestic credit union, member bank of the Federal Reserve System or member firm of a national securities exchange. Written redemption requests of $50,000 or less do not require a signature guarantee unless more than one such redemption request is made in any 10-day period. Redemption proceeds will be mailed to the shareholder’s address of record. The transfer agent may require additional supporting documents for redemptions made by corporations, executors, administrators, trustees or guardians. A redemption request will not be deemed properly received until the transfer agent receives all required documents in proper form.

Telephone Redemption and Exchange Program.
Shareholders who do not have a brokerage account may be eligible to redeem and exchange shares by telephone. To determine if a shareholder is entitled to participate in this program, he or she should contact the transfer agent at 1-800-451-2010. Once eligibility is confirmed, the shareholder must complete and return a Telephone/Wire Authorization Form, along with a signature guarantee, that will be provided by the transfer agent upon request.
(Alternatively, an investor may authorize telephone redemptions on the new account application with the applicant’s signature guarantee when making his or her initial investment in the Fund.)

Redemptions.    Redemption requests of up to $

50,000 of any class or classes of shares of the Funds may be made by eligible shareholders by calling the transfer agent at 1-800-451-2010. Such requests may be made between 9:00 a.m. and 4:00 p.m. (Eastern time) on any day the NYSE is open. Redemptions of shares (i) by retirement plans or (ii) for which certificates have been issued are not permitted under this program.

A shareholder will have the option of having the redemption proceeds mailed to his or her address of record or wired to a bank account predesignated by the shareholder. Generally, redemption proceeds will be mailed or wired, as the case may be, on the next business day following the redemption request. In order to use the wire procedures, the bank receiving the proceeds must be a member of the Federal Reserve System or have a correspondent relationship with a member bank. The Funds reserve the right to charge shareholders a nominal fee for each wire redemption. Such charges, if any, will be assessed against the shareholder’s account from which shares were redeemed.
In order to change the bank account designated to receive redemption proceeds, a shareholder must complete a new Telephone/Wire Authorization Form and, for the protection of the shareholder’s assets, will be required to provide a signature guarantee and certain other documentation.

Exchanges.    Eligible shareholders may make exchanges by telephone if the account registration of the shares of the Fund being acquired is identical to the registration of the shares of the Fund exchanged. Such exchange requests may be made by calling the transfer agent at 1-800-451-2010 between 9:00 a.m. and 4:00 p.m. (Eastern time) on any day on which the NYSE is open.

Additional Information Regarding Telephone Redemption and Exchange Program.    Neither the Funds nor any of their agents will be liable for following instructions communicated by telephone that are reasonably believed to be genuine. The Funds and their agents will employ procedures designed to verify the identity of the caller and legitimacy of instructions (for example, a shareholder’s name and account number will be required and phone calls may be recorded). The Funds reserve the right to suspend, modify or discontinue the telephone redemption and exchange program or to impose a charge for this service at any time following at least seven (7) days’ prior notice to shareholders.

b.    PFS Accounts

Shareholders may redeem for cash some or all of their shares of the Funds at any time by sending a written request in proper form directly to PFPC Inc., c/o Primerica Shareholder
Services, P.O. Box 9662, Providence, Rhode Island 02940-9662. If you should have any questions concerning how to redeem your account after reviewing the information below, please contact Primerica Shareholder Services at (800) 544-5445,
Spanish-speaking representatives (800) 544-7278 or TDD Line for the Hearing Impaired (800) 824-1721.

The request for redemption must be signed by all persons in whose names the shares are registered. Signatures must conform exactly to the account registration. If the proceeds of the redemption exceed $50,000, or if the proceeds are not paid to the record owner(s) at the record address, if the shareholder(s) has had an address change within 30 days of the shareholder’s redemption request, or if the shareholder(s) is a corporation, sole proprietor, partnership, trust or fiduciary, signature(s) must be guaranteed by one of the following: a bank or trust company; a broker-dealer; a credit union; a national securities exchange, registered securities association or clearing agency; a savings and loan association; or a federal savings bank.

Generally, a properly completed Redemption Form with any required signature guarantee is all that is required for a redemption. In some cases, however, other documents may be necessary. For example, in the case of shareholders holding certificates, the certificates for the shares being redeemed must accompany the redemption request. Additional documentary evidence of authority is also required by PFPC in the event redemption is requested by a corporation, partnership, trust, fiduciary, executor or administrator. Additionally, if a shareholder requests a redemption from a Retirement Plan account (IRA or SEP), such request must state whether or not federal income tax is to be withheld from the proceeds of the redemption check. Redemption from a Section 403(b)(7) account requires completion of a special form. Please call Primerica Shareholder Services at (800) 544-5445 between 8:00 a.m. and 8:00
p.m. Eastern time to obtain the proper forms.

A shareholder may utilize Primerica Shareholder Services Telephone Redemption service to redeem his or her account as long as he or she has authorized the telephone redemption option. If a shareholder does not wish to allow telephone redemptions by any person in his account, he should decline the telephone transaction option on the account application. The telephone redemption option can be used only if: (a) the redemption proceeds are to be mailed to the address of record and there has been no change of address of record within the preceding 30 days; (b) the shares to be redeemed are not in certificate form; (c); the person requesting the redemption can provide proper identification information; and (d) the proceeds of the redemption do not exceed $50,000. Section 403(b)(7) accounts and accounts not registered in the name of individual(s) are not eligible for the telephone redemption option. Telephone redemption requests can be made by contacting Primerica Shareholder Services at (800) 544-5445 between 8:00 a.m. and 8:00 p.m. Eastern time any day that the NYSE is open. Telephone redemption may not be available if the shareholder cannot reach Primerica Shareholder Services whether because all telephone lines are busy or for any other reason; in such case, a shareholder would have to use the Fund’s regular redemption procedure described above.

Redemption proceeds can be sent by check to the address of record, by wire transfer to a bank account designated on the application or to a bank account designated on the application via the Automated Clearinghouse (ACH). PFPC will process and mail a shareholder’s redemption check usually within two to three business days after receiving the redemption request in good order. The shareholder may request the proceeds to be mailed by two-day air express for an $8 fee that will be deducted from the shareholder’s account or by one-day air express for a $15 fee that will be deducted from the shareholder’s account.

Each Service Agent has agreed to transmit to its customers who are shareholders of the Funds appropriate prior written disclosure of any fees that it may charge them directly. Each
Service Agent is responsible for transmitting promptly orders for its customers.

Shareholders may redeem or exchange Fund shares by telephone, if their account applications so permit, by calling the transfer agent or, if they are customers of a Service Agent, their Service Agent. During periods of drastic economic or market changes or severe weather or other emergencies, shareholders may experience difficulties implementing a telephone exchange or redemption. In such an event, another method of instruction, such as a written request sent via an overnight delivery service, should be considered.

Automatic Cash Withdrawal Plan

An automatic cash withdrawal plan (the “Withdrawal Plan”) is available to shareholders who own shares with a value of at least $10,000 and who wish to receive specific amounts of cash monthly or quarterly. Withdrawals of at least $50 may be made under the Withdrawal Plan by redeeming as many shares of the Fund as may be necessary to cover the stipulated withdrawal payment. Any applicable deferred sales charge will be waived on amounts withdrawn by shareholders that do not exceed 1.00% per month of the value of a shareholder’s shares at the time the Withdrawal Plan commences. To the extent withdrawals exceed dividends, distributions and appreciation of a shareholder’s investment in a Fund, there will be a reduction in the value of the shareholder’s investment, and continued withdrawal payments may reduce the shareholder’s investment and ultimately exhaust it. Withdrawal payments should not be considered as income from investment in a Fund. Furthermore, as it generally would not be advantageous to a shareholder to make additional investments in a Fund at the same time he or she is participating in the Withdrawal
Plan, purchases by such shareholder in amounts of less than $5,000 ordinarily will not be permitted. All dividends and distributions on shares in the Withdrawal Plan are reinvested automatically at net asset value in additional shares of a Fund.

Shareholders who wish to participate in the Withdrawal Plan and who hold their shares in certificate form must deposit their share certificates with the transfer agent as agent for
Withdrawal Plan members. For additional information, shareholders should contact their Service Agent. A shareholder who purchases shares directly through the transfer agent may continue to do so and applications for participation in the Withdrawal
Plan must be received by the transfer agent no later than the eighth day of the month to be eligible for participation beginning with that month’s withdrawal.

EXCHANGE PRIVILEGE

Except as noted below, shareholders of certain Legg Mason Partners mutual funds may exchange all or part of their shares for shares of the same class of other Legg Mason Partners mutual funds on the basis of relative net asset value per share at the time of exchange as follows:

A. Class A and Class Y shareholders of the Fund who wish to exchange all or a portion of their shares for shares of the respective Class in any of the funds of the Legg Mason Partners fund complex may do so without imposition of any charge.

B. Class B shares of the
Fund exchanged for Class B shares of another fund will be subject to the higher applicable deferred sales charge of the two Funds. Upon an exchange, the new Class B shares will be deemed to have been purchased on the same date as the Class B shares of the Fund that have been exchanged.

C. Upon exchange, new Class C
shares will be deemed to have been purchased on the same date as the Class C shares of the Fund that have been exchanged.

The exchange privilege enables shareholders to acquire shares of the same Class in a fund with different investment objectives when they believe that a shift between funds is an appropriate investment decision. This privilege is available to shareholders residing in any state in which the fund shares being acquired may legally be sold. Prior to any exchange, the shareholder should obtain and review a copy of the current prospectus of each fund into which an exchange is being considered. Prospectuses may be obtained from a Service Agent.

Upon receipt of proper instructions and all necessary supporting documents, shares submitted for exchange are redeemed at the then-current net asset value and, subject to any applicable deferred sales charge, the proceeds immediately invested, at a price as described above, in shares of the fund being acquired. The distributors reserve the right to reject any exchange request. The exchange privilege may be modified or terminated at any time after written notice to shareholders.

Additional Information Regarding the Exchange Privilege.    The Funds are not designed to provide investors with a means of speculation on short-term market movements. A pattern of frequent exchanges by investors can be disruptive to efficient portfolio management and, consequently, can be detrimental to the Funds and their shareholders. Accordingly, if the
Funds’ management in its sole discretion determines that an investor has engaged in excessive trading, the Funds, with or without prior notice, may temporarily or permanently terminate that investor’s exchange privileges, or reject in whole or part any purchase or exchange request with respect to such investor’s account. Such investors also may be barred from purchases and exchanges involving other funds in the Legg Mason Partners fund complex. Accounts under common ownership or control will be considered as one account for purposes of determining a pattern of excessive trading. The Funds may notify an investor of rejection of a purchase or exchange order after the day the order is placed. If an exchange request is rejected, the Funds will take no other action with respect to the shares until they receive further instructions from the investor. The Funds’ policy on excessive trading applies to investors who invest in the Funds directly or through Service Agents, but does not apply to any systematic investment plans described in the Prospectuses.

During times of drastic economic or market conditions, each Fund may suspend the Exchange Privilege temporarily without notice and treat exchange requests based on their separate components—redemption orders with a simultaneous request to purchase the other fund’s shares. In such a case, the redemption request would be processed at the Fund’s next determined net asset value, but the purchase order would be effective only at the net asset value next determined after the fund being purchased formally accepts the order, which may result in the purchase being delayed.

Additional Information Regarding Telephone Redemption and Exchange Program

The Funds reserve the right to suspend, modify
or discontinue the telephone redemption and exchange program or to impose a charge for this service at any time following at least seven (7) days’ prior notice to shareholders.

DISTRIBUTORS

Legg Mason Investor Services, LLC (“LMIS”), a wholly-owned broker-dealer subsidiary of Legg Mason, located at 100 Light Street, Baltimore, Maryland 21202;

CGMI, an indirect wholly-owned subsidiary of Citigroup, located at 388 Greenwich Street, New York, New York 10013; and

PFS, located at 3120 Breckinridge Boulevard, Duluth, Georgia 30099-0001, serve as each Fund’s distributors pursuant to separate written agreements or amendments to written agreements, in each case dated December
1, 2005 (the “distribution agreements”), which were approved by the Company’s Board of Directors and by a majority of the Independent Directors, casting votes in person at a meeting called for such purpose, on November 21, 2005.
The distribution agreements went into effect on December 1, 2005. Prior to December 1, 2005, CGMI and PFS Distributors, Inc. (“PFS Distributors”), the predecessor in interest to PFS, served as each Fund’s distributors.

LMIS, CGMI and PFS may be deemed to be underwriters for purposes of the 1933 Act. From time to time, LMIS, CGMI or PFS or their affiliates may also pay for certain non-cash sales incentives provided to PFS Registered Representatives. Such incentives do not have any effect on the net amount invested. In addition to the reallowances from the applicable public offering price described below, PFS may, from time to time, pay or allow additional reallowances or promotional incentives, in the form of cash or other compensation, to PFS Registered Representatives that sell shares of a Fund.

For the period from December 1, 2005 through December 31, 2005, LMIS incurred the following distribution expenses for the Funds. Distribution expenses included compensation of
Service Agents, printing costs of prospectuses and marketing materials.

Fund

Marketing & Advertising

Printing of Prospectuses

Branch Expenses

Service Agents

Total

Government Securities Fund

$
953

$
65

$
0

$
7,052

$
8,070

Investment Grade Bond Fund

$
9,612

$
167

$
0

$
15,657

$
25,436

For the fiscal year ended December 31, 2005, CGMI incurred the following distribution expenses for the Funds. Distribution expenses included compensation of Financial
Advisors, printing costs of prospectuses and marketing materials.

Fund

Marketing & Advertising

Printing of Prospectuses

Branch Expenses

Financial Advisors

Total

Government Securities Fund

$
75,105

$
583

$
325,071

$
557,916

$
958,675

Investment Grade Bond Fund

$
370,149

$
1,504

$
684,276

$
1,072,858

$
2,128,787

For the fiscal year ended December 31, 2005, PFS incurred the following distribution expenses for the Funds. Distribution expenses included compensation of Registered
Representatives, printing costs of prospectuses and marketing materials.

Fund

Marketing & Advertising

Printing of Prospectuses

Branch Expenses

Registered Representatives

Total

Government Securities Fund

$
8,777

$
0

$
144,392

$
312,267

$
465,436

Investment Grade Bond Fund

$
24,729

$
0

$
330,694

$
459,266

$
814,689

Distribution Arrangements

Each Fund has adopted an amended shareholder services and distribution plan (the “Distribution Plan”) pursuant to Rule 12b-1 under the 1940 Act with respect to its
Class A, Class B and Class C shares. The only Classes of shares offered for sale through PFS are Class A, Class B and Class 1 shares. Under the Distribution Plan, the Fund pays service and distribution fees to each of LMIS, CGMI and PFS for the services they provide and expenses they bear with respect to the distribution of Class A, Class B and Class C shares and for providing services to Class A, Class B and Class C shareholders. The co-distributors will provide the Funds’ Board with periodic reports of amounts expended under the Distribution Plan and the purposes for which such expenditures were made. Each Fund pays service fees, accrued daily and payable monthly, calculated at the annual rate of

0.25% of the value of the Fund’s average daily net assets attributable to the Fund’s Class A, Class B and Class C shares. In addition, the Fund pays distribution fees with respect to the Class B and Class C shares at the annual rate of

0.50% and

0.45%, respectively, of the Fund’s average daily net assets.

For the fiscal year ended December 31, 2005, the fees which have been paid by each Fund to LMIS, CGMI and PFS pursuant to Rule 12b-1 are set out in the table below.

Fund

Class A

Class B

Class C

Total

Government Securities Fund

$
877,476

$
722,124

$
109,478

$
1,709,078

Investment Grade Bond Fund

$
1,137,204

$
1,304,322

$
470,009

$
2,911,535

Prior to December 1, 2005, each Fund paid service and distribution fees directly to CGMI and PFS under separate Distribution Plans with respect to shares sold through CGMI and PFS.

Initial Sales Charges

Commissions on Class A Shares.

For the period ended December 31, 2005, the aggregate dollar amounts of commissions paid to LMIS on Class A shares were as follows:

Class A

Fund

December 1 through December 31, 2005

Investment Grade Bond Fund

$
0

Government Securities Fund

$
0

For the fiscal years ended December 31, 2003, 2004 and 2005, the aggregate dollar amounts of commissions paid to CGMI on sales of Class A shares were as follows:

Class A

Fund

Fiscal Year Ended 12/31/03

Fiscal Year Ended 12/31/04

Fiscal Year Ended 12/31/05

Investment Grade Bond Fund

$
258,369

$
197,996

$
28,476

Government Securities Fund

$
215,777

$
63,904

$
(40,739
)

For the fiscal years ended December 31, 2003, 2004 and 2005, the aggregate dollar amounts of commissions paid to PFS on sales of Class A shares were as follows:

Class A

Fund

Fiscal Year Ended 12/31/03

Fiscal Year Ended 12/31/04

Fiscal Year Ended 12/31/05

Investment Grade Bond Fund

$
1,366,631

$
1,239,004

$
1,344,808

Government Securities Fund

$
1,222,223

$
896,096

$
765,979

Commissions on Class C shares.    For the fiscal years ended December 31, 2003, 2004 and 2005, the aggregate dollar amounts of commissions paid to
CGMI on sales of Class C shares were as follows:

Class C

Fund

Fiscal Year Ended 12/31/03

Fiscal Year Ended 12/31/04

Fiscal Year Ended 12/31/05

Investment Grade Bond Fund

$
225,000

$
5,000

$
0

Government Securities Fund

$
53,000

$
2,000

$
0

Initial sales charges were eliminated on Class C shares of all Legg Mason Partners funds, including the Funds, in April 2004.

Commissions on Class 1 shares.    For the fiscal years ended December 31, 2003, 2004 and 2005, the aggregate dollar amounts of commissions paid to
PFS on sales of Class 1 shares were as follows:

Class 1

Fund

Fiscal Year Ended 12/31/03

Fiscal Year Ended 12/31/04

Fiscal Year Ended 12/31/05

Government Securities Fund

$
110,645

$
110,355

$
67,000

Deferred Sales Charges

Class A Shares

For the period from December 1, 2005 through December 31, 2005, the aggregate dollar amounts of deferred sales charges paid on Class A shares to LMIS were as follows:

Fiscal Period Ended 12/31/05

Fund

Class A Shares

Investment Grade Bond Fund

$
0

Government Securities Fund

$
0

For the fiscal years ended December 31, 2003, 2004 and 2005, the aggregate dollar amounts of deferred sales charges paid to CGMI on Class A shares were as follows:

Fund

Fiscal Year Ended 12/31/03

Fiscal Year Ended 12/31/04

Fiscal Year Ended 12/31/05

Investment Grade Bond Fund

$
2,000

$
3,000

$
6,499

Government Securities Fund

$
1,000

$
N/A

$
249

Class B Shares

For the period from December 1, 2005 through December 31, 2005, the aggregate dollar amount of deferred sales charges paid to LMIS on Class B shares was as follows:

Name of Fund

Fiscal Period Ended 12/31/05

Investment Grade Bond Fund

$
0

Government Securities Fund

$
0

For the fiscal years ended December 31, 2003, 2004 and 2005, the aggregate dollar amounts of deferred sales charges paid to CGMI on Class B shares were as follows:

Name of Fund

Fiscal Year Ended 12/31/03

Fiscal Year Ended 12/31/04

Fiscal Year Ended 12/31/05

Investment Grade Bond Fund

$
302,521

$
251,427

$
141,418

Government Securities Fund

$
182,635

$
140,880

$
77,898

For the fiscal years ended December 31, 2003, 2004 and 2005, the aggregate dollar amounts of deferred sales charges paid to PFS on Class B shares were as follows:

Name of Fund

Fiscal Year Ended 12/31/03

Fiscal Year Ended 12/31/04

Fiscal Year Ended 12/31/05

Investment Grade Bond Fund

$
277,479

$
270,573

$
227,224

Government Securities Fund

$
295,365

$
233,120

$
160,265

Class C Shares

For the fiscal years ended December 31, 2003, 2004 and 2005, the aggregate dollar amounts of deferred sales charges paid to CGMI on Class C shares were as follows:

Name of Fund

Fiscal Year Ended 12/31/03

Fiscal Year Ended 12/31/04

Fiscal Year Ended 12/31/05

Investment Grade Bond Fund

$
14,000

$
6,000

$
2,020

Government Securities Fund

$
13,000

$
7,000

$
1,138

Under its terms, the Distribution Plan continues in effect from year to year, provided such continuance is approved annually by vote of the Board of Directors, including a majority of the Independent Directors. The Distribution Plan may not be amended to increase the amount to be spent for the services provided by the distributors without shareholder approval, and all amendments of the Distribution Plan also must be approved by the Directors in the manner described above. The Distribution Plan may be terminated with respect to a Fund at any time, without penalty, by vote of a majority of the Independent Directors or by a vote of a majority of the outstanding voting securities of such Fund (as defined in the 1940 Act).

DETERMINATION OF NET ASSET VALUE

The net asset value per share of each Fund normally is determined as of the close of regular trading on the NYSE on each day that the NYSE is open, by dividing the value of the Fund’s net assets attributable to each Class by the total number of shares of the Class outstanding. If the NYSE closes early, the Fund accelerates the calculation of its net asset value to the actual closing time. The NYSE is closed for the observances of the following holidays: New Year’s Day,
Martin Luther King Day, Presidents’ Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving and Christmas.

The Board of Directors has approved procedures to be used to value each Fund’s securities for the purposes of determining the Fund’s net asset value. The valuation of the securities of each Fund is determined in good faith by or under the direction of the Board of Directors. The Board of Directors has delegated certain valuation functions for the Funds to the manager.

Each Fund generally values its securities based on market prices determined at the close of regular trading on the NYSE. Each Fund’s currency valuations, if any, are done as of when the London stock exchange closes, which is usually at 12 noon Eastern time. The market price for debt obligations is generally the price supplied by an independent third party pricing service approved by the Board, which may use a matrix, formula or other objective method that takes into consideration market indices, yield curves and other specific adjustments. Short-term debt obligations that will mature in 60 days or less are valued at amortized cost, unless it is determined that using this method would not reflect an investment’s fair value. If vendors are unable to supply a price, or if the price supplied is deemed by the manager to be unreliable, the market price may be determined using quotations received from one or more broker/dealers that make a market in the security. When such prices or quotations are not available, or when the manager believes that they are unreliable, the manager may price securities using fair value procedures approved by the Board. The Fund may also use fair value procedures if the manager determines that a significant event has occurred between the time at which a market price is determined and the time at which the Fund’s net asset value is calculated. In particular, the value of foreign securities may be materially affected by events occurring after the close of the market on which they are valued, but before the Funds price their shares.

Valuing securities at fair value involves greater reliance on judgment than valuation of securities based on readily available market quotations. A fund that uses fair value to price securities may value those securities higher or lower than another fund using market quotations or its own fair value methodologies to price the same securities. There can be no assurance that the Funds could obtain the fair value assigned to a security if it were to sell the security at approximately the time at which the Funds determine their net asset value.

DIVIDENDS, DISTRIBUTIONS AND TAXES

The following is a summary of certain material U.S. federal income tax considerations regarding the purchase, ownership and disposition of shares of a Fund. This summary does not address all of the potential U.S.
federal income tax consequences that may be applicable to the Funds or to all categories of investors, some of which may be subject to special tax rules. Current and prospective shareholders are urged to consult their own tax advisers with respect to the specific federal, state, local and foreign tax consequences of investing in the Funds. The summary is based on the laws in effect on the date of this SAI and existing judicial and administrative interpretations thereof, all of which are subject to change, possibly with retroactive effect.

The Funds and
Their Investments

Each Fund will be treated as a
separate taxpayer for U.S. federal income tax purposes. Each Fund intends to continue to qualify to be treated as a regulated investment company each taxable year under the Code. To so qualify, a Fund must, among other things: (a) derive at least 90% of its gross income in each taxable year from

 dividends, interest, payments with
respect to securities loans and gains from the sale or other disposition of stock or securities or foreign currencies, or other income (including, but not limited to, gains from options, futures or forward contracts) derived with respect to its business of investing in such stock, securities or currencies and net income derived from interests in “qualified publicly traded partnerships” (i.e., partnerships that are traded on an established securities market or tradable on a secondary market, other than partnerships that derives 90% of their income from interest, dividends, capital gains, and other traditional permitted mutual fund income); and (b) diversify its holdings so that, at the end of each quarter of the Fund’s taxable year, (i) at least 50% of the market value of the Fund’s assets is represented by cash, securities of other regulated investment companies, U.S. government securities and other securities, with such other securities limited, in respect of any one issuer, to an amount not greater than 5% of the Fund’s assets and not greater than 10% of the outstanding voting securities of such issuer and (ii) not more than 25% of the value of its assets is invested in the securities (other than U.S. government securities or securities of other regulated investment companies) of any one issuer, any two or more issuers that the Fund controls and that are determined to be engaged in the same or similar trades or businesses or related trades or businesses or in the securities of one or more qualified publicly traded partnerships.

A Fund’s investments in partnerships, including in qualified publicly traded partnerships, may result in the Fund’s being subject to state, local or foreign income, franchise or withholding tax liabilities.

As a regulated investment company, a Fund will not be subject to U.S. federal income tax on the portion of its taxable investment income and capital gains that it distributes to its shareholders, provided that it satisfies a minimum distribution requirement. To satisfy the minimum distribution requirement, a Fund must distribute to its shareholders at least the sum of (i) 90% of its “investment company taxable income” (i.e., income other than its net realized long-term capital gain over its net realized short-term capital loss), plus or minus certain adjustments, and (ii) 90% of its net tax-exempt income for the taxable year. Each Fund will be subject to income tax at regular corporation rates on any taxable income or gains that it does not distribute to its shareholders.

The Code imposes a 4% nondeductible excise tax on each Fund to the extent the Fund does not distribute by the end of any calendar year at least the sum of (i) 98% of its ordinary income for that year and (ii) 98% of its capital gain net income (both long-term and short-term) for the one-year period ending, as a general rule, on October 31 of that year. For this purpose, however, any ordinary income or net capital gain retained by a Fund that is subject to corporate income tax will be considered to have been distributed by year-end. In addition, the minimum amounts that must be distributed in any year to avoid the excise tax will be increased or decreased to reflect any underdistribution or overdistribution, as the case may be, from the previous year. Each Fund anticipates that it will pay such dividends and will make such distributions as are necessary in order to avoid the application of this excise tax.

If, in any
taxable year, a Fund fails to qualify as a regulated investment company under the Code or fails to meet the distribution requirement, it will be taxed in the same manner as an ordinary corporation and distributions to its shareholders will not be deductible by the Fund in computing its taxable income. In addition, in the event of a failure to qualify, the Fund’s distributions, to the extent derived from the Fund’s current or accumulated earnings and profits, including any distributions of net long-term capital gains, will be taxable to shareholders as dividend income. Such dividends will be eligible (i) to be treated as qualified dividend income in the case of shareholders taxed as individuals and (ii) for the dividends received deduction in the case of corporate shareholders. Moreover, if a Fund fails to qualify as a regulated investment company in any year, it must pay out its earnings and profits accumulated in that year in order to qualify again as a regulated investment company. If a Fund failed to qualify as a regulated investment company for a period greater than two taxable years, the Fund may be required to recognize any net built-in gains with respect to certain of its assets
(i.e., the excess of the aggregate gains, including items of income, over aggregate losses that would have been realized with respect to such assets if the Fund had been liquidated) in order to qualify as a regulated investment company in a subsequent year.

On December 31, 2005, the
unused capital loss carryforwards of the Government Securities Fund were $(73,939,965). For U.S. federal income tax purposes, this amount is available to be applied against future capital gains of the Fund, if any, that are realized prior to the expiration of the applicable carryforwards. The carryforwards expire on December 31 of the year indicated:

Year of Expiration

Amount

12/31/2006

$
(2,822,382
)

12/31/2007

(48,857,876
)

12/31/2008

(16,358,450
)

12/31/2012

(2,474,230
)

12/31/2013

(3,427,027
)

$
(73,939,965
)

The Government Securities Fund may invest in zero coupon securities having an original issue discount (that is, the discount represented by the excess of the stated redemption price at maturity over the issue price). Each year, each Fund will be required to accrue as income a portion of this original issue discount even though the Fund will receive no cash payment of interest with respect to these securities. In addition, if the Fund acquires a security after its initial issuance at a discount that resulted from fluctuations in prevailing interest rates (“market discount”), the Fund may elect to include in income each year a portion of this market discount. Therefore, a Fund may be required in some years to distribute an amount greater than the total cash income the Fund actually receives. In order to make the required distribution in such a year, a Fund may be required to borrow cash or to liquidate securities.

A
Fund’s transactions in foreign currencies, forward contracts, options and Futures Contracts (including options and Futures Contracts on foreign currencies), will be subject to special provisions of the Code (including provisions relating to
“hedging transactions” and “straddles”) that, among other things, may affect the character of gains and losses realized by a Fund (i.e., may affect whether gains or losses are ordinary or capital), accelerate recognition of income to a Fund and defer Fund losses. These rules could therefore affect the character, amount and timing of distributions to shareholders. These provisions also (a) will require a Fund to mark-to-market certain types of the positions in its portfolio (i.e., treat them as if they were closed out at the end of each year) and (b) may cause a Fund to recognize income without receiving cash with which to pay dividends or make distributions in amounts necessary to satisfy the distribution requirements for avoiding income and excise taxes. Each Fund will monitor its transactions, will make the appropriate tax elections and will make the appropriate entries in its books and records when it acquires any foreign currency, forward contract, option, Futures Contract or hedged investment in order to mitigate the effect of these rules and prevent disqualification of a Fund as a regulated investment company.

A Fund’s investment in so-called “section 1256
contracts,” such as regulated Futures Contracts, most foreign currency forward contracts traded in the interbank market, and options on most stock indices, are subject to special tax rules. All section 1256 contracts held by a Fund at the end of its taxable year are required to be marked to their market value, and any unrealized gain or loss on those positions will be included in the Fund’s taxable income as if each position had been sold for its fair market value at the end of the taxable year. The resulting gain or loss will be combined with any gain or loss realized by the Fund from positions in section 1256 contracts closed during the taxable year. Provided such positions were held as capital assets and were not part of a
“hedging transaction” nor part of a “straddle,” 60% of the resulting net gain or loss will be treated as long-term capital gain or loss, and 40% of such net gain or loss will be treated as short-term capital gain or loss, regardless of the period of time the positions were actually held by the Fund.

Foreign Investments.    Dividends or other income (including, in some cases, capital gains) received by a Fund from investments in foreign securities may be subject to withholding and other taxes imposed by foreign countries. Tax conventions between certain countries and the United States may reduce or eliminate such taxes in some cases. The Funds will not be eligible to elect to treat any foreign taxes they pay as paid by their respective shareholders, who therefore will not be entitled to credits or deductions for such taxes on their own tax returns. Foreign taxes paid by a Fund will reduce the return from its investments.

Passive Foreign Investment Companies.    If a Fund purchases
shares in certain foreign investment entities, called “passive foreign investment companies” (“PFICs”), it may be subject to U.S. federal income tax on a portion of any “excess distribution” or gain from the disposition of such shares even if such income is distributed as a taxable dividend by the Fund to its shareholders. Additional charges in the nature of interest may be imposed on the Fund in respect of deferred taxes arising from such distributions or gains.

If a Fund were to invest in a PFIC and
elect to treat the PFIC as a “qualified electing fund” under the Code, in lieu of the foregoing requirements, the Fund might be required to include in income each year a portion of the ordinary earnings and net capital gains of the qualified electing fund, even if not distributed to the Fund, and such amounts would be subject to the 90% and excise tax distribution requirements described above. In order to make this election, the Fund would be required to obtain certain annual information from the PFICs in which it invests, which may be difficult or impossible to obtain.

Alternatively, a Fund may make a mark-to-market election that will result in the Fund being treated as if it had sold and repurchased its PFIC stock at the end of each year. In such case, the Fund would report any such gains as ordinary income and would deduct any such losses as ordinary losses to the extent of previously recognized gains. The election must be made separately for each PFIC owned by the Fund and, once made, would be effective for all subsequent taxable years, unless revoked with the consent of the Internal Revenue Service (the “IRS”). By making the election, a Fund could potentially ameliorate the adverse tax consequences with respect to its ownership of shares in a PFIC, but in any particular year may be required to recognize income in excess of the distributions it receives from PFICs and its proceeds from dispositions of PFIC stock. The Fund may have to distribute this “phantom” income and gain to satisfy the 90% distribution requirement and to avoid imposition of the 4% excise tax.

Each Fund will make the appropriate tax elections, if possible, and take any additional steps that are necessary to mitigate the effect of these rules.

Taxation of U.S. Shareholders

Dividends and
Distributions.    Dividends and other distributions by the Fund are generally treated under the Code as received by the shareholders at the time the dividend or distribution is made. However, any dividend or distribution declared by the Fund in October, November or December of any calendar year and payable to shareholders of record on a specified date in such a month shall be deemed to have been received by each shareholder on December 31 of such calendar year and to have been paid by the Fund not later than such December 31, provided such dividend is actually paid by the Fund during January of the following calendar year.

Each Fund intends to distribute annually to its shareholders substantially all of its investment company taxable income, and any net realized long-term capital gains in excess of net realized short-term capital losses (including any capital loss carryovers). However, if a Fund retains for investment an amount equal to all or a portion of its net long-term capital gains in excess of its net short-term capital losses (including any capital loss carryovers), it will be subject to a corporate tax (currently at a maximum rate of 35%) on the amount retained. In that event, the Fund will designate such retained amounts as undistributed capital gains in a notice to its shareholders who (a) will be required to include in income for U.S. federal income tax purposes, as long-term capital gains, their proportionate shares of the undistributed amount, (b) will be entitled to credit their proportionate shares of the 35% tax paid by the Fund on the undistributed amount against their U.S. federal income tax liabilities, if any, and to claim refunds to the extent their credits exceed their liabilities, if any, and (c) will be entitled to increase their tax basis, for U.S. federal income tax purposes, in their shares by an amount equal to 65% of the amount of undistributed capital gains included in the shareholder’s income. Organizations or persons not subject to U.S. federal income tax on such capital gains will be entitled to a refund of their pro rata share of such taxes paid by the Fund upon filing appropriate returns or claims for refund with the IRS.

Distributions of net realized long-term capital
gains, if any, that a Fund designates as capital gains dividends are taxable as long-term capital gains, whether paid in cash or in shares and regardless of how long a shareholder has held shares of the Fund. All other dividends of the Fund
(including dividends from short-term capital gains)

 from its current and accumulated earnings and
profits (“regular dividends”) are generally subject to tax as ordinary income.

Special rules apply, however, to regular dividends paid to individuals. Such a dividend, with respect to taxable years beginning on or before
December 31, 2008, may be subject to tax at the rates generally applicable to long-term capital gains for individuals (currently at a maximum rate of 15%), provided that the individual receiving the dividend satisfies certain holding period and other requirements. Dividends subject to these special rules are not actually treated as capital gains, however, and thus are not included in the computation of an individual’s net capital gain and generally cannot be used to offset capital losses. The long-term capital gains rates will apply to: (i) 100% of the regular dividends paid by a Fund to an individual in a particular taxable year if 95% or more of the Fund’s gross income (ignoring gains attributable to the sale of stocks and securities except to the extent net short-term capital gain from such sales exceeds net long-term capital loss from such sales) in that taxable year is attributable to qualified dividend income received by the Fund; or (ii) the portion of the regular dividends paid by the Fund to an individual in a particular taxable year that is attributable to qualified dividend income received by the Fund in that taxable year if such qualified dividend income accounts for less than 95%
of the Fund’s gross income (ignoring gains attributable to the sale of stocks and securities except to the extent net short-term capital gain from such sales exceeds net long-term capital loss from such sales) for that taxable year. For this purpose, “qualified dividend income” generally means income from dividends received by a Fund from U.S. corporations and qualified foreign corporations, provided that the Fund satisfies certain holding period requirements in respect of the stock of such corporations and has not hedged its position in the stock in certain ways. However, qualified dividend income does not include any dividends received from tax exempt corporations. Also, dividends received by a Fund from a real estate investment trust or another regulated investment company generally are qualified dividend income only to the extent the dividend distributions are made out of qualified dividend income received by such real estate investment trust or other regulated investment company. In the case of securities lending transactions, payments in lieu of dividends are not qualified dividend income. If a shareholder elects to treat Fund dividends as investment income for purposes of the limitation on the deductibility of investment interest, such dividends would not be qualified dividend income.

We will send you information after the end of each year setting forth the amount of dividends paid by us that are eligible for the reduced rates.

If an individual receives a regular dividend
qualifying for the long-term capital gains rates and such dividend constitutes an “extraordinary dividend,” and the individual subsequently recognizes a loss on the sale or exchange of stock in respect of which the extraordinary dividend was paid, then the loss will be long-term capital loss to the extent of such extraordinary dividend. An “extraordinary dividend” on common stock for this purpose is generally a dividend (i) in an amount greater than or equal to 10%
of the taxpayer’s tax basis (or trading value) in a share of stock, aggregating dividends with ex-dividend dates within an 85-day period or (ii) in an amount greater than 20% of the taxpayer’s tax basis (or trading value) in a share of stock, aggregating dividends with ex-dividend dates within a 365-day period.

Distributions in excess of a Fund’s current and accumulated earnings and profits will, as to each shareholder, be treated as a tax-free return of capital to the extent of a shareholder’s basis in his shares of the Fund, and as a capital gain thereafter (if the shareholder holds his shares of the Fund as capital assets). Shareholders receiving dividends or distributions in the form of additional shares should be treated for U.S. federal income tax purposes as receiving a distribution in an amount equal to the amount of money that the shareholders receiving cash dividends or distributions will receive, and should have a cost basis in the shares received equal to such amount. Dividends paid by a Fund that are attributable to dividends received by the Fund from domestic corporations may qualify for the federal dividends-received deduction for corporations.

Investors considering buying shares of a Fund just prior to a dividend or capital gain distribution should be aware that, although the price of shares just purchased at that time may reflect the amount of the forthcoming distribution, such dividend or distribution may nevertheless be taxable to them. If the Fund is the holder of record of any stock on the record date for any dividends payable with respect to such stock, such dividends will be included in the Fund’s gross income not as of the date received but as of the later of (a) the date such stock became ex-dividend with respect to such dividends (i.e., the date on which a buyer of the stock would not be entitled to receive the declared, but unpaid, dividends) or (b) the date the Fund acquired such stock. Accordingly, in order to satisfy its income distribution requirements, a Fund may be required to pay dividends based on anticipated earnings, and shareholders may receive dividends in an earlier year than would otherwise be the case.

Sales of Shares.    Upon the sale or exchange of his shares, a shareholder will realize a taxable gain or loss equal to the difference between the amount realized and his basis in his shares. A redemption of shares by a Fund will be treated as a sale for this purpose. Such gain or loss will be treated as capital gain or loss, if the shares are capital assets in the shareholder’s hands, and will be long-term capital gain or loss if the shares are held for more than one year and short-term capital gain or loss if the shares are held for one year or less. Any loss realized on a sale or exchange will be disallowed to the extent the shares disposed of are replaced, including replacement through the reinvesting of dividends and capital gains distributions in the Fund, within a 61-day period beginning 30 days before and ending 30 days after the disposition of the shares. In such a case, the basis of the shares acquired will be increased to reflect the disallowed loss. Any loss realized by a shareholder on the sale of a Fund share held by the shareholder for six months or less will be treated for U.S. federal income tax purposes as a long-term capital loss to the extent of any distributions or deemed distributions of long-term capital gains received by the shareholder with respect to such share. If a shareholder incurs a sales charge in acquiring shares of a Fund and disposes of those shares within 90 days, and then acquires shares in a mutual fund for which the otherwise applicable sales charge is reduced by reason of a reinvestment right (e.g., an exchange privilege), the original sales charge will not be taken into account in computing gain/loss on the original shares to the extent the subsequent sales charge is reduced. Instead, the disregarded portion of the original sales charge will be added to the tax basis of the newly acquired shares. Furthermore, the same rule also applies to a disposition of the newly acquired shares made within 90 days of the second acquisition. This provision prevents a shareholder from immediately deducting the sales charge by shifting his or her investment within a family of mutual funds.

Backup Withholding.    A Fund may be required to withhold, for U.S. federal income tax purposes, a portion of the dividends, distributions and redemption proceeds payable to shareholders who fail to provide the Fund with their correct taxpayer identification number or to make required certifications, or who have been notified by the IRS that they are subject to backup withholding. Certain shareholders are exempt from backup withholding.
Backup withholding is not an additional tax and any amount may be credited against a shareholder’s U.S. federal income tax liability.

Notices.    Shareholders will receive, if appropriate, various written notices after the close of a Fund’s taxable year regarding the U.S. federal income tax status of certain dividends, distributions and deemed distributions that were paid (or that are treated as having been paid) by the Fund to its shareholders during the preceding taxable year.

Other Taxation

Dividends, distributions and redemption proceeds may also be subject to additional state, local and foreign taxes depending on each shareholder’s particular situation.

If a shareholder recognizes a loss with respect to a Fund’s shares of $2 million or more for an individual shareholder of $10 million or more for a corporate shareholder, the shareholder must file with the IRS a disclosure statement on Form 8886. Direct shareholders of portfolio securities are in many cases excepted from this reporting requirement, but under current guidance, shareholders of a regulated investment company are not excepted. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Shareholders should consult their tax advisors to determine the applicability of these regulations in light of their individual circumstances.

Taxation of Non-U.S. Shareholders

Dividends paid by each Fund to non-U.S. shareholders are generally subject to withholding tax at a 30% rate or a reduced rate specified by an applicable income tax treaty to the extent derived from investment income and short-term
capital gains. In order to obtain a reduced rate of withholding, a non-U.S. shareholder will be required to provide an IRS Form W-8BEN certifying its entitlement to benefits under a treaty. The withholding tax does not apply to regular dividends paid to a non-U.S. shareholder who provides a Form W-8ECI, certifying that the dividends are effectively connected with the non-U.S. shareholder’s conduct of a trade or business within the United States. Instead, the effectively connected dividends will be subject to regular U.S. income tax as if the non-U.S. shareholder were a U.S. shareholder. A non-U.S. corporation receiving effectively connected dividends may also be subject to additional “branch profits tax” imposed at a rate of 30% (or lower treaty rate). A non-U.S. shareholder who fails to provide an IRS Form W-8BEN or other applicable form may be subject to backup withholding at the appropriate rate.

In general, United States federal withholding tax will not apply to any gain or income realized by a non-U.S. shareholder in respect of any distributions of net long-term capital gains over net short-term capital losses, exempt-interest dividends, or upon the sale or other disposition of shares of the Funds.

For taxable years beginning before January 1, 2008,
properly-designated dividends are generally exempt from United States federal withholding tax where they (i) are paid in respect of a Fund’s “qualified net interest income” (generally, the Fund’s U.S. source interest income, other than certain contingent interest and interest from obligations of a corporation or partnership in which the Fund is at least a 10% shareholder, reduced by expenses that are allocable to such income) or (ii) are paid in respect of a
Fund’s “qualified short-term capital gains” (generally, the excess of the fund’s net short-term capital gain over the fund’s long-term capital loss for such taxable year). However, depending on its circumstances, a Fund may designate all, some or none of its potentially eligible dividends as such qualified net interest income or as qualified short-term capital gains, and/or treat such dividends, in whole or in part, as ineligible for this exemption from withholding. In order to qualify for this exemption from withholding, a non-U.S. shareholder will need to comply with applicable certification requirements relating to its non-U.S. status (including, in general, furnishing an IRS Form W-8BEN or substitute Form). In the case of shares held through an intermediary, the intermediary may withhold even if a Fund designates the payment as qualified net interest income or qualified short-term capital gain. Non-U.S. shareholders should contact their intermediaries with respect to the application of these rules to their accounts.

Special rules apply to foreign persons who receive distributions from the fund that are attributable to gain from “U.S. real property interests” (“USRPIs”). The Code defines USRPIs to include direct holdings of U.S. real property and any interest (other than an interest solely as a creditor) in “U.S. real property holding corporations.” The Code defines a U.S. real property holding corporation as any corporation whose USRPIs make up more than 50% of the fair market value of its USRPIs, its interests in real property located outside the United States, plus any other assets it uses in a trade or business. In general, the distribution of gains from USRPIs to foreign shareholders is subject to U.S. federal income tax withholding at a rate of 35% and obligates such foreign shareholder to file a U.S. tax return. To the extent a distribution to a foreign shareholder is attributable to gains from the sale or exchange of USRPIs recognized by a REIT or (for taxable years beginning before January 1, 2007) a regulated investment company, the Code treats that gain as the distribution of gain from a USRPI to a foreign shareholder which would be subject to U.S. withholding tax of 35% and would result in U.S. tax filing obligations for the foreign shareholder.

However, a foreign shareholder achieves a different result with respect to the gains from the sale of USRPIs if the
REIT or regulated investment company is less than 50% owned by foreign persons at all times during the testing period, or if such gain is realized from the sale of any class of stock in a REIT which is regularly traded on an established US securities market and the REIT shareholder owned less than 5% of such class of stock at all times during the 1-year period ending on the date of the distribution. In such event, the gains are treated as dividends paid to a non-U.S. shareholder.

The foregoing is only a summary of certain
material U.S. federal income tax consequences affecting the Funds and their shareholders, current and prospective shareholders are advised to consult their own tax advisers with respect to the particular tax consequences to them of an investment in a Fund.

SMITH BARNEY RETIREMENT PROGRAMS

The Funds offer Class A and Class C shares, at net asset value, to participating plans for which Paychex, Inc. acts as the plan’s recordkeeper. Participating plans can meet minimum investment and exchange amounts, if any, by combining the plan’s investments in any of the Legg Mason Partners funds.

There are no sales charges when you buy or sell shares and the class of shares you may purchase depends on the amount of your initial investment and/or the date your account is opened. Once a class of shares is chosen, all additional purchases must be of the same class.

The class of shares you may purchase depends on the amount of your initial investment:

Class A Shares.    Class A shares may be purchased by plans investing at least $3 million.

Class C
Shares.    Class C shares may be purchased by plans investing less than $3 million. Class C shares are eligible to exchange into Class A shares not later than eight years after the plan joined the program. They are eligible for exchange in the following circumstances:

If, at the end of the fifth year after the date the participating plan enrolled in the Smith Barney Retirement Program, a participating plan’s total Class C holdings in all non-money market Legg Mason Partners funds equal at least
$3,000,000, the participating plan will be offered the opportunity to exchange all of its Class C shares for Class A shares of the Funds. Such participating plans will be notified of the pending exchange in writing within 30 days after the fifth anniversary of the enrollment date and, unless the exchange offer has been rejected in writing, the exchange will occur on or about the 90th day after the fifth anniversary date. If the participating plan does not qualify for the five-year exchange to Class A shares, a review of the participating plan’s holdings will be performed each quarter until either the participating plan qualifies or the end of the eighth year.

Any participating plan that has not previously qualified for an exchange into Class A shares will be offered the opportunity to exchange all of its Class C shares for Class A shares of the same fund regardless of asset size, at the end of the eighth year after the date the participating plan enrolled in the Smith Barney Retirement Program. Such plans will be notified of the pending exchange in writing approximately 60 days before the eighth anniversary of the enrollment date and, unless the exchange has been rejected in writing, the exchange will occur on or about the eighth anniversary date. Once an exchange has occurred, a participating plan will not be eligible to acquire additional Class C shares, but instead may acquire Class A shares of the same fund. Any Class C shares not converted will continue to be subject to the distribution fee.

For further information regarding this Program, contact your Service Agent or the transfer agent. Participating plans that enrolled in the Smith Barney Retirement Program prior to June 2, 2003 should contact the transfer agent for information regarding the Class B or Class C exchange privileges applicable to their plan.

ADDITIONAL INFORMATION

The Company was organized as a Maryland corporation under the name Hutton Investment Series, Inc. pursuant to Articles of Incorporation dated September 29, 1981, as amended from time to time. The Company’s corporate name was changed on December 29, 1988, July 30, 1993, October 28, 1994 and April 7, 2006 to SLH Investment Portfolios Inc., Smith Barney Shearson Investment Fund Inc., Smith Barney Investment Funds Inc. and Legg Mason Partners
Investment Funds, Inc., respectively. The Company has 11 portfolios (each, a “Fund”). Each Fund offers shares of common stock currently classified into as many as five Classes, A, B, C, Y and 1, with a par value of $.001 per share. Each
Class represents an identical interest in the Fund’s investment portfolio. As a result, the Classes have the same rights, privileges and preferences, except with respect to: (a) the designation of each Class; (b) the effect of the respective sales charges for each Class; (c) the distribution and/or service fees borne by each Class pursuant to the Plan; (d) the expenses allocable exclusively to each Class; (e) voting rights on matters exclusively affecting a single Class; (f) the exchange privilege of each Class; and (g) the conversion feature of the Class B shares. The Board of Directors does not anticipate that there will be any conflicts among the interests of the holders of the different
Classes. The Directors, on an ongoing basis, will consider whether any such conflict exists and, if so, take appropriate action.

State Street Bank and Trust Company (“State Street” or the “Custodian”), located at 225 Franklin Street, Boston, Massachusetts 02110, serves as the custodian of the Company on behalf of each
Fund. State Street, among other things, maintains a custody account or accounts in the name of each Fund; receives and delivers all assets for the Fund upon purchase and upon sale or maturity; collects and receives all income and other payments and distributions on account of the assets of the Fund; and makes disbursements on behalf of each Fund. The Custodian neither determines a Fund’s investment policies nor decides which securities the Fund will buy or sell. For its services, the
Custodian receives a monthly fee based upon the daily average market value of securities held in custody and also receives securities transaction charges, including out-of-pocket expenses. The Funds may also periodically enter into arrangements with other qualified custodians with respect to certain types of securities or other transactions such as repurchase agreements or derivatives transactions. State Street also acts as each Fund’s securities lending agent and receives a share of the income generated by such activities.

PFPC Inc. (“PFPC” or the “transfer agent”), whose address is P.O. Box 9699, Providence, Rhode Island 02940-9699, serves as the transfer agent and shareholder services agent of each Fund.

Prior to January 1, 2006, Citicorp Trust Bank, fsb (“CTB”) served as the Funds’ transfer agent. During the fiscal year ended December 31, 2005, Investment Grade
Bond Fund paid $535,350 and Government Securities Fund paid $506,081 in transfer agency fees to CTB.

Wilkie Farr & Gallagher LLP, 787 Seventh Avenue, New York, New York 10019-6099, serves as counsel to the Funds.

Stroock & Stroock & Lavan LLP, 180 Maiden Lane, New York, New York 10038-4982, serves as counsel to the Independent Directors.

KPMG LLP, 345 Park Avenue, New York, New York 10154, serves as each Fund’s independent registered public accounting firm to audit and report on each Fund’s financial statements and financial highlights for the fiscal year ending December 31, 2006.

Annual and Semi-Annual Reports.    Each Fund sends its shareholders a semi-annual report and an audited annual report, which include listings of investment securities held by the Fund at the end of the period covered. In an effort to reduce the Fund’s printing and mailing costs, the Fund consolidates the mailing of its semi-annual and annual reports by household. This consolidation means that a household having multiple accounts with the identical address of record will receive a single copy of each report. In addition, each Fund also consolidates the mailing of its prospectus so that a shareholder having multiple accounts
(that is, individual, IRA and/or Self- Employed Retirement Plan accounts) will receive a single prospectus annually. Shareholders who do not want this consolidation to apply to their accounts should contact their Service Agent or the transfer agent.

Licensing Agreement.    Under a licensing agreement between Citigroup and Legg Mason, “Smith Barney” and “Salomon
Brothers” are service marks of Citigroup, licensed for use by Legg Mason as the names of funds and investment advisers. Legg Mason and its affiliates, as well as the Funds’ investment manager, are not affiliated with Citigroup.

All Citi Marks are owned by Citigroup, and are licensed for use until no later than one year after the date of the licensing agreement.

Legal Matters

Beginning in June 2004, class action lawsuits alleging violations of the federal securities laws were filed against CGMI and a number of its affiliates, including the manager and
Salomon Brothers Asset Management Inc (“SBAM”) (collectively, the “Advisers”), substantially all of the mutual funds managed by the Advisers, including the Funds (the “Funds”), and directors or trustees of the
Funds (collectively, the “Defendants”). The complaints alleged, among other things, that CGMI created various undisclosed incentives for its brokers to sell Smith Barney and Salomon Brothers funds. In addition, according to the complaints, the Advisers caused the Funds to pay excessive brokerage commissions to CGMI for steering clients towards proprietary funds. The complaints also alleged that the Defendants breached their fiduciary duty to the Funds by improperly charging Rule 12b-1 fees and by drawing on Fund assets to make undisclosed payments of soft dollars and excessive brokerage commissions. The complaints also alleged that the Funds failed to adequately disclose certain of the allegedly wrongful conduct. The complaints sought injunctive relief and compensatory and punitive damages, rescission of the Funds’ contracts with the Advisers, recovery of all fees paid to the Advisers pursuant to such contracts and an award of attorneys’
fees and litigation expenses.

On December 15, 2004, a consolidated amended complaint (the “Complaint”) was filed alleging substantially similar causes of action. While the lawsuit is in its earliest stages, to the extent that the Complaint purports to state causes of action against the Funds, SBFM believes the Funds have significant defenses to such allegations, which the Funds intend to vigorously assert in responding to the Complaint.

Additional lawsuits arising out of these circumstances and presenting similar allegations and requests for relief may be filed against the Defendants in the future.

As of the date of this SAI, SBFM and the Funds believe that the resolution of the pending lawsuit will not have a material effect on the financial position or results of operations of the Funds or the ability of the Advisers and their affiliates to continue to render services to the Funds under their respective contracts.

The Defendants have moved to dismiss the Complaint. Those motions are pending before the court.

Recent Developments. On May 31, 2005, the SEC issued an order in connection with the settlement of an administrative proceeding against SBFM and CGMI relating to the appointment of an affiliated transfer agent for the Smith Barney family of mutual funds, including the Funds (the “Funds”).

The SEC order finds that SBFM and CGMI willfully violated Section 206(1) of the Investment Advisers Act of 1940 (“Advisers Act”). Specifically, the order finds that
SBFM and CGMI knowingly or recklessly failed to disclose to the boards of the Funds in 1999 when proposing a new transfer agent arrangement with an affiliated transfer agent that: First Data Investors Services Group (“First Data”), the
Funds’ then-existing transfer agent, had offered to continue as transfer agent and do the same work for substantially less money than before; and that CAM, the Citigroup business unit that, at the time, included the manager and other advisory companies, had entered into a side letter with First Data under which CAM agreed to recommend the appointment of First Data as sub-transfer agent to the affiliated transfer agent in exchange for, among other things, a guarantee by First Data of specified amounts of asset management and investment banking fees to CAM and CGMI. The order also finds that SBFM and CGMI willfully violated Section 206(2) of the Advisers Act by virtue of the omissions discussed above and other misrepresentations and omissions in the material provided to the Funds’ boards, including the failure to make clear that the affiliated transfer agent would earn a high profit for performing limited functions while First Data continued to perform almost all of the transfer agent functions, and the suggestion that the proposed arrangement was in the Funds’ best interests and that no viable alternatives existed. SBFM and CGMI do not admit or deny any wrongdoing or liability. The settlement does not establish wrongdoing or liability for purposes of any other proceeding.

The SEC censured SBFM and CGMI and ordered them to cease and desist from violations of Sections 206(1) and 206(2) of the Advisers Act. The order requires Citigroup to pay $208.1 million, including $109 million in disgorgement of profits, $19.1 million in interest, and a civil money penalty of $80 million.

Approximately $24.4 million has already been paid to the Funds, primarily through fee waivers. The remaining $183.7 million, including the penalty, has been paid to the U.S.
Treasury and will be distributed pursuant to a plan submitted for the approval of the SEC. At this time, there is no certainty as to how the above-described proceeds of the settlement will be distributed, to whom such distributions will be made, the methodology by which such distributions will be allocated, and when such distributions will be made. The order also required that transfer agency fees received from the Funds since December 1, 2004 less certain expenses be placed in escrow and provided that a portion of such fees might be subsequently distributed in accordance with the terms of the order. On April 3, 2006, an aggregate amount of approximately $9 million held in escrow was distributed to the affected Funds.

The order required SBFM to recommend a new transfer agent contract to the Funds’ boards within 180 days of the entry of the order; if a Citigroup affiliate submitted a proposal to serve as transfer agent or sub-transfer agent. SBFM and CGMI would have been required, at their expense, to engage an independent monitor to oversee a competitive bidding process. On November 21, 2005, and within the specified timeframe, the Funds’ Board selected a new transfer agent for the Fund. No Citigroup affiliate submitted a proposal to serve as transfer agent. Under the order, SBFM also must comply with an amended version of a vendor policy that Citigroup instituted in
August 2004.

Although there can be no assurance, SBFM does not believe that this matter will have a material adverse effect on the Funds.

On December 1, 2005, Citigroup completed the sale of substantially all of its global asset management business, including SBFM, to Legg Mason.

* * *

Beginning in August 2005, five punitive class action lawsuits alleging violations of federal securities laws and state law were filed against CGMI and SBFM (together, the
“Defendants”) based on the May 31, 2005 settlement order issued against the Defendants by the SEC described above. The complaints seek injunctive relief and compensatory and punitive damages, removal of SBFM as the adviser for the Smith
Barney family of funds (the “Funds”), rescission of the Funds’ management and other contracts with SBFM, recovery of all fees paid to SBFM pursuant to such contracts, and an award of attorneys’ fees and litigation expenses.

On October 5, 2005, a motion to consolidate the five actions and any subsequently filed, related actions was filed. That motion contemplates that a consolidated amended complaint alleging substantially similar causes of action will be filed in the future.

As of the date of this SAI, CAM believes that resolution of the pending lawsuits will not have a material effect on the financial position or results of operations of the Funds or the ability of SBFM and its affiliates to continue to render services to the Funds under their respective contracts.

* * *

Each Fund has received information concerning SBFM and SBAM as follows:

On September 16, 2005, the staff of the SEC informed SBFM and SBAM that the staff is considering recommending that the SEC institute administrative proceedings against SBFM and
SBAM for alleged violations of Section 19(a) and 34(b) of the 1940 Act (and related Rule 19a-1). The notification is a result of an industry-wide inspection by the SEC and is based upon alleged deficiencies in disclosures regarding dividends and distributions paid to shareholders of certain funds. In connection with the contemplated proceedings, the staff may seek a cease and desist order and/or monetary damages from SBFM or SBAM.

SBFM and SBAM are cooperating with the SEC. Although there can be no assurance, SBFM believes that these matters are not likely to have a material adverse effect on the Funds or its ability to perform its respective investment management services relating to the Funds.

FINANCIAL STATEMENTS

The Annual Report for each Fund for the fiscal year ended December 31, 2005, are incorporated herein by reference in their entirety, Legg Mason Partners Government Securities Fund, filed on March 10, 2006; accession number
0001193125-06-050658 and Legg Mason Partners Investment Grade Bond Fund, filed on March 10, 2006; accession number 0001193125-06-050661.

APPENDIX A

Bond and
Note Ratings

Moody’s Investors Service, Inc.
(“Moody’s”)

Aaa

Bonds that are rated “Aaa” are
judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as “gilt edge.” Interest payments are protected by a large or by an exceptionally stable margin and principal is secure.
While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

Aa

Bonds that are rated “Aa” are judged to be of high quality by all standards. Together with the “Aaa” group they comprise what are generally known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in “Aaa” securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present that make the long term risks appear somewhat larger than in “Aaa” securities.

A

Bonds that are rated “A” possess many favorable investment attributes and are to be considered as upper medium grade obligations. Factors giving security to principal and interest are considered adequate but elements may be present that suggest a susceptibility to impairment sometime in the future.

Baa

Bonds that are rated “Baa” are considered as medium grade obligations, i.e., they are neither highly protected nor poorly secured.
Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

Ba

Bonds that are rated Ba are
judged to have speculative elements; their future cannot be considered as well assured. Often the protection of interest and principal payments may be very moderate and thereby not well safeguarded during both good and bad times over the future.
Uncertainty of position characterizes bonds in this class.

B

Bonds that are rated B generally
lack characteristics of desirable investments. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.

Caa

Bonds that are rated Caa are of poor standing. These issues may be in default or present elements of danger may exist with respect to principal or interest.

Ca

Bonds that are rated Ca represent obligations which are speculative in a high degree. Such issues are often in default or have other marked short-comings.

C

Bonds that are rated C are the
lowest rated class of bonds, and issues so rated can be regarded as having extremely poor prospects of ever attaining any real investment standing.

Moody’s applies the numerical modifiers 1, 2 and 3 in each generic rating classification from Aa through B. The modifier 1 indicates that the security ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates that the issue ranks in the lower end of its generic rating category.

The Standard & Poor’s Division of The McGraw-Hill Companies, Inc.
(“Standard & Poor’s”)

AAA

Debt rated “AAA” has
the highest rating assigned by Standard & Poor’s. Capacity to pay interest and repay principal is extremely strong.

AA

Debt rated “AA” has a very strong capacity to pay interest and repay principal and differs from the highest rated issues only in small degree.

A

Debt rated “A” has a strong capacity to pay interest
and repay principal although it is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than debt in higher rated categories.

BBB

Debt rated “BBB” is regarded as having an adequate capacity to pay interest and repay principal. Whereas it normally exhibits adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for debt in this category than in higher rated categories.

BB, B and CCC

Bonds rated BB and B are regarded, on balance, as predominantly speculative with respect to capacity to pay interest and repay principal in accordance with the terms of the obligation. BB represents a lower degree of speculation than B and CCC the highest degree of speculation. While such bonds will likely have some quality and protective characteristics, these are outweighed by large uncertainties or major risk exposures to adverse conditions.

C

The rating C is reserved for income bonds on which no interest is being paid.

D

Bonds rated D are in default, and payment of interest and/or repayment of principal is in arrears.

Standard & Poor’s letter ratings may be modified by
the addition of a plus or a minus sign, which is used to show relative standing within the major rating categories, except in the AAA category.

Commercial Paper Ratings

Moody’s

Issuers rated “Prime-1” (or related supporting institutions) have a superior capacity for repayment of short-term promissory obligations.
Prime-1 repayment capacity will normally be evidenced by the following characteristics: leading market positions in well-established industries; high rates of return on Funds employed; conservative capitalization structures with moderate reliance on debt and ample asset protection; broad margins in earnings coverage of fixed financial charges and high internal cash generation; well-established access to a range of financial markets and assured sources of alternate liquidity.

Issuers rated “Prime-2” (or related supporting
institutions) have a strong capacity for repayment of short-term promissory obligations. This will normally be evidenced by many of the characteristics cited above but to a lesser degree. Earnings trends and coverage ratios, while sound, will be more subject to variation. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternate liquidity is maintained.

Standard & Poor’s

A-1

This designation indicates that the degree of safety regarding timely payment is either overwhelming or very strong. Those issues determined to possess overwhelming safety characteristics will be denoted with a plus (+) sign designation.

A-2

Capacity for timely payment on issues with this designation is strong. However, the relative degree of safety is not as high as for issues designated
A-1.

APPENDIX B

PROXY
VOTING GUIDELINES & PROCEDURES SUMMARY

Concerning Citigroup Asset Management1 (CAM)

Proxy Voting Policies and Procedures

The following is a brief overview of the Proxy Voting Policies and Procedures (the “Policies”) that CAM has adopted to seek to ensure that CAM votes proxies relating to equity securities in the best interest of clients.

CAM votes proxies for each client account with respect to which it has been authorized to vote proxies. In voting proxies, CAM is guided by general fiduciary principles and seeks to act prudently and solely in the best interest of clients. CAM attempts to consider all factors that could affect the value of the investment and will vote proxies in the manner that it believes will be consistent with efforts to maximize shareholder values. CAM may utilize an external service provider to provide it with information and/or a recommendation with regard to proxy votes. However, the CAM adviser (business unit) continues to retain responsibility for the proxy vote.

In the case of a proxy issue for which there is a stated position in the Policies, CAM generally votes in accordance with such stated position. In the case of a proxy issue for which there is a list of factors set forth in the Policies that CAM considers in voting on such issue, CAM votes on a case-by-case basis in accordance with the general principles set forth above and considering such enumerated factors. In the case of a proxy issue for which there is no stated position or list of factors that CAM considers in voting on such issue, CAM votes on a case-by-case basis in accordance with the general principles set forth above. Issues for which there is a stated position set forth in the Policies or for which there is a list of factors set forth in the Policies that CAM considers in voting on such issues fall into a variety of categories, including election of directors, ratification of auditors, proxy and tender offer defenses, capital structure issues, executive and director compensation, mergers and corporate restructurings, and social and environmental issues. The stated position on an issue set forth in the Policies can always be superseded, subject to the duty to act solely in the best interest of the beneficial owners of accounts, by the investment management professionals responsible for the account whose shares are being voted. Issues applicable to a particular industry may cause CAM to abandon a policy that would have otherwise applied to issuers generally. As a result of the independent investment advisory services provided by distinct CAM business units, there may be occasions when different business units or different portfolio managers within the same business unit vote differently on the same issue. A CAM business unit or investment team
(e.g. CAM’s Social Awareness Investment team) may adopt proxy voting policies that supplement these policies and procedures. In addition, in the case of Taft-Hartley clients, CAM will comply with a client direction to vote proxies in accordance with Institutional Shareholder Services’ (ISS) PVS Voting Guidelines, which ISS represents to be fully consistent with AFL-CIO guidelines.

[1]

Citigroup Asset Management comprises CAM North America, LLC, Salomon Brothers Asset Management Inc, Smith Barney Fund Management LLC, and other affiliated investment advisory firms. On December 1, 2005, Citigroup Inc. (“Citigroup”) sold substantially all of its worldwide asset management business, Citigroup Asset Management, to Legg Mason, Inc (“Legg Mason”). As part of this transaction,
CAM North America, LLC, Salomon Brothers Asset Management Inc. and Smith Barney Fund Management LLC became wholly-owned subsidiaries of Legg Mason. Under a licensing agreement between Citigroup and Legg Mason, the names of CAM North America, LLC,
Salomon Brothers Asset Management Inc, Smith Barney Fund Management LLC and their affiliated advisory entities, as well as all logos, trademarks, and service marks related to Citigroup or any of its affiliates (“Citi Marks”) are licensed for use by Legg Mason. Citi Marks include, but are not limited to, “Citigroup Asset Management,” “Salomon Brothers Asset Management” and “CAM”. All Citi Marks are owned by Citigroup, and are licensed for use until no later than one year after the date of the licensing agreement. Legg Mason and its subsidiaries, including CAM North America, LLC, Salomon Brothers Asset Management Inc and Smith Barney Fund Management LLC, are not affiliated with Citigroup.

B-1

In furtherance of CAM’s goal to vote
proxies in the best interest of clients, CAM follows procedures designed to identify and address material conflicts that may arise between CAM’s interests and those of its clients before voting proxies on behalf of such clients. To seek to identify conflicts of interest, CAM periodically notifies CAM employees in writing that they are under an obligation (i) to be aware of the potential for conflicts of interest on the part of CAM with respect to voting proxies on behalf of client accounts both as a result of their personal relationships and due to special circumstances that may arise during the conduct of CAM’s business, and (ii) to bring conflicts of interest of which they become aware to the attention of CAM’s compliance personnel. CAM also maintains and considers a list of significant CAM relationships that could present a conflict of interest for CAM in voting proxies. CAM is also sensitive to the fact that a significant, publicized relationship between an issuer and a non-CAM Legg Mason affiliate might appear to the public to influence the manner in which CAM decides to vote a proxy with respect to such issuer. Absent special circumstances or a significant, publicized non-CAM Legg Mason affiliate relationship that CAM for prudential reasons treats as a potential conflict of interest because such relationship might appear to the public to influence the manner in which CAM decides to vote a proxy, CAM generally takes the position that relationships between a non-CAM Legg Mason affiliate and an issuer (e.g. investment management relationship between an issuer and a non-CAM Legg Mason affiliate) do not present a conflict of interest for CAM in voting proxies with respect to such issuer. Such position is based on the fact that CAM is operated as an independent business unit from other Legg Mason business units as well as on the existence of information barriers between CAM and certain other Legg Mason business units.

CAM maintains a Proxy Voting Committee to review and
address conflicts of interest brought to its attention by CAM compliance personnel. A proxy issue that will be voted in accordance with a stated CAM position on such issue or in accordance with the recommendation of an independent third party is not brought to the attention of the Proxy Voting Committee for a conflict of interest review because CAM’s position is that to the extent a conflict of interest issue exists, it is resolved by voting in accordance with a pre-determined policy or in accordance with the recommendation of an independent third party. With respect to a conflict of interest brought to its attention, the Proxy Voting Committee first determines whether such conflict of interest is material. A conflict of interest is considered material to the extent that it is determined that such conflict is likely to influence, or appear to influence, CAM’s decision-making in voting proxies. If it is determined by the Proxy Voting Committee that a conflict of interest is not material, CAM may vote proxies notwithstanding the existence of the conflict.

If it is determined by the Proxy Voting Committee that a conflict of interest is material, the Proxy Voting Committee is responsible for determining an appropriate method to resolve such conflict of interest before the proxy affected by the conflict of interest is voted. Such determination is based on the particular facts and circumstances, including the importance of the proxy issue and the nature of the conflict of interest.

B-2

 Supplement to SAI dated 07/12/2006

Supplement dated July 12, 2006

to the Prospectuses and Statements of Additional Information

of the Funds indicated below

The following supplements the Prospectus and Statement of
Additional Information for each fund listed below:

Management

On August 1, 2006,

Legg Mason Partners Fund Advisor, LLC (or LMPFA) will become the fund’s investment manager and

Western Asset Management Company will become the fund’s subadviser. Legg Mason Partners Diversified Strategic Income Fund, Legg Mason Partners Core Plus Bond Fund, Inc. and Salomon Brothers Strategic Bond Fund will also have

Western Asset Management Company Limited as a subadviser.

LMPFA, with offices at 399 Park Avenue, New York, New York 10022, is a recently-organized investment adviser that has been formed to serve as the investment manager of the fund and other Legg Mason-sponsored funds.

Western Asset Management Company (or Western Asset), established in 1971 and having offices at 385 East Colorado Boulevard, Pasadena, California 91101, and Western Asset Management
Company Limited (or Western Asset Limited), with offices at 10 Exchange Place, London, England, act as investment advisers to institutional accounts, such as corporate pension plans, mutual funds and endowment funds. As of March 31, 2006,
Western Asset’s total assets under management were approximately $512 billion, of which approximately $77 billion was managed by Western Asset Limited.

LMPFA, Western Asset and Western Asset Limited are wholly-owned subsidiaries of Legg Mason, Inc.

LMPFA provides administrative and certain oversight services to the fund. LMPFA has delegated to Western Asset and, as applicable, Western Asset Limited, the day-to-day portfolio management of the fund. Legg Mason expects that the current portfolio managers who are responsible for the day-to-day management of the fund, as well as senior management and other key employees,

17

will be the same immediately after the new management and subadvisory agreements take effect, and the current portfolio managers will have access to the same research and other resources to support their investment management functions. The fund’s investment management fee remains unchanged.

Other information

The fund’s Board has approved a number of initiatives designed to streamline and restructure the fund complex, and has authorized seeking shareholder approval for those initiatives where shareholder approval is required. As a result, fund shareholders will be asked to elect a new Board, approve matters that will result in the fund being grouped for organizational and governance purposes with other funds in the fund complex that are predominantly fixed income funds, and adopt a single form of organization as a Maryland business trust, with all funds operating under uniform charter documents. Fund shareholders also will be asked to approve investment matters, including standardized fundamental investment policies. Proxy materials describing these matters are expected to be mailed later in 2006. If shareholder approval is obtained, these matters generally are expected to be effectuated during the first quarter of 2007.

Share class standardization

The following supplements the Prospectus and Statement of Additional Information for each fund other than the Money Market Funds, Salomon Brothers Institutional Emerging Markets
Debt Fund and Salomon Brothers Institutional High Yield Bond Fund:

The fund’s Board has approved certain share class modifications to, among other things, standardize the pricing and features of all equity and fixed income funds in the fund complex. As a result, a fund’s front-end sales load and/or contingent deferred sales charge amount and/or schedule may increase in some cases or may decrease in other cases. The modifications are expected to be implemented during the fourth quarter of 2006. The fund’s Prospectus will be further supplemented prior to their implementation.

Effective July 12, 2006, the Legg Mason Partners funds and Salomon Brothers funds will reduce the minimum initial and subsequent investment

18

requirements to $

1.00 for certain programs offered by third-party intermediaries, including asset allocation programs, wrap account programs, fee-based programs and unified managed account programs or individual accounts within such programs.

Reorganization

The following supplements the Prospectus and Statement of Additional Information for each fund listed as an Acquired Fund on Schedule I to this Supplement:

The fund’s Board has approved a reorganization pursuant to which the fund’s assets would be acquired, and its liabilities would be assumed, by the fund (the
“Acquiring Fund”) listed opposite the fund on Schedule I in exchange for shares of the Acquiring Fund. The fund would then be liquidated, and shares of the Acquiring Fund would be distributed to fund shareholders.

Under the reorganization, fund shareholders would receive shares of the Acquiring Fund with the same aggregate net asset value as their shares of the fund. It is anticipated that no gain or loss for Federal income tax purposes would be recognized by fund shareholders as a result of the reorganization.

The reorganization is subject to the satisfaction of certain conditions, including approval by fund shareholders. Proxy materials describing the reorganization are expected to be mailed later in 2006. If the reorganization is approved by fund shareholders, it is expected to occur during the first quarter of 2007. Prior to the reorganization, shareholders can continue to purchase, redeem and exchange shares subject to the limitations described in the fund’s Prospectus (except for, as noted later in this supplement, Legg Mason Partners Arizona Municipals Fund, Inc. and Legg Mason Partners Georgia Municipals Fund).

Benchmark change

The following supplements the Prospectus and Statement of Additional Information for Legg Mason Partners Government Securities Fund:

Effective September 1, 2006, the fund’s benchmarks will change from the Lehman Brothers Government Bond Index and Citigroup Treasury/Mortgage

19

Index to the

Lehman Brothers U.S. Fixed-Rate Mortgage-Backed Securities (MBS) Index. There will be no change in the fund’s investment objective or investment policies as a result of the benchmark change.

Name change

The following supplements the Prospectus and Statement of Additional Information for Legg Mason Partners Limited Term Municipals Fund:

Effective

September 1, 2006, the fund’s name will be changed to Legg Mason Partners Intermediate-Term Municipals Fund. There will be no change in the fund’s investment objective or investment policies as a result of the name change.

Fund closures

The following supplements the Prospectus and Statement of Additional Information for Legg Mason Partners Arizona Municipals Fund, Inc. and Legg Mason Partners Georgia Municipals
Fund:

Effective as of the close of business on July 12, 2006, the fund will be closed to all new purchases and incoming exchanges. The fund will remain open for investment by those current shareholders who have elected to invest through a systematic investment plan or payroll deduction until August 11, 2006 in order to permit them to select an investment alternative. In addition, the fund will remain open for dividend reinvestment and
Class B to Class A conversions. Any deferred sales charge that would otherwise be payable due to the redemption of any shares of the fund will be waived as of the close of business on July 12, 2006.

* * *

*

“Salomon Brothers,” “Smith Barney” and “Citi” are service marks of Citigroup Inc., licensed for use by Legg Mason, Inc. as the names of funds and investment advisers. Legg Mason and its affiliates, as well as the fund’s investment manager, are not affiliated with Citigroup.

* * *

20

Fund

Date of Prospectus and Statement of Additional Information*

Legg Mason Partners Investment Funds, Inc.

Legg Mason Partners Investment Grade Bond Fund

May 1, 2006

Legg Mason Partners Government Securities Fund

May 1, 2006

Legg Mason Partners Municipal Funds

California Money Market Portfolio

July 29, 2005

Legg Mason Partners Florida Municipals Fund

July 29, 2005

Legg Mason Partners Georgia Municipals Fund

July 29, 2005

Legg Mason Partners Limited Term Municipals Fund

July 29, 2005

Legg Mason Partners National Municipals Fund

July 29, 2005

Massachusetts Money Market Portfolio

July 29, 2005

New York Money Market Portfolio

July 29, 2005

Legg Mason Partners New York Municipals Fund

July 29, 2005

Legg Mason Partners Pennsylvania Municipals Fund

July 29, 2005

Legg Mason Partners Funds, Inc.

Legg Mason Partners U.S. Government Securities Fund

May 1, 2006

Legg Mason Partners Short-Term Investment Grade Bond Fund

May 1, 2006

Legg Mason Partners Income Funds

Legg Mason Partners Diversified Strategic Income Fund

November 28, 2005

Legg Mason Partners High Income Fund

November 28, 2005

Legg Mason Partners Municipal High Income Fund

November 28, 2005

Legg Mason Partners Total Return Bond Fund

November 28, 2005

Legg Mason Partners Exchange Reserve Fund

November 28, 2005

Legg Mason Partners Managed Municipals Fund, Inc.

June 28, 2006

Legg Mason Partners California Municipals Fund, Inc.

June 28, 2006

Legg Mason Partners New Jersey Municipals Fund, Inc.

July 29, 2005

Legg Mason Partners Oregon Municipals Fund

August 28, 2005

21

Fund

Date of Prospectus and Statement of Additional Information*

Legg Mason Partners Arizona Municipals Fund, Inc.

September 28, 2005

Legg Mason Partners Core Plus Bond Fund, Inc.

November 28, 2005

Legg Mason Partners Massachusetts Municipals Fund

March 30, 2006

Legg Mason Partners Investment Trust

Legg Mason Partners Intermediate Maturity California Municipals Fund

March 30, 2006

Legg Mason Partners Intermediate Maturity New York Municipals Fund

March 30, 2006

Legg Mason Partners World Funds, Inc.

Legg Mason Partners Inflation Management Fund

February 28, 2006

Legg Mason Partners Adjustable Rate Income Fund

September 28, 2005

Legg Mason Partners Trust II

Legg Mason Partners Short Duration Municipal Income Fund

February 28, 2006

Salomon Funds Trust

Salomon Brothers National Tax Free Bond Fund

May 1, 2006

Salomon Brothers California Tax Free Bond Fund

May 1, 2006

Salomon Brothers New York Tax Free Bond Fund

May 1, 2006

Salomon Brothers Series Funds Inc

Salomon Brothers High Yield Bond Fund

May 1, 2006

Salomon Brothers Short/Intermediate U.S. Government Fund

May 1, 2006

Salomon Brothers Strategic Bond Fund

May 1, 2006

Salomon Brothers Cash Management Fund

May 1, 2006

Salomon Brothers New York Municipal Money Market Fund

May 1, 2006

Salomon Brothers Institutional Money Market Fund

May 1, 2006

22

Fund

Date of Prospectus and Statement of Additional Information*

Salomon Brothers Institutional Series Funds Inc

Salomon Brothers Institutional Emerging Markets Debt Fund

May 1, 2006

Salomon Brothers Institutional High Yield Bond Fund

May 1, 2006

Smith Barney Institutional Cash Management Fund Inc.

Cash Portfolio

September 29, 2005

Government Portfolio

September 29, 2005

Municipal Portfolio

September 29, 2005

Smith Barney Municipal Money Market Fund, Inc.

July 29, 2005

Smith Barney Money Funds, Inc.

Cash Portfolio

May 1, 2006

Government Portfolio

May 1, 2006

CitiFunds Trust III

Citi Cash Reserves

December 31, 2005

Citi US Treasury Reserves

December 31, 2005

Citi Tax Free Reserves

December 31, 2005

Citi California Tax Free Reserves

December 31, 2005

Citi Connecticut Tax Free Reserves

December 31, 2005

Citi New York Tax Free Reserves

December 31, 2005

CitiFunds Premium Trust

Citi Premium Liquid Reserves

December 31, 2005

Citi Premium US Treasury Reserves

December 31, 2005

CitiFunds Institutional Trust

Citi Institutional Liquid Reserves

December 31, 2005

Citi Institutional Cash Reserves

December 31, 2005

Citi Institutional US Treasury Reserves

December 31, 2005

Citi Institutional Tax Free Reserves

December 31, 2005

Citi Institutional Enhanced Income Fund

December 31, 2005

CitiFunds Trust I

Citi Institutional Money Reserves

December 31, 2005

*

As supplemented.

23

Schedule I – Reorganizations

Acquired Fund

Acquiring Fund

Legg Mason Partners Core Plus Bond Fund, Inc.

Legg Mason Partners Diversified Strategic Income Fund

Salomon Brothers Strategic Bond Fund

Legg Mason Partners U.S. Government Securities Fund

Legg Mason Partners Government Securities Fund

Legg Mason High Yield Portfolio

Legg Mason Partners High Income Fund

Legg Mason Tax-Free Intermediate-Term Income Trust

Legg Mason Partners Limited Term Municipals Fund

Legg Mason Partners National Municipals Fund

Legg Mason Partners Managed Municipals Fund, Inc.

Salomon Brothers National Tax Free Bond Fund

Legg Mason Partners Georgia Municipals Fund

Legg Mason Partners Arizona Municipals Fund, Inc.

Salomon Brothers New York Tax Free Bond Fund

Legg Mason Partners New York Municipals Fund

Salomon Brothers California Tax Free Bond Fund

Legg Mason Partners California Municipals Fund, Inc.

Legg Mason Pennsylvania Tax Free Income Trust

Legg Mason Partners Pennsylvania Municipals Fund

Legg Mason Partners Exchange Reserve Fund

Cash Portfolio

Salomon Brothers New York Municipal Money Market Fund

New York Money Market Portfolio

24